UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑ Filed by the Registrant	☐ Filed by a Party other than the Registrant

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☑	Definitive Proxy Statement
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The Gap, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of Annual Meeting of Shareholders & Proxy Statement

GAP INC.

TUESDAY, MAY 20, 2025 | 1:30 P.M. EASTERN TIME

Notice of Annual Meeting of Shareholders

DATE AND TIME	Tuesday, May 20, 2025 at 1:30 p.m., Eastern Time

PLACE	Via the Internet at www.virtualshareholdermeeting.com/GAP2025

ITEMS OF BUSINESS
•Elect as directors the 11 director nominees named in this Proxy Statement;
•Ratify the selection of Deloitte & Touche LLP as our independent accountant for the fiscal year ending on January 31, 2026;
•Hold an advisory vote to approve the compensation of our named executive officers; and
•Transact such other business as may properly come before the meeting.

RECORD DATE	You must have been a shareholder of record at the close of business on March 21, 2025 to vote at the Annual Meeting.

INTERNET AVAILABILITY
In accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing our proxy materials to most of our shareholders. Rather than sending those shareholders a paper copy of our proxy materials, we are sending them a notice with instructions for accessing the materials and voting via the Internet. We believe this method of distribution makes the proxy distribution process more efficient, less costly and limits our impact on the environment. This Proxy Statement and our 2024 Annual Report to Shareholders are available at www.gapinc.com (follow the Investors, Financial Information, Annual Reports link).

ATTENDING THE ANNUAL MEETING
You are entitled to attend the Annual Meeting, which will be held via the Internet through a virtual web conference at www.virtualshareholdermeeting.com/GAP2025 on Tuesday, May 20, 2025 at 1:30 p.m., Eastern Time, and any adjournments or postponements thereof. You will be able to attend the Annual Meeting online, vote your shares electronically and submit questions online during the Annual Meeting by logging into the website listed above using the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on any additional voting instructions accompanying these proxy materials. The platform for the virtual Annual Meeting includes functionality that affords validated shareholders substantially the same meeting participation rights and opportunities they would have at an in-person meeting. We recommend that you log in a few minutes before the Annual Meeting to ensure you are logged in when the Annual Meeting starts.

PROXY VOTING	Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card.

By Order of the Board of Directors,

Julie Gruber Corporate Secretary April 8, 2025

Proxy Summary

Proxy Summary
References in this Proxy Statement to “Gap Inc.,” “the Company,” “we,” “us,” and “our” refer to The Gap, Inc.
These proxy materials are being delivered in connection with the solicitation of proxies by the Board of Directors (the "Board") of The Gap, Inc. for use at our Annual Meeting of Shareholders to be held via the Internet through a virtual web conference at www.virtualshareholdermeeting.com/GAP2025 on Tuesday, May 20, 2025, at 1:30 p.m., Eastern Time, and any adjournment or postponement thereof (the “Annual Meeting”). You will be able to attend the Annual Meeting online, vote your shares electronically and submit questions online during the Annual Meeting by logging into the website listed above using the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on any additional voting instructions accompanying these proxy materials. The platform for the Annual Meeting includes functionality that affords validated shareholders substantially the same meeting participation rights and opportunities they would have at an in-person meeting. We recommend that you log in a few minutes before the Annual Meeting to ensure you are logged in when the meeting starts.
On or about April 8, 2025, we commenced distribution of our proxy materials to our shareholders entitled to vote at the Annual Meeting.
The holders of our common stock at the close of business on March 21, 2025 (the “Record Date”) are entitled to one vote per share on each matter voted upon at the Annual Meeting or any adjournment or postponement thereof. As of the Record Date, there were 376,603,723 shares of common stock outstanding.
For a period of at least 10 days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be open to the examination of any shareholder during ordinary business hours by contacting Investor Relations at investor_relations@gap.com. In addition, a complete list of shareholders entitled to vote at the Annual Meeting will be open to the examination of any validated shareholder during the meeting by following the instructions on the Annual Meeting website once they enter the meeting.

How to Vote Your Shares
You may vote your shares by Internet, mail or phone. If you vote by Internet or by phone, you will need to have a proxy card or voting instruction card, or the Notice of Internet Availability of Proxy Materials, in hand when you access the voting website or call to vote by phone. If you vote by Internet or phone, you do not need to return anything by mail. Specific voting instructions are found on the proxy card, voting instruction card, or the Notice of Internet Availability of Proxy Materials.

By Internet www.proxyvote.com (or scan the QR code on the proxy card or voting instruction card)	By Mail Sign and return a proxy card (for shareholders of record) or voting instruction card (for beneficial owners of shares)	By Phone 1-800-690-6903

During the Annual Meeting: www.virtualshareholdermeeting.com/GAP2025

2025 Proxy Statement

Proxy Summary

Proposal 1 – Election of Directors (Page 1)

The Board of Directors Recommends a Vote “FOR” each Director Nominee.

					Committee Membership
Name and Occupation	Age	Director Since	Independent	Other Public Boards	AC	CC *	GC
Brady Brewer CEO, International, Starbucks Corporation	51	New Nominee	Yes	0
Salaam Coleman Smith Former EVP, Disney ABC Television Group	55	2021	Yes	1		M
Richard Dickson President and CEO, Gap Inc.	57	2022	No	0
Elisabeth B. Donohue Former CEO, Publicis Spine	59	2021	Yes	1		M
Robert J. Fisher Managing Director, Pisces, Inc.	70	1990	Yes	0			C
William S. Fisher Founder and CEO, Manzanita Capital Limited	67	2009	Yes	0
Kathryn Hall Executive Managing Director, Pathstone	67	2022	Yes	0	M F
Amy Miles Former Chair and CEO, Regal Entertainment Group	58	2020	Yes	2	C F		M
Chris O'Neill CEO, GrowthLoop	52	2018	Yes	0	M
Mayo A. Shattuck III Former Chairman, Exelon Corporation	70	2002	Yes	2	M F		M
Tariq Shaukat CEO, SonarSource	52	2023	Yes	1	M F
AC: Audit and Finance Committee CC: Compensation and Management Development Committee GC: Governance and Sustainability Committee					C Chair M Member F Financial Expert

* Tracy Gardner, the Chair of the Compensation and Management Development Committee, will be departing the Board of Directors effective as of the Annual Meeting.

2025 Proxy Statement

Proxy Summary
Director Nominee Demographics, Skills and Qualifications

SKILLS AND QUALIFICATIONS
*Tenure and age are measured as of the filing date of this Proxy Statement.

2025 Proxy Statement

Proxy Summary

Proposal 2 – Ratification of Auditors (Page 28)

The Board of Directors Recommends a Vote “FOR” the Selection of Deloitte & Touche LLP as Our Independent Accountant for Fiscal 2025.

Based on the Audit and Finance Committee’s assessment of Deloitte & Touche LLP’s qualifications and performance, the Board believes that retention of Deloitte & Touche for fiscal 2025 is in our shareholders’ best interests.

Proposal 3 – Say-on-Pay (Page 31)

The Board of Directors Recommends a Vote “FOR” the Approval, on an Advisory Basis, of the Overall Compensation of the Company’s Named Executive Officers.

Requires Achievement of Performance Goals 64%

Requires Achievement of Performance Goals 60%
*These charts reflect the average target compensation for fiscal 2024 for our Chief Executive Officer and named executive officers, respectively. These charts are based on salary and target bonus amounts as of April 1, 2024 and the target grant value of fiscal 2024 long-term incentives. These percentages are based on the intended target compensation for each included executive and will not match the percentages calculable from the Summary Compensation Table. See “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives” for an explanation of the share prices used to calculate actual target shares granted under long-term incentive awards.
FISCAL 2024 ANNUAL BONUS STRUCTURE

Base Salary	x	Target % of Base Salary	x	33.3% X FY24 SG&A as % of Net Sales (% Achieved)	+	33.3% X FY24 Individualized EBIT (% Achieved)	+	33.3% X FY24 Gap Inc. EBIT (% Achieved)	=	Funded Bonus	→	Actual Bonus (After Individual Performance Adjustment)

*Bonus payments are subject to achievement of a minimum performance requirement.

2025 Proxy Statement

2025 Proxy Statement

Table Of Contents (Cont.)

2025 Proxy Statement

Proposal No. 1 – Election of Directors	1

Proposal No. 1 — Election of Directors
Nominees for Election as Directors
The Board, upon recommendation of the Governance and Sustainability Committee, has nominated the 11 people whose names are set forth below for election as directors, each nominated to serve for a one-year term until the 2026 Annual Meeting and until their successors are duly elected and qualified. Each director nominee other than Brady Brewer is a current director.
The Board has no reason to believe that any of the nominees will be unable to serve. However, if any nominee is unable to serve or for good cause will not serve, the Board may reduce the size of our Board in accordance with our Bylaws, or the proxies may be voted for the election of such other person to the office of director as the Board may recommend in place of the nominee. Set forth below is certain information concerning the nominees, including age, experience, qualifications and principal occupation during at least the last five years, based on data furnished by each nominee.

The Board of Directors Recommends a Vote “FOR” each Director Nominee.

Brady Brewer
Age: 51 New Nominee

Biography:
•Chief Executive Officer, International at Starbucks Corporation since 2024. Executive Vice President, Global Chief Marketing Officer of Starbucks Corporation from 2020 to 2024. Senior Vice President, Digital Customer Experience at Starbucks Corporation from 2019 to 2020, and Chief Operating Officer, Starbucks Japan at Starbucks Corporation from 2016 to 2019. Mr. Brewer previously held various senior roles at Starbucks Corporation focused on marketing, brand, product, loyalty, store design, and digital.
Experience:
•With more than twenty years of experience at Starbucks across marketing, digital customer experience innovation, food and beverage, research, development and engineering, creative and brand management, consumer insights, data analytics, and sustainability, Mr. Brewer has expertise leading initiatives that enhance the retail customer experience and brand loyalty, while achieving operational efficiencies. Mr. Brewer also has extensive international experience, including in his current role as Chief Executive Officer, International at Starbucks, where he is responsible for teams across Asia Pacific, Europe, the Middle East, Africa, Japan, Latin America and the Caribbean, as well as global channel development and consumer packaged goods, and Starbucks’ international licensing partners.

2025 Proxy Statement

Proposal No. 1 – Election of Directors	2

Salaam Coleman Smith

Age: 55
Director since: 2021
Committee Membership:
Compensation and Management Development
Current Public Company Directorships:
•Pinterest, Inc.
Former Public Company Directorships Held in Last Five Years:
•Enjoy Technology, Inc.

Biography:
•Former Executive Vice President at The Walt Disney Company’s Disney ABC Television Group from 2014 to 2016, overseeing strategy and programming for ABC Family’s Freeform channel. Various senior executive roles at Comcast NBCUniversal from 2003 to 2014, including President of Style Network from 2008 to 2013. Senior executive at Viacom from 1993 to 2002, including serving as a senior executive within MTV Networks International Division and supporting Nickelodeon’s global expansion in Europe, Asia, and Latin America.
Experience:
•Ms. Coleman Smith has over 20 years of media and entertainment industry experience at three global companies. She also brings experience in strategy and change management, having lead organizations through periods of significant transformation and growth. Additionally, she has substantial insights from her experience supporting inclusion and belonging at the management level in the media industry.

Richard Dickson
Age: 57 Director since: 2022 Committee Membership: None

Biography:
•President and Chief Executive Officer of Gap Inc. since August 2023. President and Chief Operating Officer of Mattel, Inc., a leading global toy company, from 2015 to 2023. Chief Brands Officer of Mattel, Inc. from 2014 to 2015. President and Chief Executive Officer, Branded Businesses of The Jones Group (now Premier Brands Group Holdings), which owned a portfolio of premier apparel, footwear, and accessories brands, from 2010 to 2014. Various senior executive roles at Mattel, Inc. from 2000 to 2010.
Experience:
•As the current President and Chief Executive Officer of Gap Inc., and with more than two decades in senior leadership roles across fashion, beauty, retail, toys and entertainment, Mr. Dickson brings extensive retail and e-commerce, operations, leadership, financial, and global business experience to the Board. In addition, he brings expertise in brand rejuvenation, digital transformation, and performance improvement, having led Mattel’s revitalization into a culturally relevant and highly innovative company.

2025 Proxy Statement

Proposal No. 1 – Election of Directors	3

Elisabeth B. Donohue

Age: 59
Director since: 2021
Committee Membership:
Compensation and Management Development
Current Public Company Directorships:
•NRG Energy, Inc.
Former Public Company Directorships Held in Last Five Years:
•Synacor, Inc.
•AcuityAds Holdings Inc.

Biography:
•Former Chief Executive Officer of Publicis Spine, a division of Publicis Groupe, one of the largest marketing companies in the world, and a member of the Publicis Groupe Management Committee from 2017 to 2020. Global Brand President of Starcom Worldwide from 2016 to 2017. Chief Executive Officer of Starcom USA from 2009 to 2016.
Experience:
•With over 30 years of global marketing experience, including as the former Chief Executive Officer of two leading marketing agencies, Ms. Donohue brings extensive expertise in global consumer, data, and digital marketing leadership. In addition, she brings experience in advising companies on their holistic marketing strategies and helping them navigate shifts into digital and data driven marketing economies.

Robert J. Fisher
Age: 70 Director since: 1990 Committee Membership: Governance and Sustainability (Chair)

Biography:
•Managing Director of Pisces, Inc. since 2010. Interim President and Chief Executive Officer of Gap Inc. from January 2007 to August 2007 and November 2019 to March 2020. Chair of the Board of Gap Inc. from 2004 to August 2007 and February 2015 to March 2020. Executive of Gap Inc. from 1992 to 1999. Various positions with Gap Inc. from 1980 to 1992.
Experience:
•Mr. Fisher has vast retail business experience specific to Gap Inc. and its global operations, as a result of his many years serving in a variety of high-level positions at the Company. His previous leadership and oversight roles at Gap Inc. provide him with a deep understanding and unique insight into the Company’s organizational and operational structure. In addition, Mr. Fisher brings strong leadership to the Board based on perspective gained from his previous management roles and as a key member of the founding family and significant shareholder.

2025 Proxy Statement

Proposal No. 1 – Election of Directors	4

William S. Fisher
Age: 67 Director since: 2009 Committee Membership: None

Biography:
•Founder and Chief Executive Officer of Manzanita Capital Limited, a private equity fund, since 2001. Executive Vice Chairman of Pisces, Inc. since June 2016. Various positions with Gap Inc. from 1986 to 1998.
Experience:
•Mr. Fisher brings extensive global retail and business experience to the Board as a result of his many years serving in a variety of high-level positions across Gap Inc., including as President of the International Division. In addition, as a director on the boards of a number of private retail companies, including Space NK and Diptyque, he brings extensive knowledge of the global retail industry and risk oversight expertise.

Kathryn Hall
Age: 67 Director since: 2022 Committee Membership: Audit and Finance Former Public Company Directorships Held in Last Five Years: •Cohn Robbins Holding Corporation

Biography:
•Executive Managing Director of Pathstone, an investment advisor, since 2024. Founder and Co-Executive Chair of Galvanize Climate Solutions, a mission-driven investment platform, since 2021. Founder and Co-Chair of Hall Capital Partners, an investment firm, from 1994 to 2024. General Partner of Laurel Arbitrage Partners from 1989 to 1994.
Experience:
•Ms. Hall brings extensive financial and investment experience, as well as senior management and leadership experience, including as the Executive Managing Director of an investment advisor with more than $150 billion in assets under advisement and administration. Additionally, she has substantial insights from her experience integrating sustainability into her firm’s investment framework.

2025 Proxy Statement

Proposal No. 1 – Election of Directors	5

Amy Miles

Age: 58
Director since: 2020
Committee Membership:
Audit and Finance (Chair)
Governance and Sustainability
Current Public Company Directorships:
•Amgen Inc.
•Carrier Global Corporation
Former Public Company Directorships Held in Last Five Years:
•Norfolk Southern Corporation

Biography:
•Former Chief Executive Officer of Regal Entertainment Group, a leading theater chain, from 2009 to 2018, and Chair of the Board of Regal Entertainment Group from 2015 to 2018. Executive Vice President, Chief Financial Officer and Treasurer of Regal Entertainment Group from 2002 to 2009.
Experience:
•As a former Chair, Chief Executive Officer and Chief Financial Officer, Ms. Miles brings extensive finance, accounting, and management experience to the Board. In addition, she brings expertise in information technology, marketing, and strategic planning.

Chris O'Neill
Age: 52 Director since: 2018 Committee Membership: Audit and Finance

Biography:
•Chief Executive Officer of GrowthLoop, a customer data platform for marketing, since 2024. Chief Growth Officer of Xero Limited from 2022 to 2024. Senior Advisor to Portage Ventures, the venture capital arm of Sagard Holdings, from 2021 to 2024, and General Partner from 2020 to 2021. Chief Business Officer of Glean Technologies, Inc. from 2021 to 2022. President and Chief Executive Officer of Evernote Corporation from 2015 to 2018, and Chairman from 2016 to 2018. Various executive roles with Google Inc. from 2005 to 2015, including Managing Director, Google Canada from 2010 to 2014 and Head of Global Business Operations, Google X, from 2014 to 2015.
Experience:
•Mr. O’Neill's experience as a global technology executive and investor, including as a Chief Executive Officer, and his decade-long experience at Google provide him with extensive expertise in leading high-growth companies and helping ensure that technology is integrated with and driven by strategy.

2025 Proxy Statement

Proposal No. 1 – Election of Directors	6

Mayo A. Shattuck III

Age: 70
Director since: 2002
Committee Membership:
Audit and Finance
Governance and Sustainability
Current Public Company Directorships:
•Capital One Financial Corporation
•Hut 8 Corp.
Former Public Company Directorships Held in Last Five Years:
•Alarm.com Holdings, Inc.
•Exelon Corporation

Biography:
•Former Chairman of Exelon Corporation, an energy company, from 2013 to 2022, and Executive Chairman of Exelon Corporation from 2012 to 2013. Chairman, Chief Executive Officer, and President of Constellation Energy Group from 2002 to 2012. Mr. Shattuck also has extensive experience in the financial services industry.
Experience:
•With his experience as a director of four other public companies, as the former Chief Executive Officer of Constellation Energy Group, and as the former Executive and Non-Executive Chairman of Exelon Corporation, Mr. Shattuck brings extensive leadership experience as well as expertise in risk oversight, financial literacy and reporting, corporate governance, and compliance.

2025 Proxy Statement

Proposal No. 1 – Election of Directors	7

Tariq Shaukat
Age: 52 Director since: 2023 Committee Membership: Audit and Finance Current Public Company Directorships: •Public Storage

Biography:
•Chief Executive Officer of SonarSource SA, an open source enterprise software company developing artificial intelligence and analytical solutions to improve the quality and security of software, since August 2023. President of Bumble Inc. from 2020 to 2023. President, Google Cloud at Google LLC from 2016 to 2020. Chief Commercial Officer of Caesars Entertainment Corporation from 2014 to 2016, after joining the company in 2012 as Chief Marketing Officer (Caesars Entertainment Operating Company, Inc., a subsidiary of Caesars Entertainment Corporation, and for which Mr. Shaukat served as an executive officer, filed voluntary petitions for relief under Chapter 11 in 2015). Prior to Caesars, Mr. Shaukat was a Partner at McKinsey & Company focused on consumer businesses in the travel, financial services, media and technology industries.
Experience:
•As the Chief Executive Officer of SonarSource, and as the former President of Bumble, President of Google Cloud, and Chief Commercial Officer and Chief Marketing Officer of Caesars, Mr. Shaukat brings extensive experience in overseeing finance, legal, operations, revenue management, marketing, information technology, analytics and machine learning initiatives. He also brings to the Board his leadership experience in these roles, as well as his other prior roles as a Partner at McKinsey & Company and at various technology companies.

Departing Director
Tracy Gardner, who has served as a director since 2015 and as Chair of the Compensation and Management Development Committee since 2020, will be departing the Board of Directors effective as of the Annual Meeting. The Board and the Company thank Ms. Gardner for her years of dedicated service to the Board and significant contributions to the Company.

2025 Proxy Statement

Proposal No. 1 – Election of Directors	8
Director Selection and Qualification
Directors are elected at each Annual Meeting to serve until the next Annual Meeting and until their successors are duly elected and qualified. Pursuant to our Bylaws, in the event of a vacancy on the Board (resulting from an increase in the authorized number of directors or otherwise), the Board will appoint a director to serve until his or her successor is duly elected and qualified.
The Governance and Sustainability Committee understands the vital role that a strong board composition with a diverse set of skills plays in effective oversight. The Committee is responsible for identifying, evaluating, and recommending qualified candidates to the Board and it regularly assesses the current needs of the Board to help ensure that directors possess an appropriate mix of skills considering the Company’s current and anticipated strategic needs. In addition, the Board believes that varying tenures and perspectives create a balance between directors with a deeper knowledge of the Company's business, operations and history, and directors who bring new and fresh perspectives, which is important to the effectiveness of the Board’s oversight of the Company.
While the Company does not maintain a Board diversity policy, the Board believes that differences in backgrounds, qualifications, and experiences are important to the effectiveness of the Board’s oversight of the Company, and considers such differences when evaluating and recommending potential nominees.
The Governance and Sustainability Committee engages third-party search firms from time to time to assist in identifying potential director nominees. The Committee, in collaboration with the search firm, may develop targeted search specifications. These consultants have assisted the Committee in identifying a diverse pool of qualified candidates and in evaluating and pursuing individual candidates at the direction of the Committee. Directors may also leverage their business and personal networks to help identify potential director nominees. Brady Brewer was identified as a potential candidate by a third-party search firm.
The Governance and Sustainability Committee will also consider director nominees recommended by our shareholders pursuant to our Bylaws. See “Other Information—Questions and Answers about the Annual Meeting and Voting” for more information.

2025 Proxy Statement

Proposal No. 1 – Election of Directors	9
Director Nomination Process

1.Assess Board Composition and Collect Candidate Pool	Results

•The Governance and Sustainability Committee considers, among other things, the Board’s current skill set, the Company’s long-term strategic plan and objectives, potential director retirements, and director feedback provided in connection with the Board’s annual self-assessment process.
•Director nominees are then identified and considered on the basis of knowledge, experience, integrity, leadership, reputation, and ability to understand the Company’s business, as well as their inclination to engage and intellectual approach.

Five new directors brought on to the Board since 2021, including:
•CEO, President, COO and senior leadership experience
•Media and digital marketing expertise
•Finance and investment expertise
•Brand strategy and revitalization expertise
•Technology, analytics and machine learning expertise
•Public company board experience

2.Evaluation of Candidates

•Nominees are pre-screened to ensure each candidate has qualifications which complement the overall core competencies of the Board, including background evaluations and independence determinations.
•The Chair of the Board, Chief Executive Officer, and at least two independent directors interview any qualified candidates prior to nomination. Other directors and members of management interview each candidate as requested by the Chair of the Board, Chief Executive Officer, or Chair of the Governance and Sustainability Committee.

3.Recommendation to the Board

•The Governance and Sustainability Committee recommends qualified candidates to the full Board for review and approval.
Director Nominee Demographics
*Tenure and age are measured as of the filing date of this Proxy Statement.

2025 Proxy Statement

Proposal No. 1 – Election of Directors	10
Board Self-Assessment
Annually, the Board conducts a formal review process to assess the composition and performance of the Board, each standing committee of the Board, and each individual director. The Governance and Sustainability Committee oversees the annual review process. The self-assessment is conducted to identify opportunities for improvement and skill set needs, as well as to ensure that the Board, the standing committees, and individual directors have the appropriate blend of diverse experiences and backgrounds, and are effective and productive.
As part of the process, each director completes a survey questionnaire. Results are aggregated and summarized for discussion purposes. Responses are not attributed to any individual director and are kept confidential to ensure honest and candid feedback is received. Each director also participates in private one-on-one conversations, which have been facilitated in recent years by the Chair of the Governance and Sustainability Committee, the Chief Legal Officer, and the Lead Independent Director, where additional feedback is solicited on the Board's performance and individual directors' contributions. Following these discussions, the Governance and Sustainability Committee reviews the self-assessment results and discusses opportunities and makes recommendations for improvement as appropriate with the full Board, which implements agreed upon improvements. A director will not be nominated for reelection to the Board unless it is affirmatively determined that he or she is substantially contributing to the overall effectiveness of the Board.

2024 Board Self-Assessment Process

Survey		One-on-One Discussions		Review and Recommendation		Action Items

Directors complete a survey and provide feedback on an anonymized basis.	→	Anonymized responses are summarized and used to facilitate candid, one-on-one discussions with each director, where additional feedback is solicited.	→	The Governance and Sustainability Committee reviews feedback from the survey results and discussions with directors to align on recommended action items for the Board.	→	The Board implements agreed-upon recommendations.

2025 Proxy Statement

Proposal No. 1 – Election of Directors	11
Key Director Attributes
The Board endeavors to represent a range of skills, characteristics, and qualifications that contribute to the Board’s oversight responsibilities. The following matrix displays the most significant skills and qualifications that each director nominee possesses, and that the Board believes are relevant to oversight of our business strategies. The Committee and the Board considered these skills and qualifications in determining whether to recommend each director to be nominated for election.
Director Nominee Skills and Qualifications

SKILLS AND QUALIFICATIONS
Retail or Consumer Products	☑		☑		☑	☑		☑			☑
Experience in the retail or consumer product sectors, including specific experience overseeing product design or merchandising, or developing strategies for real estate, store operations and logistics.
International Business and Markets	☑	☑	☑	☑		☑	☑		☑	☑	☑
Experience driving business success in global markets, with an understanding of diverse business environments, economic conditions, cultures, and regulatory frameworks, and a broad perspective on global market opportunities.
Leadership	☑	☑	☑	☑	☑	☑	☑	☑	☑	☑	☑
Experience as a CEO or CFO, or other extended leadership experience for a significant enterprise, resulting in a practical understanding of strategy, risk management, general operations, human capital management and succession planning, and driving change and long-term growth.
Financial	☑		☑	☑	☑		☑	☑	☑	☑	☑
Leadership of a financial firm or management of the finance function of an enterprise, resulting in proficiency in complex financial management, capital allocation, and financial reporting processes.
Technology	☑	☑	☑					☑	☑		☑
Significant experience leveraging technology to generate disruptive innovation and extend or create new business models.
Marketing, Media and Public Relations	☑	☑	☑	☑	☑	☑			☑	☑	☑
Experience overseeing or managing consumer marketing, media or public relations strategy for a complex organization, including crisis management and managing publicity risk.

2025 Proxy Statement

Proposal No. 1 – Election of Directors	12
Director Independence
There must be at least a majority of independent directors as defined under SEC and NYSE rules on the Board. In addition, the Board believes that it is most desirable for independent directors to constitute two-thirds or more of the Board, and is committed to maintaining such levels barring unforeseen circumstances, including mid-year resignations. For a nominee to be considered an independent director, the Board must affirmatively determine that the director has no material relationship with the Company.
The Board evaluated the independence of each person who served as a director during fiscal 2024 and has determined that Salaam Coleman Smith, Elisabeth B. Donohue, Robert J. Fisher, William S. Fisher, Tracy Gardner, Kathryn A. Hall, Amy Miles, Chris O’Neill, Mayo A. Shattuck, and Tariq Shaukat are or were independent under SEC and NYSE rules and have or had no direct or indirect material relationships with the Company. The Board also evaluated the independence of each other director nominee and has determined that Brady Brewer, if elected, would be independent under SEC and NYSE rules and would not have a direct or indirect material relationship with the Company. In particular, the Board has determined that none of these directors have or had relationships that would cause them not to be independent under the specific criteria of Section 303A.02 of the NYSE Listed Company Manual. In making this determination with respect to Robert and William Fisher, the Board considered the following: (A) with the exception of Robert Fisher’s brief periods of service during 2007 and 2019 to 2020 as Interim Chief Executive Officer of the Company during Chief Executive Officer transitions, neither Robert nor William Fisher has served as an officer of the Company in over 20 years, (B) NYSE guidance indicates that employment as an Interim Chief Executive Officer does not disqualify directors from being considered independent following that employment, and (C) NYSE guidance indicates that ownership of even a significant amount of stock does not preclude a finding of independence. After considering these factors, the Board concluded that there is no material relationship between the Company and Robert or William Fisher that would impact their independence under NYSE rules. Bob L. Martin, our former Board Chair (Mr. Martin was previously our Executive Chair, an employee role, through October 2023), and Richard Dickson, our current Chief Executive Officer, were determined to not be independent by virtue of their employment with the Company.

2025 Proxy Statement

Corporate Governance	13

Corporate Governance
Corporate Governance Highlights

ACCOUNTABILITY TO SHAREHOLDERS

Annual Board Elections	All directors are elected annually. We do not have a classified / staggered Board.

Majority Voting Standard for Uncontested Director Elections	Our Bylaws provide for a majority voting standard in uncontested director elections. Any incumbent director who does not meet the majority voting standard must offer to resign from the Board.

Shareholder Action by Written Consent	Our Bylaws provide for shareholders to act by written consent to approve any action that would otherwise be required or permitted to be taken at a meeting of shareholders.

Shareholder Ability to Call Special Meetings	Our Bylaws provide for shareholders holding 10% or more of our common stock to call special meetings.

No Shareholder Rights Plan / Poison Pill	We have not adopted a shareholder rights plan / poison pill.

INDEPENDENT OVERSIGHT

Majority Independent Board	We are committed to maintaining at least two-thirds independent directors on our Board. 10 of 11 director nominees are independent.

Independent Board Committees	Each of our standing Board committees is composed solely of independent directors.

Board Committee Charters	Each of our standing Board committees has a charter outlining the committee’s duties and responsibilities. We review each committee’s charter at least annually to align with new requirements and developing best practices.

Separate Board Chair and CEO Roles	Since 2015, other than during periods of CEO transitions, we have separated the positions of CEO and Board Chair.

Lead Independent Director	Our Corporate Governance Guidelines provide that if the Board Chair is not an independent director and the Board determines it is appropriate, the independent directors will designate an independent director to serve as Lead Independent Director. The Lead Independent Director serves as a liaison between the independent directors and management and provides independent leadership to the Board. Most recently, Mayo Shattuck served as Lead Independent Director from 2022 until his appointment as Board Chair in 2024.

Independent and Non-Management Executive Sessions	At each quarterly Board meeting, time is set aside for the non-management and/or independent directors to meet in executive session.

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BOARD STRUCTURE

Director Backgrounds, Qualifications, and Experiences
Our directors have different backgrounds, qualifications, and experiences. As described in our Corporate Governance Guidelines, the Board believes that these differences are important to the effectiveness of the Board’s oversight of the Company.

Director Overboarding Policy	As described in our Corporate Governance Guidelines, directors who are full-time employees of other companies should not serve on more than three public company Boards (including the Company’s), and directors who are retired from full-time employment should not serve on more than four public company Boards (including the Company’s).

Annual Self-Assessment	Annually, the Board conducts a formal review process to assess the composition and performance of the Board, each standing committee of the Board, and each individual director.

Annual Board Independence Assessment	Annually, we review the independence status of our directors. We require directors to inform us of changes in circumstances that could affect their independence status.

Director Onboarding and Education	Directors are expected to complete a formal onboarding program within six months of joining the Board. Directors are encouraged to periodically attend continuing education programs at the Company's expense.

COMPENSATION PRACTICES

Compensation Consultant Independence Policy	We require our compensation consultant to be independent under NYSE rules, and we review its independence status annually.

Director and Executive Stock Ownership Guidelines
We have robust director and executive stock ownership guidelines. In 2024, the Compensation and Management Development Committee approved an updated Executive Stock Ownership Policy to align executives and shareholders and encourage a long-term perspective in managing the Company.

Anti-Hedging and Pledging Policies	Directors and covered executives are prohibited from hedging Company stock or pledging Company stock as collateral.

No Single-Trigger Change in Control Arrangements	We do not have arrangements that provide for single-trigger change in control benefits.

Executive Compensation Recoupment Policy
The Company’s Executive Compensation Recoupment Policy was last updated in August 2023 to comply with updated NYSE rules. The policy requires the Company to recover incentive-based compensation in the event of a financial restatement, without regard to individual fault or Board discretion. In addition, the policy permits the Company to recover incentive-based compensation in the event of a non-restatement related miscalculation or management misconduct or negligence resulting in material financial, reputational or other harm to the Company, in each case, subject to Board discretion.

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Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines that outline, among other matters, the role and functions of the Board, the responsibilities of the various Board committees, and the procedures for shareholders to communicate with and report concerns to the Board. We review our Corporate Governance Guidelines annually to align with new requirements and developing best practices.

Our Corporate Governance Guidelines are available at www.gapinc.com (follow the Investors, Governance link).

Additional Corporate Governance Information
•If you would like further information regarding our corporate governance practices, please visit the Governance and Corporate Compliance sections at www.gapinc.com (follow the Investors, Governance link, and the Investors, Corporate Compliance link). Those sections include:
◦Our Corporate Governance Guidelines;
◦Our Code of Business Conduct;
◦Our Committee Charters;
◦Our Certificate of Incorporation;
◦Our Bylaws;
◦Our Executive Stock Ownership Policy;
◦Our Executive Compensation Recoupment Policy;
◦Our Political Engagement Policy;
◦How interested parties may communicate with our Board and with our Corporate Secretary; and
◦How employees and others may report suspected violations of our Code of Business Conduct, including accounting or auditing concerns, directly to our Global Integrity team. Accounting, auditing, and other significant concerns are escalated by the Global Integrity team, as appropriate, including to the Audit and Finance Committee, as required.

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Risk Oversight

Board of Directors
The Board is responsible for oversight of the business, affairs and integrity of the Company, the Company’s mission, long-term strategy and objectives, and the Company’s risks while evaluating and directing implementation of controls and procedures.

↑↓

Board Committees
While the Board has ultimate oversight responsibility for the risk management process, risk management is also facilitated through the work of the Board committees, which are composed entirely of independent directors and provide regular reports to the Board regarding the matters they review. The committees also meet with our Chief Financial Officer, Chief Audit Executive, Chief Legal and Compliance Officer, and other key executives regarding our risk management processes and controls. The key risk management areas for our Board committees are described below.

Audit and Finance	Compensation and Management Development	Governance and Sustainability

•Our financial statements
•Our internal controls
•Our independent auditors
•The Internal Audit function
•Enterprise risk management
•Our Corporate Compliance program
•Our Data Privacy and Cybersecurity programs
•Legal, regulatory and finance matters
	•Our compensation programs and policies •Senior management development, retention, and succession planning •Human capital management	•Board and committee composition •Corporate governance matters •Environmental, social, community and sustainability matters

↑↓

Enterprise Risk Management
Annually, the Company’s Internal Audit function facilitates a comprehensive enterprise risk assessment ("ERA") encompassing a number of significant risk areas identified using a risk framework, including strategic, operational, compliance, financial, sustainability, reputational, and climate risks. The ERA is designed to gather information regarding key enterprise risks, emerging risks, and critical risk events that could impact the Company’s ability to achieve its objectives and execute its strategies. Risks are aligned to functional areas and then categorized based on the Company's potential exposure and the maturity of mitigation strategies. The Company's Risk Committee, which currently includes the entire Senior Leadership Team, is responsible for overseeing the ERA process. Primary assessment methods include interviews and surveys with employees, key executives and Board members, reviews of critical Company strategies and initiatives, and monitoring of regulatory changes, as well as emerging industry trends and issues.
The ERA results are reviewed by the CEO and the Risk Committee and are presented to the Board to facilitate discussion of high-risk areas. The results provide the foundation for the annual Internal Audit plan, management’s monitoring and risk mitigation efforts, and ongoing Board-level oversight. The Risk Committee meets quarterly throughout the year to review selected risks and potential critical risk scenarios, as well as management's associated mitigation plans and progress. The Company also has a Risk Steering Committee, which currently includes a subset of the Senior Leadership Team, that meets monthly and sets the agendas for the Risk Committee meetings. On a quarterly basis, our Chief Audit Executive updates the Audit and Finance Committee on changes to the Company's enterprise risk profile and updates to the Internal Audit plan. Additionally, key third-party dependencies are monitored as part of our overall business continuity planning and resiliency efforts, with the Audit and Finance Committee receiving periodic updates. Our Chief Legal and Compliance Officer meets quarterly in a private session with the Audit and Finance Committee, in part to update the Committee on legal, regulatory and compliance risks. In addition, on a regular basis, management communicates with the Board, both formally and informally, about key initiatives, strategies and industry developments, in part to assess and manage potential risks. We also facilitate cross-functional training exercises to help the Company better prepare for critical risk events.
The Company's Disclosure Committee is a cross-functional team that reviews financial and business disclosures, in part to ensure that required disclosures regarding risks are accurate. The Company's legal and financial reporting teams seek input and advice from internal subject matter experts and external advisors in drafting specific disclosures, and that input and advice is communicated to the Disclosure Committee as appropriate.

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DATA PRIVACY AND CYBERSECURITY RISK OVERSIGHT
Our Board understands the importance of maintaining robust and effective data privacy and cybersecurity programs. The Audit and Finance Committee of the Board oversees the Company’s data privacy and cybersecurity programs as well as risk exposures and steps taken by management to monitor and mitigate data privacy and cybersecurity risks. The Company's General Counsel overseeing privacy matters and Chief Information Security Officer provide a quarterly update on the data privacy and cybersecurity programs on an alternating basis to the Audit and Finance Committee or the full Board. Additionally, on a quarterly basis, our Chief Audit Executive updates the Audit and Finance Committee on the Internal Audit plan, and periodically reviews updates to the Company's enterprise risk profile, including identified data privacy and cybersecurity risks. In the last three years, the expenses (including any penalties and settlements) we have incurred from cybersecurity breach incidents were immaterial.
Additional information about the Company's cybersecurity program can be found in our Annual Report on Form 10-K filed on March 18, 2025.
COMPENSATION RISK ASSESSMENT
One of the goals of the Company’s compensation programs is to encourage an appropriate level of risk-taking, consistent with the Company’s business strategies.
At the request of the Compensation and Management Development Committee, the Committee's independent compensation consultant reviewed each of the Company’s compensation policies and practices for the purpose of determining whether any risks arising from those policies and practices are reasonably likely to have a material adverse effect on the Company. As a part of this review, each of the Company’s compensation policies and practices were compared to a number of specific factors that could potentially increase risk, including the specific factors that the SEC has identified as potentially triggering disclosure. These factors were balanced against a variety of mitigating factors. Examples of some of the mitigating factors are:
•Compensation policies and practices are structured similarly across business units;
•The risk of declines in performance in our largest business units is well understood and managed;
•Incentive compensation expense is not a significant percentage of any unit’s revenues;
•For executives, a significant portion of variable pay is delivered through long-term incentives, which carry vesting schedules over multiple years;
•A mix of compensation vehicles and performance measures is used;
•Stock ownership requirements for executives are in place;
•Payouts of material cash and equity incentive plans are capped at all levels;
•Threshold levels of performance must be achieved for the bulk of variable pay opportunities; and
•A clawback policy is in place requiring recoupment of incentive compensation in the event of a financial restatement, and allowing for recoupment of incentive compensation in the event of a non-restatement related miscalculation or management misconduct or negligence resulting in material financial, reputational or other harm to the Company.
The compensation risk assessment was also presented to management. Following this review, the Compensation and Management Development Committee determined that any risks arising from the Company's compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

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Environmental, Social, and Governance Oversight
The Board and its committees are actively involved in oversight of our environmental, social and governance programs and policies, given the importance that the Company believes environmental, social and governance strategies have in achieving its long-term growth objectives. Each Board committee plays an important role in overseeing aspects of our environmental, social and governance programs and provides regular updates to the full Board on its areas of environmental, social and governance oversight responsibility. The Board, taking into account these reports, monitors related risks and opportunities as part of its overarching risk management and strategy responsibilities.

Board of Directors

Receives regular reports from the Board committees on their areas of environmental, social and governance oversight responsibility and considers these matters in the context of the Company's mission and long-term strategies.

↑↓

Governance and Sustainability	Compensation and Management Development	Audit and Finance

Oversees strategies to support the sustainable growth of the Company’s business, including the Company’s environmental stewardship practices, social and community issues involving supply chain, the Company’s philanthropy and community giving activities, and the Company's public advocacy and political giving.

Oversees the Company’s human capital management and talent development functions, including, among others, programs and strategies related to opportunity hiring, pay equity, and workforce inclusion and belonging.
Oversees the Company’s Corporate Compliance program, the Internal Audit function and enterprise risk management, and Company programs related to data privacy and cybersecurity.

↑↓

Chief Supply Chain and Transformation Officer, Chief Legal and Compliance Officer, Chief Financial Officer, and Other Senior Leaders
All regularly meet as part of our Sourcing and ESG Steering Committee and report regularly to the Board and its committees on environmental, social and governance topics and developments.

↑↓

Company-Wide Engagement

Teams across the Company, including Global Sustainability, Product, Marketing, Inclusion & Belonging, Human Resources, Supply Chain Strategy, Vendor Compliance, Government Affairs, Legal, and Gap Foundation engage on environmental, social and governance topics.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE RISK MANAGEMENT
As described above, our Internal Audit department facilitates an annual enterprise risk assessment that encompasses, among others, risks related to human rights and labor, environmental impacts, and other sustainability issues. The assessment is presented to the Board, and it informs the annual Internal Audit plan and ongoing Board-level oversight of environmental, social and governance risks. In addition, our Business Continuity team analyzes, prioritizes, and helps mitigate risks resulting from extreme weather, natural hazards, and other external events, to help protect our owned and operated facilities and stores.

Our most recent ESG Report and other environmental, social and governance resources are available at www.gapinc.com (follow the Impact, ESG Report link, and the Impact, ESG Resources link).

Gap Inc.'s sustainability policies, including our Human Rights Policy and Code of Vendor Conduct, are available at www.gapinc.com (follow the Impact, ESG Resources link).

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Shareholder Engagement
WHY WE ENGAGE
Our Board and management are committed to driving long-term shareholder value through strong corporate governance, which includes ongoing dialogue with our shareholders to enable us to understand and respond to their concerns. We have a robust shareholder outreach program, aimed at providing visibility and transparency into compensation, governance, and ESG practices, and assessing those issues to better inform our decision-making, enhance our disclosures, and help shape our go-forward practices. Our shareholder outreach program is a recurring year-round effort led by a cross-functional team that includes members of our Legal, Total Rewards, and Global Sustainability teams, with participation from additional leaders when requested by shareholders or appropriate.
WHEN WE ENGAGE

Spring	Summer	Fall	Winter

Ahead of annual meeting, engage with shareholders to update and gather feedback on compensation, governance and ESG developments, and discuss any concerns on annual meeting agenda items.	Review feedback and results from annual meeting and identify any areas of concern.	Off-season engagement with shareholders primarily focused on ESG and corporate governance developments.	Review feedback and consider changes to compensation, governance and ESG practices and disclosures.

2024 OUTREACH
In the spring of 2024, we invited our top 25 shareholders (not including members of the Fisher family), representing approximately 44% of our outstanding ownership at that time, to engage in discussions with us and provide an update on our ESG, executive compensation, and corporate governance practices, and in the fall of 2024, we invited our top 25 shareholders (not including members of the Fisher family), representing approximately 46% of our outstanding ownership at the time, to engage in discussions with us and provide an update on our ESG and corporate governance practices. Shareholders representing approximately 1.5% of our outstanding shares in the spring of 2024, and shareholders representing approximately 12.5% of our outstanding shares in the fall of 2024, accepted our invitations to engage. Based on the rate of acceptance to our invitations to engage, and the discussions and feedback from shareholders that did accept, we believe that our shareholders continue to view our ESG, executive compensation and corporate governance practices favorably.
Communication with Directors
Shareholders and other interested parties can send direct communications to our Board (through our Board Chair and Corporate Secretary) by email to: board@gap.com. Matters may be referred to the entire Board, Board committees, individual directors and other departments within the Company, as appropriate.
Code of Business Conduct
Our Code of Business Conduct is designed to promote a responsible and ethical work environment and applies to all Gap Inc. employees and directors. The Code contains our policies and expectations on a number of topics, including workplace standards, conflicts of interest, legal compliance, Company information and assets, and political contributions and activities. All employees worldwide receive access to the Code when they join the Company, agree in writing to comply with it, and are required to complete an overview training course.

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In addition, the Audit and Finance Committee oversees the Company’s Corporate Compliance program, which includes procedures for the (i) receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and (ii) confidential, anonymous submission by employees and others of concerns regarding questionable accounting or auditing matters and other matters under the Company’s Code of Business Conduct.

Our Code of Business Conduct is available at www.gapinc.com (follow the Investors, Corporate Compliance link).

Political Engagement Policy
The Company believes that it is important to participate in the political and regulatory processes on issues that affect our business and community interests. We have adopted a Political Engagement Policy that covers, among other things, the use of corporate funds to make political contributions. The Government Affairs team manages and oversees the Company’s political activities. Corporate contributions are reviewed annually by the Board. The Board and the Governance and Sustainability Committee also receive periodic updates regarding the Company’s political activities.
The Company also provides eligible employees with the opportunity to contribute to the Gap Inc. Good Government Fund (“Gap GGF”). Gap GGF has its own oversight council and is funded solely from voluntary contributions made by eligible employees, directors, shareholders, and their families. The Head of Government Affairs manages and oversees all Gap GGF contributions after consultation and approval by the internal GGF council.

Our Political Engagement Policy, as well as information about our political contributions and trade associations we support, is available at www.gapinc.com (follow the Investors, Governance link).

Policies and Procedures with Respect to Related Party Transactions
The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. The Compensation and Management Development Committee’s charter requires that the members of that Committee, all of whom are independent directors, approve all of the Company’s executive compensation policies and programs and all compensation awarded to executive officers. The Audit and Finance Committee’s charter requires that the members of the Audit and Finance Committee, all of whom are independent directors, review and approve all related party transactions that are required to be disclosed under SEC rules. In the event a transaction involves a committee member, that member will recuse him or herself from the approval of the transaction.
Certain Relationships and Related Transactions
We have determined there are no transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.
See “Policies and Procedures with Respect to Related Party Transactions” for a description of the Company's policies and procedures for the review and approval of Related Party Transactions.
Board Leadership Structure and Independent Oversight
We believe in the importance of independent oversight. We ensure that this oversight is truly independent and effective through a variety of means, including:
•Since 2015, other than during periods of CEO transitions, we have separated the positions of CEO and Board Chair. We believe that separating these positions provides the most appropriate leadership structure. Our CEO is responsible for day-to-day leadership and for setting the strategic direction of the Company, while the Board Chair oversees the functioning of the Board and its oversight responsibilities.
•Our Corporate Governance Guidelines provide that at least two-thirds of our directors should be independent. Our Board has determined that each director nominee, other than Mr. Dickson, is independent.
•Our Corporate Governance Guidelines provide that if the Board Chair is not an independent director and the Board determines it is appropriate, the independent directors will designate an independent director to serve as Lead Independent Director. The Lead Independent Director serves as a liaison between the independent directors and management and provides independent leadership to the Board. Most recently, Mayo Shattuck served as Lead Independent Director from 2022 until his appointment as Board Chair in 2024.
•At each regularly scheduled quarterly Board meeting, the independent and/or non-management directors are scheduled to meet in an executive session.

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•Each standing Board committee (Governance and Sustainability, Audit and Finance, and Compensation and Management Development) is required to be composed solely of independent directors.
Board Committees

AUDIT AND FINANCE COMMITTEE

Members: Amy Miles (Chair) Kathryn A. Hall Chris O’Neill Mayo A. Shattuck III Tariq Shaukat
The Board’s Audit and Finance Committee is composed solely of independent directors.
This Committee assists the Board in fulfilling its oversight responsibilities relating to:
•The integrity of our financial statements.
•The adequacy of our internal controls.
•Compliance with legal and regulatory requirements.
•The qualifications and independence of the independent accountant and the performance of its audits.
•The performance of the Internal Audit function and enterprise risk management.
•Oversight of our Corporate Compliance program.
•Finance matters.
•Oversight of our Data Privacy and Cybersecurity programs.
•Such other duties as directed by the Board.
In addition, the Audit and Finance Committee is directly responsible for the appointment, compensation, retention and oversight of the independent accountant.

AUDIT COMMITTEE FINANCIAL EXPERT
Our Board has determined that the Audit and Finance Committee has four current members who are “audit committee financial experts” as determined under Regulation S-K Item 407(d)(5) of the Securities Exchange Act of 1934: Ms. Hall, Ms. Miles, Mr. Shattuck and Mr. Shaukat, each of whom is an independent director. See Ms. Hall’s, Ms. Miles’, Mr. Shattuck’s and Mr. Shaukat's biographies in “Nominees for Election as Directors” for information regarding their relevant experience.

The Audit and Finance Committee’s charter is available at www.gapinc.com (follow the Investors, Governance link).

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

Members: Tracy Gardner (Chair) * Salaam Coleman Smith Elisabeth B. Donohue * Ms. Gardner will be departing the Board of Directors effective as of the Annual Meeting.
The Board’s Compensation and Management Development Committee is composed solely of independent directors.
This Committee assists the Board in fulfilling its oversight responsibilities relating to:
•Executive officer and director compensation.
•Succession planning for senior management.
•Development and retention of senior management.
•Human capital management.
•Such other duties as directed by the Board.

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COMPENSATION OVERSIGHT
The Compensation and Management Development Committee approves all of the Company’s executive compensation policies and programs and all compensation awarded to executive officers. Our CEO evaluates each executive officer and discusses with the Committee his or her assessment and recommendations for compensation. The CEO is not present during the Committee’s deliberations about his own compensation. The Committee also oversees senior management development, retention, and succession planning.
The Compensation and Management Development Committee approves grants of equity awards to employees at the Executive Vice President level or above, and has delegated authority, within defined parameters, to the Company's Chief Executive Officer to approve grants of restricted stock units and performance restricted stock units to employees at the Senior Vice President level and below, and to the Company's Chief People Officer to approve grants of restricted stock units to employees at the Senior Director level and below (see “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives” for more details). The Committee has also delegated authority, within defined parameters, to the Company’s Human Resources personnel to make certain non-material changes to the Company’s employee benefit plans.
INDEPENDENT COMPENSATION CONSULTANT
The Compensation and Management Development Committee has engaged Frederic W. Cook & Co. as its independent executive compensation consultant. The consultant provides advice to the Committee from time to time on our executive compensation program structure and specific individual compensation arrangements (see “Compensation Discussion and Analysis—Role of the CEO and Compensation Consultant” for more details). In addition, under NYSE rules, the Committee can only retain a compensation advisor after considering six independence factors: (a) whether the advisor’s firm provides other services to the Company, (b) the fees received by the advisor’s firm from the Company as a percentage of the firm’s overall revenue, (c) the policies and procedures of the advisor’s firm designed to prevent conflicts of interest, (d) any business or personal relationship between the advisor and a member of the Committee, (e) any stock of the Company owned by the advisor, and (f) any business or personal relationship of the advisor or advisor’s firm with an executive officer of the Company. Based on a review of the Committee’s relationship with its compensation consultant and an assessment considering these six independence factors, the Committee has identified no conflicts of interest and confirmed the independence of Frederic W. Cook & Co.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During fiscal 2024, Ms. Coleman Smith, Ms. Donohue, and Ms. Gardner served on the Compensation and Management Development Committee of the Board. Ms. Gardner was previously an officer of the Company from 1999 to 2004. No member of the Committee, while serving on the Committee, was at any time during fiscal 2024 an officer or employee of the Company, and no member of the Committee had any relationship requiring disclosure under Item 404 of Regulation S-K. During fiscal 2024, none of our executive officers served on the board of directors or compensation committee of any company where one of that company’s executive officers served as one of our directors.

The Compensation and Management Development Committee’s charter is available at www.gapinc.com (follow the Investors, Governance link).

GOVERNANCE AND SUSTAINABILITY COMMITTEE

Members: Robert J. Fisher (Chair) Amy Miles Mayo A. Shattuck III
The Board’s Governance and Sustainability Committee is composed solely of independent directors.
This Committee assists the Board in fulfilling its oversight responsibilities relating to:
•The Company’s corporate governance matters, including the annual review of our Corporate Governance Guidelines.
•The annual self-assessment of the Board, its committees and individual directors.
•The identification and selection of director nominees.
•Oversight of the Company’s programs, policies and practices relating to environmental, social and community, and governance issues and impacts to support the sustainable growth of the Company’s business.
•The Company's public advocacy and political giving.
•Such other duties as directed by the Board.

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The Governance and Sustainability Committee’s charter is available at www.gapinc.com (follow the Investors, Governance link).

Board and Committee Meetings in Fiscal 2024
The Board met five times during fiscal 2024. The following table lists the current members of each Board committee and the number of committee meetings held during fiscal 2024:

Name	Audit & Finance	Compensation & Management Development	Governance & Sustainability
Salaam Coleman Smith		●
Richard Dickson
Elisabeth B. Donohue		●
Robert J. Fisher			Chair
William S. Fisher
Tracy Gardner *		Chair
Kathryn A. Hall	●
Amy Miles	Chair		●
Chris O'Neill	●
Mayo A. Shattuck III	●		●
Tariq Shaukat	●
Number of Meetings	9	7	4
* Ms. Gardner will be departing the Board of Directors effective as of the Annual Meeting.
Directors are expected to attend all meetings of the Board and committees on which they sit. Each director attended at least 75% of the meetings of the Board and committees on which he or she served (held during the time that he or she served) in fiscal 2024. In addition, individual Board members often work together and with management outside of formal meetings.
Attendance of Directors at Annual Meeting of Shareholders
Our policy regarding attendance by directors at our Annual Meeting of Shareholders states that our Board Chair and committee chairs should attend and be available to answer questions at our Annual Meeting, if reasonably practicable. Our policy also encourages all other directors to attend. All 12 of our then current directors attended our 2024 Annual Meeting.
Stock Ownership Guidelines for Directors
We have adopted minimum stock ownership guidelines for our directors. Each non-management director should, within three years of joining the Board, hold stock (which includes deferred stock units) of the Company worth at least five times the annual base retainer then in effect. Management directors are required to own stock of the Company in accordance with our stock ownership requirements for executives, described in “Compensation Discussion and Analysis—Stock Ownership Requirements for Executive Officers / Hedging and Pledging Prohibitions.” All directors are either in compliance with our stock ownership guidelines or had remaining time and were on track to do so as of the date of this Proxy Statement.
Insider Trading Policy and Restrictions on Hedging and Pledging
Our Code of Business Conduct, which applies to all employees and directors, prohibits trading in the Company’s stock while in possession of material non-public information and from tipping others with that information. Additionally, our Securities Law Compliance Manual, which is applicable to all Company insiders, including directors, employees at the Vice President level or above, and others who have access to Company-wide financial or sensitive non-public information, prohibits trading in the Company’s stock during designated blackout periods (which may be extended or invoked during unscheduled periods). All Company insiders must confirm by email that a blackout period is not in effect prior to trading. Members of the Senior Leadership Team, Finance Department Vice Presidents and above, and Board members must also contact our Legal Department for trading preclearance.
Our Securities Law Compliance Manual also prohibits speculation in the Company’s stock, including short sales, hedging, or publicly-traded option transactions. Hedging or monetization transactions can be accomplished through a number of

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possible mechanisms, including through the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, all of which are prohibited. All Company officers subject to Rule 16a-1(f) of the Securities Exchange Act of 1934 and directors are also prohibited from holding Company stock in a margin account as collateral for a margin loan or otherwise pledging Company stock as collateral.
Our Securities Law Compliance Manual is available as an exhibit to our Annual Report on Form 10-K filed on March 18, 2025.

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Compensation of Directors
Annual Retainers
The table below shows the annual retainers we paid to our non-employee directors in fiscal 2024 as well as the amounts payable for fiscal 2025.
FISCAL YEAR 2024 AND 2025 DIRECTOR CASH COMPENSATION(1)

	2024	2025
Annual Retainer	$90,000	$95,000
Annual Retainer for Committee Members
Audit and Finance Committee	$16,000	$16,000
Compensation and Management Development Committee	$12,000	$12,000
Governance and Sustainability Committee	$10,000	$10,000
Additional Annual Retainer for Committee Chairs
Audit and Finance Committee	$25,000	$40,000
Compensation and Management Development Committee	$20,000	$25,000
Governance and Sustainability Committee	$15,000	$20,000
Additional Annual Retainer for Chair of the Board	$200,000	$200,000
Additional Annual Retainer for Lead Independent Director	$40,000	$40,000
(1)Non-employee directors who reside primarily outside of North America receive an additional fee of $2,000 for each trip to the United States for Board and/or committee meetings.
Employee directors (which included Mr. Dickson in fiscal 2024) are not eligible to receive annual retainer fees while employed and are not eligible to serve on committees while employed and until they are determined to be independent. Mr. Dickson’s compensation for fiscal 2024 is set forth in the “2024 Summary Compensation Table” and related executive compensation tables.
Equity Compensation
In 2024, the Board of Directors approved an increase to the equity compensation payable to our non-employee directors, effective for fiscal 2025. Non-employee directors currently receive the following under our 2016 Long-Term Incentive Plan:
•Each new non-employee director automatically receives stock units with an initial value of $185,000 (previously $170,000) based on the then-current fair market value of the Company’s common stock; and
•Each continuing non-employee director automatically receives, on an annual basis, stock units with an initial value of $185,000 (previously $170,000) at the then-current fair market value of the Company’s common stock; provided that newly-appointed non-employee directors who were appointed after the Company’s last annual shareholders meeting will receive their first annual stock unit grant on a prorated basis based on the number of days that the director has served between his or her appointment and the date of the first annual stock unit grant.
The annual stock units granted to continuing non-employee directors following the Company’s annual shareholders meeting, as well as the initial grant made to any non-employee director who is first elected to the Board at the Company’s annual shareholders meeting, are granted on June 30 of each year; provided, however, that if the Company’s annual shareholders meeting takes place after June 30, then the related stock unit grants will be granted on the first business day following that meeting. All initial stock units granted to new non-employee directors who are appointed other than at the annual shareholders meeting are granted on the date of appointment. The number of stock units is rounded down to the nearest whole share. These stock units are fully-vested but are subject to a three-year deferral period. During the deferral period, the stock units earn dividend equivalents which are reinvested in additional units annually. Following the deferral period, shares in an amount equal in value to the stock units, including units acquired through dividend equivalent reinvestment, will be issued to each non-employee director unless a further deferral election has been made; provided, however, that shares and accumulated dividend equivalents will be issued immediately upon ceasing to be a director of the Company.

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Expense Reimbursement and Other Benefits
We pay for or reimburse directors for approved educational seminars and for travel expenses related to attending Board, committee, and approved Company business meetings. Additionally, we provide non-employee directors access to office space and administrative support for Company business from time to time.
Directors and their spouses are eligible to receive discounts on our merchandise on terms similar to our corporate employee merchandise discount policy. In addition, on an annual basis, non-employee directors may elect to receive product familiarization gift cards for Gap Inc. merchandise, up to a maximum of $5,000, which we provide so that directors can become more familiar with our products. From time to time, directors may also receive additional gift cards or items of Gap Inc. merchandise which, if deemed to have any incremental value to the Company, are disclosed.
Directors are eligible to participate in our Deferred Compensation Plan (“DCP”). Under the DCP, highly compensated employees, including executive officers, and non-employee directors may elect to defer receipt of certain eligible income. The DCP allows eligible employees to defer a percentage of their salary and bonus on a pre-tax basis and allows non-employee directors to defer their retainers. The deferred amounts are indexed to reflect the performance of the participant’s choice of approved investment funds. Non-employee director deferrals are not matched, and above-market or preferential interest rate options are not available on deferred compensation.
Directors are eligible to participate in our Gift Match Program, which is available to all employees, under which we match contributions to eligible nonprofit organizations, up to certain annual limits. In calendar year 2024, the annual limit for directors was $15,000 under the Gift Match Program, except for Mr. Dickson who had a $100,000 annual gift match limit.

2025 Proxy Statement

Compensation of Directors	27
Director Compensation Summary
The following table sets forth certain information regarding the compensation of our non-employee directors who served in fiscal 2024, which ended February 1, 2025.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Salaam Coleman Smith	102,000	169,977	—	—	15,200	287,177
Elisabeth B. Donohue	102,000	169,977	—	—	20,200	292,177
Robert J. Fisher	115,000	169,977	—	—	17,700	302,677
William S. Fisher	90,000	169,977	—	—	20,200	280,177
Tracy Gardner	122,000	169,977	—	—	5,200	297,177
Kathryn Hall	106,000	169,977	—	—	200	276,177
Bob L. Martin	74,093	—	—	—	74,938	149,031
Amy Miles	141,000	169,977	—	—	5,200	316,177
Chris O'Neill	106,000	169,977	—	—	10,400	286,377
Mayo A. Shattuck III	274,406	169,977	—	—	20,200	464,583
Tariq Shaukat	106,000	169,977	—	—	2,200	278,177
(1)Under applicable SEC rules, we have omitted Mr. Dickson, who served as a director in fiscal 2024. Mr. Dickson's fiscal 2024 compensation is reported in the “2024 Summary Compensation Table” and related executive compensation tables.
(2)For each of our non-employee directors, this column reflects the grant date fair value of fully-vested stock units granted in fiscal 2024 that are subject to a three-year deferral period, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification ("FASB ASC") 718. For the period during which the payment of these awards is deferred (see “Equity Compensation” above), they will earn dividend equivalents which are reinvested in additional units annually. Please refer to Note 10, “Share-Based Compensation,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on March 18, 2025 for the relevant assumptions used to determine the valuation of our stock awards. None of our non-employee directors had outstanding unvested stock awards as of fiscal 2024 year-end. Mr. Martin did not receive a fiscal 2024 stock unit award as he retired from the Board on May 7, 2024.
(3)No stock option awards were granted to our directors in fiscal 2024. None of our non-employee directors had outstanding stock option awards as of fiscal 2024 year-end.
(4)No above-market or preferential interest rate options are available under our deferred compensation programs, and we do not provide directors with a pension plan.
(5)Amounts in this column generally consist of Company matching contributions under the Company’s Gift Match Program and the value of Gap Inc. product familiarization gift cards requested by non-employee directors during the fiscal year (see “Expense Reimbursement and Other Benefits” above). For Ms. Coleman Smith, includes $15,000 in matching contributions and $200 in gift cards. For Ms. Donohue, includes $15,000 in matching contributions and $5,200 in gift cards. For Mr. Robert Fisher, includes $15,000 in matching contributions and $2,700 in gift cards. For Mr. William Fisher, includes $15,000 in matching contributions and $5,200 in gift cards. For Ms. Gardner, includes $5,200 in gift cards. For Ms. Hall, includes $200 in gift cards. For Mr. Martin, includes $15,000 in matching contributions, $33,625 for his Board service recognition gift, and $26,313 in tax reimbursement payments related to this gift. For Ms. Miles, includes $5,200 in gift cards. For Mr. O'Neill, includes $5,200 in matching contributions and $5,200 in gift cards. For Mr. Shattuck, includes $15,000 in matching contributions and $5,200 in gift cards. For Mr. Shaukat, includes $2,200 in gift cards.

2025 Proxy Statement

Proposal No. 2 — Ratification of Selection of Independent Registered Public Accounting Firm	28

Proposal No. 2 — Ratification of Selection of Independent Accountant
The Audit and Finance Committee of the Board has selected Deloitte & Touche LLP as our independent accountant for the fiscal year ending on January 31, 2026. Deloitte & Touche LLP (or its predecessor firm) has been retained as our independent accountant since 1976. If shareholders fail to ratify the selection of Deloitte & Touche LLP, the Audit and Finance Committee will reconsider the selection. If the selection of Deloitte & Touche LLP is approved, the Audit and Finance Committee, in its discretion, may still direct the appointment of a different independent accountant at any time and without shareholder approval if the Audit and Finance Committee believes that such a change would be in the best interests of the Company and our shareholders.

The Board of Directors Recommends a Vote “FOR” the Selection of Deloitte & Touche LLP as Our Independent Accountant for Fiscal 2025.

Representatives of Deloitte & Touche LLP are expected to be present, available to make statements, and available to respond to appropriate shareholder questions at the 2025 Annual Meeting.

2025 Proxy Statement

Proposal No. 2 — Ratification of Selection of Independent Registered Public Accounting Firm	29
Principal Accounting Firm Fees
The following table sets forth the aggregate fees paid and accrued by us for audit and other services for the fiscal years ended February 3, 2024 and February 1, 2025 that were provided by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates (collectively “Deloitte & Touche”).
FISCAL YEARS 2023 AND 2024 ACCOUNTING FEES

Fees ($) (in thousands) (see notes below)	Fiscal Year 2023	Fiscal Year 2024
Audit Fees	5,876	5,780
Audit-Related Fees	2,106	191
Tax Fees	1,433	1,276
All Other Fees	5,544	1,170
Total	14,959	8,417
“Audit Fees” consists of fees for professional services rendered in connection with the integrated audit of our consolidated annual financial statements and internal controls over financial reporting, the review of our interim condensed consolidated financial statements included in quarterly reports, and the audits in connection with statutory and regulatory filings or engagements.
“Audit-Related Fees” consists primarily of fees for professional services rendered in connection with the audit of our employee benefit plans.
“Tax Fees” consists of fees billed for professional services rendered for tax compliance and tax advice. These services include assistance regarding federal, state and international tax compliance, and competent authority proceedings.
“All Other Fees” consists of Deloitte & Touche LLP subscription fees and fees for non-audit services. In fiscal years 2023 and 2024, includes approximately $5,500,000 and $1,200,000, respectively, for permissible project-related consulting fees.
The Audit and Finance Committee approves the terms, including compensation, of the engagement of our independent accountant on an annual basis, and has a policy requiring pre-approval of all services performed by the firm. This policy requires that all services performed by Deloitte & Touche, whether audit or non-audit services, must be pre-approved by the Audit and Finance Committee or a designated member of the Audit and Finance Committee, with any such services reported to the entire Audit and Finance Committee at the next scheduled meeting. The Audit and Finance Committee pre-approved all services performed by the Company’s independent accountant for fiscal years 2023 and 2024.
Rotation
The Audit and Finance Committee periodically reviews and evaluates the performance of Deloitte & Touche’s lead audit partner, oversees the required five-year rotation of the lead audit partner responsible for our audit, oversees the required seven-year rotation of other audit partners who are engaged on our audit and, through the Committee’s Chair as representative of the Audit and Finance Committee, reviews and considers the selection of the lead audit partner. In addition, the Audit and Finance Committee periodically considers whether there should be a rotation of the independent accountant. At this time, the Audit and Finance Committee and the Board believe that the continued retention of Deloitte & Touche to serve as our independent accountant is in the best interests of the Company and our shareholders.

2025 Proxy Statement

Report of the Audit and Finance Committee	30

Report of the Audit and Finance Committee
The Audit and Finance Committee assists the Board in fulfilling its oversight responsibilities relating to the integrity of the Company’s financial statements, the adequacy of the Company’s internal controls, compliance with legal and regulatory requirements, the qualifications and independence of the independent accountant and the performance of its audits, the performance of the Internal Audit function, enterprise risk management, oversight of the Company’s Corporate Compliance program, oversight of the Company’s Data Privacy and Cybersecurity programs, finance matters, and such other duties as directed by the Board. The Committee operates under a written charter adopted by the Board. The Committee is composed exclusively of directors who are independent under New York Stock Exchange listing standards and Securities and Exchange Commission rules.
The Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended February 1, 2025 with the Company’s management. In addition, the Committee has discussed with Deloitte & Touche LLP, the Company’s independent accountant, the matters required to be discussed by the applicable Public Company Accounting Oversight Board and Securities and Exchange Commission requirements.
The Committee has also received the communications, including written disclosures and the letter from Deloitte & Touche LLP, required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence, and the Committee has discussed the independence of Deloitte & Touche LLP with that firm.
Based on the Committee’s review and discussions noted above, the Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025 for filing with the Securities and Exchange Commission.
Amy Miles (Chair)
Kathryn A. Hall
Chris O’Neill
Mayo A. Shattuck III
Tariq Shaukat
April 8, 2025
Notwithstanding anything to the contrary in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, this report shall not be deemed to be incorporated by reference into any such filing.

2025 Proxy Statement

Proposal No. 3 — Advisory Vote on the Overall Compensation of the Company’s Named Executive Officers	31

Proposal No. 3 — Advisory Vote on the Overall Compensation of the Company's Named Executive Officers
Pursuant to Section 14A of the Securities Exchange Act, the Company is providing shareholders with an annual advisory (non-binding) vote on the overall compensation of our named executive officers. Accordingly, the following resolution will be submitted for a shareholder vote at the 2025 Annual Meeting:
“RESOLVED, that the shareholders of The Gap, Inc. (the “Company”) approve, on an advisory basis, the overall compensation of the Company’s named executive officers, as described in the “Compensation Discussion and Analysis” section, the accompanying compensation tables, and the related narrative disclosure pursuant to Item 402 of Regulation S-K, set forth in this Proxy Statement for this Annual Meeting”.
The Board and the Compensation and Management Development Committee, which is comprised entirely of independent directors, will consider the outcome of the shareholders’ non-binding advisory vote when making future executive compensation decisions.
As described in detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, our executive compensation program is designed to provide the level of compensation necessary to attract and retain talented and experienced executives, and to motivate them to achieve short-term and long-term goals, thereby enhancing shareholder value and creating a successful company. We are committed to tie pay to performance and continue to believe our executive compensation program meets each of our compensation objectives. We also continue to put executive compensation to an annual advisory shareholder vote.
Shareholders are encouraged to read the “Compensation Discussion and Analysis” section of this Proxy Statement, the accompanying compensation tables, and the related narrative disclosures, which more thoroughly discuss how our compensation policies and procedures implement our compensation philosophy. It is expected that the next advisory vote on the compensation of our named executive officers will occur at the 2026 Annual Meeting.

The Board of Directors Recommends a Vote “FOR” the Approval, on an Advisory Basis, of the Overall Compensation of the Company’s Named Executive Officers.

2025 Proxy Statement

Compensation Discussion and Analysis	32

Compensation Discussion and Analysis
This Compensation Discussion and Analysis explains the key elements of our executive compensation program and compensation decisions for our named executive officers, who we refer to in this section as our Executives. The Compensation and Management Development Committee of our Board, which we refer to in this section as the Compensation Committee or the Committee, oversees these programs and determines compensation for our Executives.
Introduction
In this section, we discuss the following:

Executive Summary	Page 32
Compensation Objectives	Page 39
Elements of Compensation	Page 39
Compensation Analysis Framework	Page 49
Executive Summary
2024 STRATEGIC OVERVIEW
2024 was focused on driving progress across our four strategic priorities: maintaining and delivering financial and operational rigor; the reinvigoration of our brands; strengthening our operating platform; and energizing our culture. The financial and operational rigor we have implemented around our brand reinvigoration playbook has strengthened our performance, enabling us to perform as we transform. This resulted in more consistent execution and meaningful progress on key metrics during the year.

Financial and Operational Rigor	Reinvigorating Our Brands	Strengthening Our Operating Platform	Energizing Our Culture

We continued to build financial and operational rigor into the way we work, reducing SG&A and delivering improved operating margins. We generated $1.5 billion in cash from operations during the year and ended the year with a stronger balance sheet including $2.6 billion of cash, cash equivalents, and short-term investments.

Our brand reinvigoration playbook is comprehensive, and we’ve been deliberate about taking a phased approach in our execution. We've made great strides on product and marketing and are focused on continuous improvement as we expand to include enhancements to both the in-store and online experiences for our customers.

We have been focused on strengthening our platform, building and sharpening our operational capabilities to improve effectiveness and efficiency, and in turn driving cost leverage and demand generation.

We continued our efforts to energize our culture and drive high-performance across our teams. With the introduction of our new vision, mission, purpose, and values in 2024, our global team has become more unified with a clear standard for how we work.

We believe that the progress we made fixing the fundamentals across our strategic priorities in 2024 has established a solid foundation to build on as we drive toward becoming a high performing house of iconic American brands that generates sustainable, profitable growth, and delivers long-term value for our shareholders.
2024 BUSINESS PERFORMANCE
Fiscal 2024 consisted of 52 weeks versus 53 weeks in fiscal 2023. Due to the additional week in fiscal 2023, in order to maintain consistency, comparable sales for fiscal 2024 are compared to the 52 weeks ended February 3, 2024. Fiscal 2023

2025 Proxy Statement

Compensation Discussion and Analysis	33
net sales and operating results, as well as other metrics derived from the Consolidated Statement of Operations, include the impact of the additional week. In this section, we refer to operating income as "EBIT" and to operating expenses as "SG&A."
Net sales in fiscal 2024 were $15.1 billion, compared to net sales of $14.9 billion in fiscal 2023. Our EBIT in fiscal 2024 was $1.1 billion, compared to EBIT of $560 million in fiscal 2023. SG&A was $5.1 billion in fiscal 2024, compared to SG&A of $5.2 billion in fiscal 2023. The total shareholder return ("TSR") of our common stock was approximately 25% over the course of fiscal 2024, along with positive TSR on a three-year basis. Our brands' fiscal 2024 performance included the following.
•Old Navy. Net sales of $8.4 billion increased 2% and comparable sales increased 3% in fiscal 2024 compared to fiscal 2023. Old Navy has strengthened its foundation and brand identity, bringing customers trend-right product and compelling storytelling.
•Gap Brand. Net sales of $3.3 billion were flat and comparable sales increased 4% in fiscal 2024 compared to fiscal 2023. Gap brand has been reignited, executing the brand reinvigoration playbook with excellence and driving relevance and revenue.
•Banana Republic. Net sales of $1.9 billion were flat and comparable sales increased 1% in fiscal 2024 compared to fiscal 2023. Banana Republic's reinvigoration work to reestablish the brand in the premium lifestyle space began to take hold.
•Athleta. Net sales of $1.4 billion decreased 1% and comparable sales were flat in fiscal 2024 compared to fiscal 2023. While Athleta is being reset, the brand made progress strengthening its identity, launching new activations, and reentering the cultural conversation.
2024 EXECUTIVE PAY HIGHLIGHTS
In fiscal 2024, we continued to align pay with performance and achievement of our strategic priorities. Considering our strategic priorities, in particular maintaining financial and operational rigor and reinvigorating our brands, the Committee approved a compensation program for fiscal 2024 designed to encourage Executives to deliver profitability for Gap Inc. and our brands while continuing to improve operating efficiency and shareholder returns. Highlights of our fiscal 2024 compensation program include:
•Annual Cash Incentive Bonus. The Committee selected EBIT and SG&A as a percentage of net sales goals to drive our Executives’ focus on delivering profitability while continuing to improve operating efficiency, respectively. Executives’ bonuses were based on Gap Inc. performance as well as an individualized weighted brand average or brand-specific performance to drive both Company-wide and brand focus and success. While annual bonus metrics remained the same as in fiscal 2023, the Committee selected different weightings with a stronger emphasis on Gap Inc. and brand profitability as our focus shifted from cost reduction to reinvigorating our brands while maintaining well-controlled expenses. The Committee established goals that it believed were rigorous yet attainable and which supported our strategic priorities. We believe the annual bonus outcomes reflect our continued commitment to pay for performance. Annual bonuses are discussed in more detail below under “Elements of Compensation—Annual Cash Incentive Bonus.”
•Long-Term Incentive Mix. Executives were generally granted a mix of Performance Restricted Stock Units (“PRSUs”) and time-based restricted stock units (“RSUs”). The Compensation Committee selected this mix to align incentive opportunities with an appropriate balance of performance-related risk. Measured by target grant value, 60% of long-term incentives granted in fiscal 2024 to our Executives other than our CEO, and 64% of long-term incentives granted to our CEO, were granted in the form of PRSUs that require the achievement of performance goals and reward long-term value creation for shareholders. These awards are described in more detail in “Elements of Compensation—Long-Term Incentives” below.
•PRSU Program. PRSUs comprised the largest single element of our Executives’ intended target compensation by target grant value in fiscal 2024 and are earned under the PRSU program based on attainment of a three-year cumulative EBIT goal measured at the Gap Inc. level, with the final award payout modified based on relative total shareholder return, which measures our stock performance against the S&P Retail Select Index during the same three-year period. The Compensation Committee selected these goals to focus Executives on delivering profitability and improving shareholder returns over a multi-year period, and believes they provide a meaningful incentive for our leadership team that supports our strategic priorities and further aligns our Executives and shareholders. Ms. O’Connell, Mr. Barbeito, and Mr. Breitbard were eligible to participate in our PRSU program for the fiscal 2022-2024 cycle. However, no shares were earned for this cycle due to below threshold performance against the 3-year cumulative EBIT goal. Long-term incentives are discussed in more detail below under “Elements of Compensation—Long-Term Incentives.”

In fiscal 2024, we also made changes to our go-forward equity program and executive stock ownership requirements. Beginning with PRSUs granted in fiscal 2024, 100% of earned shares will be delivered when the Compensation Committee certifies performance results for the three-year performance period, subject to continued service with the Company through the certification date. Previously, 50% of earned PRSU shares were delivered at certification and the remaining 50% were delivered on the one-year anniversary of that date, subject to continued service with the Company through each such date. Beginning in fiscal 2025, RSU awards will also generally vest ratably over three years instead of four years. We made these changes to better align our long-term incentive program with the prevailing market practice. Together with these changes,

2025 Proxy Statement

Compensation Discussion and Analysis	34
we also introduced a more stringent Executive Stock Ownership Policy for Executives. The new policy reinforces our belief that Executives should have a meaningful ownership stake in the Company to align Executives and shareholders and encourage a long-term perspective in managing the Company. We believe these changes will better engage and motivate our top talent to help us transform into a high-performing house of iconic American brands by strengthening our culture of pay for performance through enhanced value creation opportunities and aligning our compensation program and policies with the prevailing market practice.
Named Executive Officers and Roles in Fiscal 2024

Richard Dickson President & Chief Executive Officer, Gap Inc.	Katrina O’Connell Executive Vice President & Chief Financial Officer, Gap Inc.	Horacio (Haio) Barbeito President & Chief Executive Officer, Old Navy	Mark Breitbard President & Chief Executive Officer, Gap Brand	Chris Blakeslee President & Chief Executive Officer, Athleta
Listening to Our Shareholders

Say-on-Pay
97% Approval
At the 2024 Annual Meeting, shareholders were very supportive of the structure and philosophy of our pay program during fiscal 2023, with 97% of shares present and voting thereon voting to approve our Say-on-Pay proposal. We continued to set rigorous goals and align pay with performance and achievement of our strategic priorities during fiscal 2024.

The Committee actively considers the ideas and concerns of our shareholders regarding executive compensation and the results of the advisory vote on executive compensation, commonly referred to as a Say-on-Pay vote, when assessing our compensation practices and policies.
A Say-on-Pay vote was presented to our shareholders at our 2024 Annual Meeting and approved by approximately 97% of shareholders present and voting thereon. In addition, on an annual basis, we engage directly with some of our largest shareholders as another means to gather their input and concerns, and management informs the Compensation Committee of any compensation-related feedback they receive. Prior to our 2024 Annual Meeting, we invited our top 25 shareholders (not including members of the Fisher family), representing approximately 44% of our outstanding ownership at that time, to engage in discussion with us on our executive compensation program. Shareholders representing approximately 1.5% of our outstanding ownership at that time accepted our invitation to engage. See “Corporate Governance–Shareholder Engagement” for more information on our shareholder outreach program.
Based on the low rate of acceptance to our invitation to engage on our executive compensation program and discussions and feedback with shareholders that did accept, we believe our shareholders continue to view our executive compensation program favorably. As a result, the Compensation Committee retained its general approach to executive compensation in fiscal 2024 and continued to apply the same pay-for-performance principles and philosophy as in prior fiscal years.
As in prior years, we continue to set rigorous incentive compensation goals and align pay with performance and achievement of our strategic priorities. We also continue to put executive compensation to an annual advisory shareholder vote.

2025 Proxy Statement

Compensation Discussion and Analysis	35
CEO Compensation Summary
Mr. Dickson’s compensation package is intended to reward him for sustained improvement of the Company’s financial performance, achievement of our strategic priorities, and shareholder returns while aligning interests across the Company’s Senior Leadership Team. In determining the structure and value of Mr. Dickson's 2024 compensation package, the Committee considered the factors outlined under “Compensation Analysis Framework” below, as well as the need to induce him to join the Company (Mr. Dickson's 2024 long-term incentives were agreed upon in his 2023 offer letter). In addition to Mr. Dickson receiving the same benefits and perquisites provided to all other Executives described in “Benefits and Perquisites” below, he also received the following benefits and perquisites in 2024: limited personal use of a Company airplane; reimbursement for membership dues for two business-focused social clubs; and home security services, including installation and ongoing monitoring costs. Pursuant to his offer letter, he also received reimbursement for relocation costs related to his relocation to San Francisco, commuting costs to travel to the Company's offices through August 2024, and tax reimbursement payments on taxable expenses associated therewith. Beginning in August 2024, Mr. Dickson began receiving an additional ongoing annual commuting benefit to cover travel to the Company's offices, but he is not entitled to tax reimbursement payments on these costs. We believe the benefits provided to Mr. Dickson benefit the Company and our shareholders by allowing Mr. Dickson to manage his travel and time commitments safely and efficiently and to leverage his business and personal connections for business-related purposes, while ensuring his personal safety. The relocation and commuting benefits provided to Mr. Dickson in his offer letter were provided pursuant to our standard relocation policy for senior executives, and Mr. Dickson's ongoing commuting benefit is capped at $50,000 annually without tax reimbursement. The Committee received advice from its independent compensation consultant prior to approving Mr. Dickson’s 2024 compensation package, including benefits and perquisites, which is described more fully below:
•Base salary remained unchanged at $1,400,000.
•Annual bonus target remained unchanged at 185% of base salary. The Committee established the same bonus structure for fiscal 2024 for all eligible employees, including Mr. Dickson, with goals based (i) 33.3% on SG&A as a percentage of net sales, (ii) 33.3% on Gap Inc. EBIT, and (iii) 33.3% on an individualized weighted brand average EBIT (which in the case of Mr. Dickson was based on a weighted average of all brands' EBIT). For fiscal 2024, after considering financial performance against these goals and Mr. Dickson's individual performance, and in light of strong execution against our strategic priorities and the Company's financial outperformance, the Committee approved an annual bonus payout of 200% of target for Mr. Dickson.
•In March 2024, we granted Mr. Dickson long-term incentives with a target grant value of $10,000,000, based on the 20-trading day simple average of our closing stock price prior to the grant date. Measured by target grant value, 64% of his long-term incentives were granted as performance-based PRSUs and 36% were granted as time-based RSUs. Mr. Dickson's long-term incentives were weighted heavily by the Committee in favor of performance-based awards to align pay with performance and reward him for achieving our strategic priorities.
Fiscal 2024 Compensation Mix

Requires Achievement of Performance Goals 64%

Requires Achievement of Performance Goals 60%
*These charts reflect the average target compensation for fiscal 2024 for our Chief Executive Officer and other Executives, respectively. These charts are based on salary and target bonus amounts as of April 1, 2024 and the target grant value of fiscal 2024 long-term incentives. These percentages are based on the intended target compensation for each included Executive and will not match the percentages calculable from the Summary Compensation Table. See “Elements of Compensation—Long-Term Incentives” for an explanation of the share prices used to calculate actual target shares granted under long-term incentive awards.

2025 Proxy Statement

Compensation Discussion and Analysis	36
Key Elements of Compensation
The table below summarizes the key elements of our Executives’ compensation, which are further described below under “Elements of Compensation.”

Component	Description and Purpose
Base Salary	Comprises the smallest component of our Executives’ compensation and is set at levels to attract and retain top talent. See “Elements of Compensation—Base Salary” below.

Annual Cash Incentive Bonus
The annual cash incentive bonus rewards the achievement and success of the financial performance of Gap Inc. and our brands and aligns our Executives’ performance with our strategic priorities. In 2024, each Executive’s payout under the annual cash incentive bonus was weighted (i) 33.3% on an SG&A as a percent of net sales target, (ii) 33.3% on a Gap Inc. EBIT target and (iii) 33.3% on an individualized weighted brand average EBIT target. The individualized weighted brand average EBIT target was used to measure a weighted brand average or brand-specific performance, depending on the Executive's scope of responsibility. See “Elements of Compensation—Annual Cash Incentive Bonus” below.

Long-Term Incentives
Long-term incentives comprise the majority of our Executives’ compensation opportunity and are generally weighted towards PRSUs with multi-year performance goals to promote sustained improvement in financial performance, the achievement of our strategic priorities, and long-term value creation for shareholders. See “Elements of Compensation—Long-Term Incentives” below.
•Measured by target grant value, PRSUs comprised 60% of long-term incentives granted to our Executives other than our CEO, and 64% of long-term incentives granted to our CEO, in 2024. PRSUs are earned based on the achievement of a cumulative Company EBIT goal over a three-year period, which is modified based on relative total shareholder return, measured against the S&P Retail Select Index, over the same three-year period. These goals were selected to focus Executives on improving profitability, to support our strategic priorities, and to align the awards with shareholder returns. For PRSUs granted in 2024, any earned PRSUs will vest on the date the Compensation Committee certifies attainment following the performance period.
•Measured by target grant value, RSUs comprised 40% of long-term incentives granted to our Executives other than our CEO, and 34% of long-term incentives granted to our CEO, in 2024. RSUs drive talent retention through a multi-year vesting period and align our Executives and shareholders, as their value is tied to our share price. RSUs granted in 2024 generally vest ratably over four years. Going forward, however, RSUs will generally vest ratably over three years.

2025 Proxy Statement

Compensation Discussion and Analysis	37
Compensation Governance
Overall, we believe that our fiscal 2024 executive compensation program met each of our compensation objectives described below and continues to demonstrate our strong commitment to pay-for-performance. The tables below highlight our key compensation practices – both the practices we believe support strong compensation governance principles and the practices we have not implemented because we do not believe they would serve our shareholders’ long-term interests.

WHAT WE DO
Pay-for-Performance	☑	We tie pay to performance. Our executive compensation program is heavily weighted towards performance.

Shareholder Alignment	☑	Our Executives’ PRSUs are earned based on financial performance over a multi-year period and achievement of relative total shareholder return, which aligns our Executives and shareholders.

Regular Compensation Review	☑
We annually review our executive compensation program against peer group data as part of determining whether compensation opportunities remain appropriate, and we review the composition of our compensation peer group annually.

Recoupment/Clawback Policy	☑	Our Executive Compensation Recoupment Policy covers Executives in certain situations, including in the event of a financial restatement, a non-restatement related miscalculation, or management misconduct or negligence resulting in material financial, reputational or other harm to the Company.

Culture of Stock Ownership	☑	In 2024, we implemented a more rigorous Executive Stock Ownership Policy to link Executive and shareholder interests and encourage a long-term perspective in managing the Company.

Annual Risk Assessment	☑
The Compensation Committee and its outside consultant conduct an annual risk assessment to determine whether we have incentive compensation arrangements for Executives that create potential material risk for the Company.

Independent Compensation Consultant	☑	The Committee has engaged an independent compensation consulting firm, Frederic W. Cook & Co., Inc. The firm reports directly to the Committee and does not provide any other services to the Company.

Maximum Award Amounts	☑	The Committee establishes maximum incentive compensation payouts with an appropriate balance between long-term and short-term objectives.

Annual Say-on-Pay Vote and Shareholder Outreach	☑	We hold an annual advisory vote and conduct regular shareholder outreach on our executive compensation program. We consider the results and feedback when assessing our executive compensation practices and policies.

Compensation Committee is Comprised of Only Independent Directors	☑	Pursuant to our Corporate Governance Guidelines, our Compensation Committee is comprised solely of independent directors.

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Compensation Discussion and Analysis	38

WHAT WE DON’T DO
No Employment Agreements with Long-Term Guarantees	☒	We do not have employment contracts of defined length with our Executives with ongoing multi-year guarantees for base salary increases, bonuses or equity compensation.

No Golden Parachute Tax Gross-Ups	☒	None of our Executives are entitled to tax gross-ups on “parachute payments” that would be provided upon a change in control.

No Repricing or Cash-Out of Underwater Stock Options	☒	We have not repriced or cashed-out underwater stock options and we cannot do so without shareholder approval.

No Supplemental Executive Retirement Plan or Executive Pension Plan	☒	We do not provide Executives with a supplemental retirement plan or an executive pension plan.

No Single-Trigger Change in Control Arrangements	☒	We do not have arrangements that provide for single-trigger change in control benefits.

No Material Compensation Risk	☒
We do not have incentive compensation arrangements for Executives that create potential material adverse risk for the Company, based on a risk assessment conducted by the Compensation Committee and its outside consultant annually.

No Dividends on Unearned or Unvested Equity Awards	☒	We do not pay dividends on Executives’ unearned or unvested equity awards.

No Hedging	☒	We prohibit Company employees at the level of Vice President and above, as well as other insiders, from engaging in any hedging or publicly traded derivative transactions in Company stock.

No Pledging	☒	We prohibit Executives from pledging Company stock as collateral for a loan or for any other purpose.

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Compensation Objectives
Our fiscal 2024 compensation program is designed to align Executives’ total compensation with our strategic priorities, the short and long-term financial performance of the Company, and our shareholders’ interests, while enabling us to attract and retain top talent. Specifically, the program is designed to:
•Drive a high performance culture;
•Support our business by motivating and rewarding achievement of our strategic priorities, the short and long-term financial performance of the Company, and individual contributions;
•Attract and retain top talent;
•Link Executives’ rewards to shareholder returns and long-term value creation; and
•Promote a culture of executive stock ownership, aligning our Executives and shareholders.
Our compensation program rewards Executives for the achievement of our strategic priorities and the Company's short and long-term financial performance, for their individual contributions, and for improving shareholder returns. 64% of our CEO's intended annual target compensation opportunity and 60% of each other Executive's intended annual target compensation opportunity requires achievement of performance goals tied to these objectives (either in the form of PRSUs or annual cash incentive bonus). When we do not achieve targeted performance levels, the total compensation that can be realized by our Executives is substantially reduced. In the case of performance-based awards, our Executives will not earn any performance-based incentive compensation if we do not reach threshold performance levels. When we exceed targeted performance levels, the compensation that can be realized by our Executives may exceed target compensation levels subject to maximum payout caps established by the Committee. We believe that this is the most effective means of aligning executive compensation with our strategic priorities, financial performance, and shareholders’ interests.
Elements of Compensation
The main elements of our fiscal 2024 executive compensation program were:
•Base salary;
•Annual cash incentive bonus;
•Long-term incentives; and
•Benefits and tailored perquisites.
We include these elements in our executive compensation program because we believe each element supports the achievement of one or more of our compensation objectives described above, and that together they have been and will continue to be effective in this regard. The Compensation Committee determines the use and weight of each compensation element based on the importance of each compensation objective in supporting our business and talent strategies, and benchmarks them against similar executives at other companies in our peer group. Base salary represented 10% of our CEO's intended annual target compensation opportunity and on average represented 16% of each other Executive's intended annual target compensation opportunity in 2024, which demonstrates the emphasis we typically place on compensation that is performance-based and/or at-risk.
Base Salary
Base salaries are set at a level that the Committee believes will effectively attract and retain top talent, considering the factors described below under “Compensation Analysis Framework.” In addition, the Committee considers the impact of base salary changes on other compensation components (such as annual cash incentive bonus and long-term incentives) where applicable. The Committee reviews base salaries for Executives in the first fiscal quarter, and as needed throughout the year in connection with promotions or other changes in responsibilities.

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The table below summarizes base salaries during fiscal 2024, and any changes that occurred during the year.

Name	Base Salary at Beginning of Fiscal Year	Base Salary at End of Fiscal Year	Comments
Richard Dickson	$1,400,000	$1,400,000
Katrina O’Connell	$900,000	$900,000
Haio Barbeito	$1,000,000	$1,100,000	Salary was increased in 2024 to improve competitiveness and to position Mr. Barbeito appropriately relative to internal and external benchmarks and after considering his individual performance.
Mark Breitbard	$1,100,000	$1,100,000
Chris Blakeslee	$950,000	$950,000
Annual Cash Incentive Bonus
FISCAL 2024 ANNUAL BONUS
Our annual bonus program is intended to directly support our strategic priorities by rewarding Executives for delivering profitability and improving operating efficiency. In setting the fiscal 2024 annual bonus structure, the Compensation Committee considered our strategic and talent priorities, as well as the factors described below under “Compensation Analysis Framework.” The Committee determined that there was a need to encourage Executives to achieve our strategic priorities, in particular maintaining financial and operational rigor and reinvigorating our brands, to position us for long-term success. To support these goals, the Committee approved an annual cash incentive structure based solely on financial performance for the fiscal year. Given the importance of accountability for operating efficiency and delivering total Company and brand earnings to our strategic priorities, the Committee weighted (i) 33.3% on an SG&A as a percent of net sales target, (ii) 33.3% on a Gap Inc. EBIT target, and (iii) 33.3% on an individualized weighted brand average EBIT target, in each case, subject to potential adjustment for certain pre-established items that are unusual in nature or infrequently occur (actual adjustments made in 2024 are described below). While annual bonus metrics remained the same as in fiscal 2023, the Committee selected different weightings with a stronger emphasis on Gap Inc. and brand profitability as our focus shifted from cost reduction to reinvigorating our brands while maintaining well-controlled expenses. Additionally, as discussed below, the Committee set a minimum performance requirement that needed to be achieved in order to fund any bonuses.
Under the fiscal 2024 annual bonus structure, the individualized weighted brand average EBIT target was used to measure a weighted brand average or brand-specific performance, depending on the Executive's scope of responsibility. For Mr. Dickson and Ms. O’Connell, this target was based on the following weighted average of the brand attainments: 50% Old Navy, 20% Athleta, 20% Gap brand and 10% Banana Republic. For Mr. Barbeito, Mr. Breitbard, and Mr. Blakeslee, this target was based on the organizations they lead: 100% Old Navy, 100% Gap brand and 100% Athleta, respectively.
The table below describes the target annual bonus and potential payout range for each Executive under the fiscal 2024 annual bonus structure.

Name	Target Percentage of Base Salary	Potential Payout Range as a Percentage of Target
Richard Dickson	185%	0 – 200%
Katrina O’Connell	150%	0 – 200%
Haio Barbeito	150%	0 – 200%
Mark Breitbard	150%	0 – 200%
Chris Blakeslee	150%	0 – 200%
Bonus payments are made under the Executive Management Incentive Compensation Award Plan (the “Executive MICAP”). Pursuant to the Executive MICAP, the Committee sets a minimum performance requirement that needs to be achieved before determination and payment of any bonus. Satisfaction of the minimum performance requirement results in the funding of the maximum bonus that could be paid to each Executive being established, and the Committee then applies negative discretion as needed to determine actual payouts to each Executive based on performance against pre-established financial goals and individual performance. The minimum performance requirement the Committee established in 2024 was achievement of the Gap Inc. EBIT threshold goal described below, subject to certain adjustments. The Committee approved

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a minimum performance requirement for 2024 that was more difficult to achieve than in prior years to encourage Executives to achieve our strategic priorities, including maintaining financial and operational rigor and reinvigorating our brands, by delivering threshold profitability for the Company. The Committee determined that the minimum performance requirement was achieved in 2024.
FINANCIAL PERFORMANCE
The Compensation Committee approved threshold, target, and maximum financial performance levels for the Gap Inc. and individualized weighted brand average EBIT goals and the SG&A as a percentage of net sales goal for fiscal 2024 and determined that payouts for these goals would be made only if threshold performance was achieved. The Committee set these goals for fiscal 2024 at what it considered to be rigorous yet attainable levels to provide a meaningful incentive for Executives to improve performance in light of our expected performance at the time they were established.
The following table shows the fiscal 2024 EBIT goals for our brands that were used to calculate the individualized weighted brand average goals expressed as a percentage of fiscal 2023 actual results. Also shown below are the actual percentages achieved expressed as a percentage of fiscal 2023 actual results, after adjustments for items that were not considered when the goals were set, which included planned partner model shifts. No additional adjustments to the results were made other than the neutralization of foreign exchange rate fluctuations. As a result of the following attainments, the individualized EBIT goals funded at 160% of target for Mr. Dickson and Ms. O'Connell, at 200% of target for Mr. Barbeito, at 200% of target for Mr. Breitbard, and at 0% of target for Mr. Blakeslee.

	Fiscal 2024 EBIT Goals as a Percentage of Fiscal 2023 Actual EBIT			Actual Fiscal 2024 Percentage Achieved After Adjustments
Brand	Threshold	Target	Maximum	EBIT
Old Navy	90.5%	106.5%	122.5%	140.4%
Athleta	N/A	N/A	N/A	N/A
Banana Republic	803.1%	944.9%	1133.8%	1452.6%
Gap Brand	94.5%	111.2%	127.9%	149.7%
•Percentages are not shown where the numerator or denominator was below zero, as the earnings growth calculation does not reflect a meaningful result.
•Mr. Dickson’s and Ms. O’Connell’s individualized weighted brand average EBIT goals were based on a weighted brand average.
•Mr. Barbeito’s individualized weighted brand average EBIT goal was based on 100% Old Navy. Mr. Breitbard's individualized weighted brand average EBIT goal was based on 100% Gap brand. Mr. Blakeslee’s individualized weighted brand average EBIT goal was based on 100% Athleta.
The following table shows the fiscal 2024 Gap Inc. EBIT goal expressed as a percentage of fiscal 2023 actual results. Also shown below is the actual percentage achieved expressed as a percentage of fiscal 2023 actual results. No adjustments to the results were made other than the neutralization of foreign exchange rate fluctuations. As a result of the following attainment, the Gap Inc. EBIT goal funded at 200% of target for all Executives.

	Fiscal 2024 EBIT Goal as a Percentage of Fiscal 2023 Actual EBIT			Actual Fiscal 2024 Percentage Achieved After Adjustments
	Threshold	Target	Maximum	Actual
Gap Inc. EBIT	101.4%	119.3%	137.2%	183.2%
The following tables show the funding levels and actual funding for the Gap Inc. SG&A as a percentage of net sales goal. Depending on our level of net sales, the Committee established threshold, target and maximum performance ranges based on the achievement of SG&A as a percentage of net sales, with results between threshold, target and maximum levels in

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these ranges interpolated between threshold and target and between target and maximum funding. No adjustments to the results were made other than the neutralization of foreign exchange rate fluctuations.

Gap Inc. SG&A Goal % of Actual Net Sales	Payout Funding Level
Greater than 34.4%	0%
Equal to 34.1%	100%
Less than or Equal to 33.5%	200%

Gap Inc. SG&A % of Actual Net Sales Result	Actual Payout Funding
32.9%	200%
INDIVIDUAL PERFORMANCE ADJUSTMENT
Subject to the achievement of the minimum performance requirement and the achievement of threshold financial goals, prior to determining the final bonus payout, if any, for each Executive, individual performance is assessed to determine if an adjustment is warranted. Each Executive's annual performance is rated on a five-level scale from Unsatisfactory to Exceptional. In assessing each Executive’s individual performance, achievement of our strategic priorities, challenges the Executive faced during the year, the Company's financial performance, and demonstration of our values-based leadership behaviors, among any other relevant factors, are considered. Based on these ratings, the CEO makes recommendations to the Committee for final bonus payout adjustments, if any, for Executives that report to the CEO, and the Committee decides whether any adjustment is warranted for the CEO without the CEO's participation.
In fiscal 2024, the Committee determined that positive individual adjustments were warranted for Richard Dickson and Katrina O'Connell based on strong execution against our strategic priorities and the Company's financial outperformance. The Committee also determined that a negative individual adjustment was warranted for Chris Blakeslee based on Athleta's financial underperformance in fiscal 2024. No other Executive received an individual adjustment in fiscal 2024. The funding of the annual bonus pool for the Senior Leadership Team was based on the achievement of the formulaic financial goals described above. As a result, the individual adjustments offset one another and did not expand the size of the calculated bonus pool.
ACTUAL BONUSES
The following graphic illustrates the calculation of fiscal 2024 bonuses.

Base Salary	x	Target % of Base Salary	x	33.3% X FY24 SG&A as % of Net Sales (% Achieved)	+	33.3% X FY24 Individualized EBIT (% Achieved)	+	33.3% X FY24 Gap Inc. EBIT (% Achieved)	=	Funded Bonus	→	Actual Bonus (After Individual Performance Adjustment)

*Bonus payments are subject to achievement of a minimum performance requirement.
The following table describes the calculation of bonuses to be paid to each Executive for fiscal 2024 performance.

Name	Base Salary (1)	x	Target Percentage of Base Salary (2)	x	(33%	x	Actual Percentage Achieved: FY24 SG&A as % of Net Sales	+	33%	x	Actual Percentage Achieved: FY24 Individual EBIT (3)	+	33%	x	Actual Percentage Achieved: FY24 Gap Inc. EBIT	)	=	Funded Bonus	→	Actual Bonus (After Individual Performance Adjustment)	Actual Bonus (% to Target)
Richard Dickson	$1,400,000	x	185%	x	(33%	x	200%	+	33%	x	160%	+	33%	x	200%	)	=	$4,834,665	→	$5,180,000	200%
Katrina O’Connell	$900,000	x	150%	x	(33%	x	200%	+	33%	x	160%	+	33%	x	200%	)	=	$2,520,000	→	$2,700,000	200%
Haio Barbeito	$1,084,341	x	150%	x	(33%	x	200%	+	33%	x	200%	+	33%	x	200%	)	=	$3,253,022	→	$3,253,022	200%
Mark Breitbard	$1,100,000	x	150%	x	(33%	x	200%	+	33%	x	200%	+	33%	x	200%	)	=	$3,300,000	→	$3,300,000	200%
Chris Blakeslee	$950,000	x	150%	x	(33%	x	200%	+	33%	x	0%	+	33%	x	200%	)	=	$1,900,000	→	$1,239,750	87%

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(1)Base salaries are prorated based on any changes during the fiscal year.
(2)Bonus targets are prorated based on any changes during the fiscal year.
(3)For Mr. Dickson and Ms. O’Connell, their individualized weighted brand average EBIT attainments, as described above, are displayed.
Long-Term Incentives
OVERVIEW
We believe that stock-based long-term incentives align executive compensation with our Company’s financial performance, achievement of our strategic priorities, and shareholder returns. In 2024, the Compensation Committee determined that the long-term equity mix should consist of PRSUs and RSUs in order to provide consistent retention value and effectively manage dilution from equity awards. Measured by target grant value, 64% and 60% of long-term incentives granted to our CEO and Executives other than the CEO, respectively, in 2024 were delivered in the form of PRSUs that require the achievement of performance goals, to promote sustained improvement in financial performance, achievement of our strategic priorities, and long-term value creation for shareholders. The remaining long-term incentive value was delivered in the form of RSUs.
The following table shows the intended target values approved by the Compensation Committee for long-term incentives granted to Executives in 2024. We compute the actual number of target shares granted under PRSU and RSU awards based on the 20-trading day simple average of our closing stock price prior to the grant date.

Name	Fiscal 2024 Total Target Long-Term Incentive Grant Value
Richard Dickson	$10,000,000
Katrina O’Connell	$3,500,000
Haio Barbeito	$5,500,000
Mark Breitbard	$3,500,000
Chris Blakeslee	$3,250,000
EQUITY AWARD MIX
For fiscal 2024, the equity award mix chosen by the Committee and measured by target grant value consisted of 64% PRSUs and 36% RSUs for our CEO, and 60% PRSUs and 40% RSUs for Executives other than the CEO. The mix was selected by the Committee to align incentive opportunities with an appropriate level of performance-related risk. The mix also ensured that more than half of the value of the long-term incentives granted to our Executives was in the form of PRSUs for performance-based long-term pay delivery and shareholder value alignment.

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The table below summarizes each long-term incentive award granted in fiscal 2024.

Long-Term Incentive Award	Mechanics	Objectives
PRSUs
•64% and 60% of long-term incentives granted to our CEO and Executives other than the CEO, respectively.
•Grants are earned after a three-year performance period.
•Measure: Three-year cumulative Gap Inc. EBIT (awards earned at 0% – 250% of target prior to being modified).
•Modifier: Relative TSR vs. S&P Retail Select Index (awards modified up or down by 20%, for a total potential payout of 0% – 300% of target).
•Beginning with the fiscal 2024-2026 PRSU cycle, 100% of earned shares are delivered after the 3-year performance period when the Committee certifies performance.

•Long-term EBIT goals in the PRSUs focus Executives on the importance of long-term operating performance within their control and accountability and are aligned to improving profitability.
•TSR provides an external metric that aligns Executives’ pay to shareholder returns relative to a peer index.
•The goals and time horizon differ from the annual bonus plan that focuses on one-year EBIT and SG&A goals and provide a focus on sustained Company-wide achievement over a multi-year period.
•Delivery of all earned shares when performance is certified strengthens our ability to attract and retain talent by aligning with the prevailing market practice.

RSUs	•36% and 40% of long-term incentives granted to our CEO and Executives other than the CEO, respectively. •Time-based. •Vesting 25% per year over four years.
•Drives talent retention through a multi-year service period and shareholder alignment as their value is tied to our share price.
•Beginning in fiscal 2025, annual RSU awards will generally vest ratably over three years instead of four years, which strengthens our ability to attract and retain talent by aligning with the prevailing market practice.

It has been our practice to grant long-term incentives to Executives on an annual basis, usually in the first quarter of each fiscal year. This timing was selected because it follows the release of our annual financial results for the prior year and completion of annual compensation reviews. We also grant long-term incentives on other dates to newly hired executives and periodically in connection with promotions or to improve competitiveness and to position Executives appropriately to benchmarks. Grants are typically approved by the Committee at a meeting and are effective on the meeting date. However, the effective grant date for new hires is no earlier than their first day of employment. Stock-based awards are granted under our 2016 Long-Term Incentive Plan, which was last amended and approved by our shareholders in 2023. In 2024, the Board approved an update to the 2016 Long-Term Incentive Plan to clarify the treatment of PRSUs for all employees in the event of a change in control. As amended, the 2016 Long-Term Incentive Plan provides that an acquiror can either assume or continue PRSUs with or without performance conditions, and that if an acquiror does not assume or continue PRSUs, then they will become fully vested (with any PRSUs vesting at target achievement).
In determining the fiscal 2024 long-term incentive structure and award amounts, the Committee considered the factors described below under “Compensation Analysis Framework,” including a review of market data for comparable positions and each individual’s accumulated vested and unvested awards, current and potential realizable value over time using stock appreciation assumptions, vesting schedules, comparison of individual awards between Executives and in relation to other compensation elements, shareholder dilution and accounting expense.
PRSUs
PRSUs are intended to promote sustained improvement in financial performance, achievement of our strategic priorities, and long-term value creation for shareholders. Additionally, they represent full-value shares of our stock to drive performance, promote retention, and foster a long-term shareholder ownership perspective. In general, we believe the grant or vesting of a significant percentage of full-value shares for Executives should be based on performance against long-term performance goals. Therefore, in fiscal 2024, 64% and 60% of the long-term incentives granted to our CEO and Executives other than the CEO, respectively, were granted in PRSUs. The PRSUs received by our Executives are described in more detail in “2024 Grants of Plan-Based Awards.”
In the past, any earned PRSUs typically vested 50% on the date the Compensation Committee certified performance following the performance period and 50% on the one-year anniversary of that date, subject to continued service with the

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Company through each such date. Beginning with the fiscal 2024-2026 PRSU cycle, the Compensation Committee determined that PRSUs granted to Executives should typically vest at a rate of 100% on the date the Compensation Committee certifies performance following the performance period, subject to continued service with the Company through the certification date. The Compensation Committee made this change in October 2024, after the 2024-2026 PRSUs were granted, to strengthen our ability to attract and retain talent by aligning our PRSU program with the prevailing market practice. No changes were made to the performance goals or measurement period for the 2024-2026 PRSUs, but only to the payout timing following certification. Vesting is generally accelerated upon death, disability, or retirement (if retirement-eligible) if the awards are granted at least one year from the event and any performance conditions have been previously satisfied. Additional circumstances under which vesting of long-term incentives may be accelerated are described in “2024 Potential Payments Upon Termination.”
FISCAL 2024-2026 PRSU PROGRAM
Executives are currently eligible to earn PRSUs under our PRSU program. The key features of the PRSU program are described below:
•Each Executive received a PRSU award. PRSUs were granted to Executives in March 2024. PRSUs give the Executive the right to receive shares of our stock based on achievement against performance goals during a specified three-year performance period, subject to certain service requirements. Actual shares paid out, if any, will vary based on achievement of the performance goals.
•The number of actual shares that an Executive may earn after the end of the performance period is based on the attainment of a three-year cumulative EBIT goal measured at the Gap Inc. level, subject to potential adjustment for certain pre-established items that are unusual in nature or infrequently occur. The Committee set this goal for the fiscal 2024-2026 cycle at what it considered to be a rigorous yet attainable level in order to provide a meaningful incentive for Executives to improve performance in light of our expected performance at the time it was established. The award is then modified based on relative TSR, which measures our stock performance against the S&P Retail Select Index during the same three-year period. The potential payout range as a percentage of the target award based on the three-year EBIT goal attainment is 0% to 250%. The award will then be modified up or down by up to 20% (for a total opportunity of 0% to 300% of target) based on the level of relative TSR performance.
•As discussed above, the Compensation Committee modified the vesting schedule for PRSUs in October 2024 beginning with the fiscal 2024-2026 PRSU cycle. Going forward, 100% of the award is payable after the three-year performance period when the Compensation Committee certifies performance, subject to continued service with the Company through the certification date.

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The table below describes the potential payout range as a percentage of the target award for PRSUs granted in fiscal 2024 (for the fiscal 2024-2026 performance period). The target number of shares was determined using the 20-trading day simple average of our closing stock price prior to the grant date and the applicable PRSU target grant value. The PRSU grants represent only an opportunity to earn actual shares of our stock for achievement of performance goals over the performance period. The associated amount listed in the “2024 Summary Compensation Table” under Stock Awards is the grant date fair value and incremental fair value as of the modification date for accounting purposes, which is the required disclosure under SEC rules, and is not necessarily the compensation that will be actually realized by each Executive and also differs from the intended target value at grant. All payments are made in shares at vesting and dividends are not paid on unvested shares.

	Fiscal 2024-2026 PRSU Award Potential Payout
Name	Target Value	Target Number of Performance Shares	Potential Payout Range as Percentage of Target Shares
Richard Dickson	$6,400,000	315,893	0 – 300%
Katrina O’Connell	$2,100,000	103,652	0 – 300%
Haio Barbeito	$3,300,000	162,882	0 – 300%
Mark Breitbard	$2,100,000	103,652	0 – 300%
Chris Blakeslee	$1,950,000	96,248	0 – 300%
The following table shows the potential award modification based on the level of relative TSR performance. Gap Inc. TSR will be compared to the TSR of the companies comprising the S&P Retail Select Index. Payouts between the 25th and 75th percentiles are interpolated.

Percentile Rank	PRSU Modifier Payout
75th Percentile or Higher	120%
50th Percentile	100%
25th Percentile or Lower	80%
FISCAL 2022-2024 PRSU CYCLE
The following table shows the annualized fiscal 2022-2024 cumulative EBIT goal expressed as a percentage of 2023 actual results. The Committee set this goal at what it considered to be a rigorous yet attainable level to provide a meaningful incentive for Executives to improve performance in light of our expected performance at the time it was established. Also shown below is the actual percentage achieved expressed as a percentage of fiscal 2023 actual results, after adjustments for items that were not considered when the goal was set, which included gains on the sale of properties, planned partner model shifts, impairments related to YZY merchandise, restructuring, legal claims, and litigation. No additional adjustments to the results were made other than the neutralization of foreign exchange rate fluctuations.

	Annualized Fiscal 2022-2024 Cumulative EBIT Goal as a Percentage of Fiscal 2023 Actual EBIT			Actual 2022-2024 Percentage Achieved After Adjustments
	Threshold	Target	Maximum	Actual
Gap Inc. Fiscal 2022-2024 Cumulative EBIT	222.4%	264.3%	302.0%	183.6%

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The following table shows the actual achievement levels and actual PRSUs earned for the completed fiscal 2022-2024 cycle under our PRSU program for Ms. O’Connell, Mr. Barbeito, and Mr. Breitbard. None earned shares for the cycle based on below threshold performance against the fiscal 2022-2024 cumulative EBIT goal. Other Executives did not receive a PRSU award for the fiscal 2022-2024 cycle.

	Fiscal 2022 - 2024 Cycle PRSU Achievement
Name	Target Shares	Actual 2022-2024 EBIT Percentage Achieved	Actual Relative TSR Modifier	Actual Percentage Achieved (1)	Actual Shares Earned (2)
Katrina O’Connell	144,429	0%	120%	0%	0
Haio Barbeito	224,719	0%	120%	0%	0
Mark Breitbard	144,429	0%	120%	0%	0
(1)“Actual Percentage Achieved" represents the fiscal 2022-2024 actual cumulative EBIT percentage achieved, modified by the actual relative TSR modifier.
(2)“Actual Shares Earned" is the product of the target shares and the actual percentage achieved.
RSUs
RSUs represent the right to acquire full-value shares of our stock to drive performance, promote retention, and foster a long-term shareholder ownership perspective. In combination with our stock ownership requirements, RSUs subject Executives to the same stock price fluctuations experienced by shareholders but still encourage retention if our stock price does not appreciate, and help focus Executives on sustaining the value of the Company. In fiscal 2024, 36% and 40% of the long-term incentives granted to our CEO and Executives other than the CEO, respectively, were granted in RSUs. The RSUs received by our Executives are described in more detail in “2024 Grants of Plan-Based Awards.”
RSUs granted to Executives in 2024 vest based on continued service at a rate of 25% annually beginning one year from the grant date. Executives generally must be employed on the vesting date or awards are forfeited. Vesting is generally accelerated upon death, disability or retirement (if retirement-eligible) if the awards are granted at least one year from the event. Additional circumstances under which vesting of long-term incentives may be accelerated are described in “2024 Potential Payments Upon Termination.” As discussed above, beginning in fiscal 2025, annual RSU awards will vest ratably over three years instead of four years.
NOTE ON STOCK OPTION AWARD TIMING
The Company last granted a stock option in 2022. The Company does not grant stock options or similar awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of the Company’s stock, such as a significant positive or negative earnings announcement, or time the public release of such information based on stock option grant dates. In addition, the Company does not grant stock options or similar awards during periods in which there is material nonpublic information about the Company, including (i) during “blackout” periods or outside a “trading window” established in connection with the public release of earnings information under the Company’s insider trading policy or (ii) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information. These restrictions do not apply to PRSUs, RSUs, or other types of equity awards that do not include an exercise price related to the market price of the Company’s stock on the date of grant.

The Company’s executive officers would not be permitted to choose the grant date for any stock option grants.
During fiscal 2024, no executive officer was awarded stock options, and the Company did not time the disclosure of material nonpublic information or grants for the purpose of affecting the value of executive compensation.
Benefits and Perquisites
Executives generally are eligible for the same health and welfare plans as other full-time Gap Inc. employees, including medical, dental, life and disability insurance, and retirement plans. We also provide tailored additional benefits and perquisites to our Executives, which we believe are reasonable and consistent with our overall compensation objectives. These perquisites and benefits include an annual physical exam, to help Executives maintain their health and wellness; financial counseling services, to help Executives concentrate on their responsibilities while supporting financial wellness and managing more complex financial planning requirements; participation in a deferred compensation plan that is offered to all highly compensated employees, as a means to help Executives meet their retirement savings goals; and matching charitable donations, up to certain annual limits, which are available to all employees given the value that we place on supporting communities. Executives are also fitted from time to time in Company apparel for business meetings or events, and at times may keep these items, which, if deemed to have any incremental value to the Company, are disclosed.

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Compensation Discussion and Analysis	48
In addition to those benefits, Mr. Dickson is entitled to limited personal use of a Company airplane at an amount not to exceed $150,000 per year based on the incremental cost to the Company; reimbursement for membership dues for two business-focused social clubs; and home security services, including installation and ongoing monitoring costs, that were provided following a third-party risk assessment and aligned with our commitments to executive and associate safety. Pursuant to his offer letter, Mr. Dickson also received reimbursement for relocation costs related to his relocation to San Francisco, commuting costs to travel to the Company's offices through August 2024, and tax reimbursement payments on taxable expenses associated therewith. Beginning in August 2024, Mr. Dickson began receiving an additional ongoing annual commuting benefit to cover travel to the Company's offices at an amount not to exceed $50,000 per year but is not entitled to tax reimbursement payments on these costs.
Pursuant to their offer letters, Mr. Barbeito and Mr. Blakeslee received reimbursement for relocation costs related to their respective relocations to San Francisco and commuting costs to travel to the Company's offices, and tax reimbursement payments on taxable expenses associated therewith. In addition, during fiscal 2024, the Compensation Committee determined that it was in the Company's best interests to extend Mr. Barbeito's relocation and commuting benefits through the end of fiscal 2025, but did not increase the amount of these benefits.
The relocation and commuting benefits provided to Mr. Dickson, Mr. Barbeito, and Mr. Blakeslee in their offer letters were provided pursuant to our standard relocation policy for senior executives and up to the maximum levels set forth in their offer letters or as otherwise approved by the Compensation Committee. All benefits and perquisites provided to Executives in fiscal 2024 were approved by the Compensation Committee (either in their offer letters or otherwise), based on prior advice received from the Committee's independent compensation consultant.

We believe the perquisites provided to our Executives benefit the Company and our shareholders as described above. With respect to Mr. Dickson's perquisites, we believe they benefit the Company and our shareholders by allowing Mr. Dickson to manage his travel and time commitments safely and efficiently and to leverage his business and personal connections for business-related purposes, while ensuring his personal safety. Additionally, Mr. Dickson's perquisites amount for fiscal 2024 includes one-time home security installation costs totaling approximately $150,000, and these costs will not appear in future years.

The benefits and perquisites received by our Executives in fiscal 2024 are described in more detail in the footnotes to the “2024 Summary Compensation Table.”
Stock Ownership Requirements for Executive Officers / Hedging and Pledging Prohibitions
We have minimum stock ownership requirements for Executives. In 2024, we introduced a more stringent Executive Stock Ownership Policy for Executives, which includes a multiple of salary requirement instead of a fixed share requirement. The new Executive Stock Ownership Policy reinforces our belief that Company Executives should have a meaningful ownership stake in the Company to align Executives and shareholders and encourage a long-term perspective in managing the Company.
As of the date of this Proxy Statement, all covered Executives had met their respective stock ownership requirement in the table below.

Requirement (multiple of salary)
CEO, Gap Inc.	6x
Brand Presidents and CFO, Gap Inc.	3x
Executive Vice Presidents	2x
Covered Executives not meeting their respective stock ownership requirement must hold 50% of net after-tax shares on future vesting of equity awards acquired through the Company's equity compensation programs until the minimum stock ownership requirement is satisfied.
For purposes of determining stock ownership levels, in addition to shares held directly, certain forms of equity interests in the Company count towards the stock ownership requirement, including RSUs (vested or unvested). Unvested PRSUs and unexercised stock options do not count towards the stock ownership requirement.
Our insider trading policy applicable to Company officers prohibits speculation in our stock, including short sales, hedging or publicly traded option transactions. We also prohibit Executives from pledging Company stock as collateral for a loan or for any other purpose. Our hedging policy is described in more detail in “Corporate Governance—Insider Trading Policy and Restrictions on Hedging and Pledging.”

2025 Proxy Statement

Compensation Discussion and Analysis	49
Termination Payments
Various agreements, as described in more detail in “2024 Potential Payments Upon Termination,” provide for severance benefits in the event of certain terminations of employment for certain of our Executives. These benefits were selected considering competitive conditions and customary practices at the time of their implementation. We do not have arrangements that provide for single-trigger change in control benefits.
Compensation Analysis Framework
The Compensation Committee reviews executive compensation at least annually. The Committee approaches executive compensation as part of the overall strategic framework for total rewards at the Company. This framework applies to all employees at the Company and reflects our global rewards principles, which include:
•Sharing in the success of the Company;
•Rewarding for performance; and
•Being fair and equitable.
The Committee reviews base salary, annual incentives, long-term incentives, benefits and perquisites, both individually and as part of the total compensation package.
The Compensation Committee also uses compensation data covering other peer companies to support its analysis. The Committee selected a broad spectrum of retail companies presented by Frederic W. Cook & Co. for purposes of comparing market compensation levels because we have both recruited from and lost executive talent to this industry in the past, and to ensure appropriate scope and complexity relative to the Company. These companies were selected based upon their strong brand recognition and global presence, omnichannel strategies, complexity of operations with multiple brand businesses, and comparable financial and valuation characteristics. Because the size of companies in our peer group varies considerably, regression analysis is used where appropriate to adjust the compensation data for differences in Gap Inc. and brand revenues. The peer group is reviewed by the Committee each year. The peer group used in 2024 was comprised of the companies listed below.
PEER GROUP

American Eagle	Levi Strauss & Co.	Ross Stores
Bath & Body Works	Lululemon Athletica	Skechers
Best Buy	Macy’s	The TJX Companies
Dollar General	Nordstrom	V.F. Corp.
Dollar Tree	PVH Corp.	Williams-Sonoma
Foot Locker	Qurate Retail
Kohl’s	Ralph Lauren
The Compensation Committee reviews compensation data for Executives based on an analysis of commercial surveys and proxy-reported data provided by Frederic W. Cook & Co. The analysis provides levels of base salary, annual incentives, and long-term incentive grant values in a summarized form. This data is supplemented by information obtained through proxy statement disclosures and other public sources. The Compensation Committee uses the peer group data as a frame of reference to inform its compensation review and decisions, but compensation is not set to meet specific benchmarks or percentiles.
In conducting its analysis and determining compensation, the Committee also considers the following factors, where relevant:
•Business and talent strategies;
•The nature of each Executive’s role;
•Individual performance (based on specific financial and operating objectives for each Executive, as well as the demonstration of our values-based leadership behaviors);
•Future potential contributions by the Executive;
•Internal comparisons to other Executives;
•Internal consistency with our broad-based practices and programs;
•Comparisons of the value and nature of the compensation elements to each other and in total; and
•Retention risk.

2025 Proxy Statement

Compensation Discussion and Analysis	50
As described below, the Committee also considers management’s recommendations and advice from the Committee’s independent compensation consultant when appropriate. The Committee periodically reviews the accounting and tax implications of each compensation element, and shareholder dilution in the case of equity awards.
Role of the CEO and Compensation Consultants
The Committee has engaged Frederic W. Cook & Co. as its independent compensation consultant to advise the Committee on compensation program structure and individual compensation decisions, as directed by the Committee. The consultant was selected by the Committee and does not provide any other services to the Company. In addition, we have conducted a review of the Committee’s relationship with its compensation consultant and have identified no conflicts of interest. The consultant reports directly to the Committee, although the consultant meets with management from time to time to obtain information necessary to advise the Committee.
Generally, the CEO evaluates each Executive using relevant factors described above under “Compensation Analysis Framework” and makes recommendations to the Committee about the structure of the compensation program and individual compensation arrangements. Frederic W. Cook & Co. assists with these recommendations and also provides market data, which is reviewed by the Committee for its consideration. The CEO is generally present at Committee meetings when compensation, other than the CEO's own, is considered and approved. Approval of all executive compensation decisions rests solely with the Committee.
Tax Considerations
While Section 162(m) of the Internal Revenue Code generally places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any one year for each “covered employee”, the Committee believes that it is in the best interests of the Company and our shareholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating, and retaining key executives, even if their compensation may not be fully deductible for federal income tax purposes.
Recovery and Adjustments to Awards
In June 2023, the U.S. Securities and Exchange Commission approved the New York Stock Exchange’s proposed rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which require listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers and to satisfy related disclosure obligations. In August 2023, we amended and restated our Executive Compensation Recoupment Policy, which currently applies to our Senior Leadership Team, to reflect these new requirements. In addition to requiring the recovery of incentive-based compensation in the event of a financial restatement, our Executive Compensation Recoupment Policy also allows the Compensation Committee to recover incentive-based compensation in the event of non-restatement related miscalculations or management misconduct or negligence resulting in material financial, reputational or other harm to the Company.

2025 Proxy Statement

Compensation Committee Report	51

Compensation Committee Report
The Compensation and Management Development Committee (the “Committee”) has reviewed and discussed this Compensation Discussion and Analysis with management. Based on the review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended February 1, 2025 and included in the Proxy Statement for the 2025 Annual Meeting of Shareholders.
Tracy Gardner (Chair)
Salaam Coleman Smith
Elisabeth B. Donohue
April 8, 2025
Notwithstanding anything to the contrary in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, this report shall not be deemed to be incorporated by reference into any such filing.

2025 Proxy Statement

2024 Summary Compensation Table	52

Executive Compensation
2024 Summary Compensation Table
The following table shows compensation information for fiscal 2024, which ended February 1, 2025, for each person who served as our principal executive or financial officer in fiscal 2024, and the three most highly compensated executive officers at fiscal 2024 year-end who did not serve as our principal executive or financial officer (the “named executive officers”). The table also shows compensation information for fiscal 2023 and fiscal 2022, which ended February 3, 2024 and January 28, 2023, respectively, for those named executive officers who were also named executive officers in either of those years.

Name and Principal Position in 2024	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(4)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)	Total ($)
Richard Dickson	2024	1,400,000	175,000	12,281,658	—	5,180,000	—	390,188	19,426,846
President and CEO, Gap Inc.	2023	697,159	—	11,542,892	—	1,802,511	—	322,446	14,365,008

Katrina O'Connell	2024	900,000	—	4,281,618	—	2,700,000	—	67,744	7,949,362
EVP and CFO, Gap Inc.	2023	914,615	—	3,314,782	—	2,557,510	—	67,682	6,854,589
	2022	866,538	—	2,521,291	638,980	—	—	61,280	4,088,089

Horacio Barbeito	2024	1,084,615	1,187,500	6,728,281	—	3,253,022	—	501,416	12,754,834
President and CEO, Old Navy	2023	1,019,230	1,187,500	2,951,030	—	2,595,611	—	307,619	8,060,990
	2022	500,000	745,879	5,419,394	—	—	—	148,197	6,813,470

Mark Breitbard	2024	1,100,000	—	4,281,618	—	3,300,000	—	74,369	8,755,987
President and CEO, Gap Brand	2023	1,121,154	—	2,295,250	—	3,300,000	—	74,793	6,791,197
	2022	1,100,000	—	2,521,291	638,980	—	—	74,194	4,334,465

Chris Blakeslee	2024	950,000	450,000	3,975,776	—	1,239,750	—	305,721	6,921,247
President and CEO, Athleta	2023	475,000	—	8,092,183	—	855,398	—	287,055	9,709,636

(1)The amounts in this column are prorated based on changes to base salaries during the fiscal year and, for fiscal 2023, include amounts paid for an additional week. Base salary changes in fiscal 2024 are further described in “Compensation Discussion and Analysis—Elements of Compensation—Base Salary.”
(2)The amount in this column for 2024 for Mr. Dickson reflects the earned portion of a sign-on bonus with repayment provisions that he received when he joined the Company in August 2023. The amounts in this column for 2024 and 2023 for Mr. Barbeito reflect the earned portions of a sign-on bonus with repayment provisions that he received when he joined the Company in August 2022. The amount in this column for 2022 for Mr. Barbeito reflects a payment equal to his target bonus amount (on a prorated basis) that was paid as part of his new hire package to help recruit him from his former employer. The amount in this column for 2024 for Mr. Blakeslee reflects the earned portion of a sign-on bonus with repayment provisions that he received when he joined the Company in August 2023.
(3)This column reflects the aggregate grant date fair value for awards of stock during fiscal 2024, 2023, and 2022, computed in accordance with FASB ASC 718. These amounts reflect the grant date fair value, and do not necessarily represent the actual value that may be realized by the named executive officers. In addition, for 2024, this column reflects the aggregate incremental fair value of the PRSU 5 awards (defined below) that were modified during the year to change the vesting schedule and payout timing of the awards, computed as of the modification date in accordance with FASB ASC Topic 718. See “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives” for more information about the modification of the PRSU 5 awards.
For 2022, this column includes the grant date fair value of the target number of shares that may be earned under the PRSU program with respect to the three-year performance period beginning with fiscal 2022 (“PRSU 3”).
For 2023, this column includes the grant date fair value of the target number of shares that may be earned under the PRSU program with respect to the three-year performance period beginning with fiscal 2023 (“PRSU 4”).
For 2024, this column includes the grant date fair value of the target number of shares that may be earned under the PRSU program with respect to the three-year performance period beginning with fiscal 2024 (“PRSU 5”). In addition, for 2024, this column includes the incremental fair value of the target number of shares that may be earned under PRSU 5 due to the modification of the PRSU 5 awards during the year to change the vesting schedule and payout timing of the awards.
See “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives—PRSU Program” in this Proxy Statement for actual shares earned under PRSU 3 (none were earned).

2025 Proxy Statement

2024 Summary Compensation Table	53
This column also includes the aggregate grant date fair value of any time-based restricted stock units granted during fiscal 2024, 2023 and 2022. The amount in this column for 2023 for Mr. Dickson also includes the aggregate grant date fair value of 12,204 director stock units he received before he was appointed as the Company's President and CEO in August 2023.
Details on the figures included in this column for 2024 are reflected in the following table. Details on the figures included in this column for 2023 and 2022 are included in our 2024 and 2023 Proxy Statements.

	PRSU 5 (FY 2024 Grant) Target Shares Grant Date Fair Value ($)	PRSU 5 (FY 2024 Grant) Target Shares Incremental Fair Value at Modification Date ($)	Grant Date Fair Value of RSUs ($)	Total Reported in Stock Awards Column (rounded to the nearest dollar) ($)
Richard Dickson	8,036,318	102,666	4,142,674	12,281,658
Katrina O'Connell	2,636,907	33,687	1,611,025	4,281,618
Horacio Barbeito	4,143,718	52,937	2,531,627	6,728,281
Mark Breitbard	2,636,907	33,687	1,611,025	4,281,618
Chris Blakeslee	2,448,549	31,281	1,495,946	3,975,776
The PRSU 5 awards were granted on March 18, 2024, and modified on October 8, 2024 to change the vesting schedule and payout timing of the awards. The estimated grant date fair value of PRSU 5 is $25.44 per share, and the estimated incremental fair value of PRSU 5 as of the modification date is $0.325 per share. For a description of the Company’s PRSU Program, please see “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives—PRSU Program.”

	PRSU 5 (FY 2024 Grant)
	Maximum Shares Grant Date Fair Value ($)	Maximum Shares Incremental Fair Value at Modification Date ($)	Maximum Shares Total ($)
Richard Dickson	24,108,953	307,997	24,416,950
Katrina O'Connell	7,910,721	101,061	8,011,781
Horacio Barbeito	12,431,154	158,810	12,589,964
Mark Breitbard	7,910,721	101,061	8,011,781
Chris Blakeslee	7,345,647	93,842	7,439,489
(4)Please refer to Note 10, “Share-Based Compensation,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on March 18, 2025 for the relevant assumptions used to determine the valuation of our stock and option awards. Please refer to the “2024 Grants of Plan-Based Awards” table in this Proxy Statement and the Grants of Plan-Based Awards tables in our 2024 and 2023 Proxy Statements for information on awards actually granted in fiscal 2024, 2023 and 2022.
(5)This column reflects the aggregate grant date fair value for awards of stock options during fiscal 2022, computed in accordance with FASB ASC 718. These amounts reflect the grant date fair value, and do not necessarily represent the actual value that may be realized by the named executive officers. No named executive officer received stock options in fiscal 2024 or fiscal 2023.
(6)The amounts in this column reflect the non-equity amounts earned by the named executive officers under the Company’s annual incentive bonus plan.
(7)No above-market or preferential interest rate options are available under our deferred compensation programs, and we do not provide executives with a pension plan. Please refer to the “2024 Nonqualified Deferred Compensation” table for additional information on deferred compensation earnings.
(8)The amounts shown in the “All Other Compensation” column are detailed in the following table.

2025 Proxy Statement

2024 Summary Compensation Table	54

Name	Fiscal Year	Personal Use of Airplane ($)(a)	Financial Counseling ($)(b)	Tax Payments ($)(c)	Deferred Compensation Plan Match ($)(d)	401 (k) Plan Match ($)(e)	Disability Plan ($)(f)	Life Insurance ($)(g)	Relocation ($)(h)	Gift Matching ($)(i)	Other ($)(j)	Total ($)
Richard Dickson	2024	16,184	15,243	26,428	42,000	13,800	829	672	8,696	31,000	235,336	390,188
	2023	124,390	6,958	47,326	4,892	6,268	345	280	37,023	6,000	88,964	322,446
Katrina O'Connell	2024	—	15,243	—	22,200	13,800	829	672	—	15,000	—	67,744
	2023	—	15,551	—	22,577	13,055	851	648	—	15,000	—	67,682
	2022	—	15,300	—	22,231	12,306	867	576	—	10,000	—	61,280
Horacio Barbeito	2024	—	15,243	177,790	29,046	13,917	829	672	217,440	—	46,479	501,416
	2023	—	19,516	86,360	26,800	13,469	851	648	59,684	—	100,291	307,619
	2022	—	9,575	36,976	—	14,523	434	288	86,401	—	—	148,197
Mark Breitbard	2024	—	15,243	—	30,200	12,425	829	672	—	15,000	—	74,369
	2023	—	15,551	—	30,800	11,943	851	648	—	15,000	—	74,793
	2022	—	15,300	—	31,800	10,651	867	576	—	15,000	—	74,194
Chris Blakeslee	2024	—	—	166,297	—	—	829	672	85,248	—	52,675	305,721
	2023	—	—	172,272	—	—	280	345	88,349	—	25,809	287,055
(a)As required by SEC rules, the amounts shown are the incremental cost to the Company of personal use of the Company airplane and are calculated based on the variable operating costs to the Company, including fuel costs, mileage, trip-related maintenance, and other miscellaneous variable costs. Since the Company airplane is primarily used for business travel, fixed costs which do not change based on usage, such as the pilot’s salary and maintenance costs unrelated to the trip, are excluded. For Mr. Dickson, these amounts also include the incremental value of travel by family members and/or personal guests on the Company airplane during business travel.
(b)We provide certain executive officers access to financial counseling services, which may include tax preparation and estate planning services. We value this benefit based on the actual cost for those services.
(c)For Mr. Dickson, Mr. Barbeito, and Mr. Blakeslee, these amounts reflect tax reimbursement payments on taxable relocation and commuting costs paid by the Company pursuant to their offer letters or as otherwise approved by the Compensation Committee.
(d)These amounts reflect Company matching contributions under the Company’s nonqualified Deferred Compensation Plan for base salary deferrals representing the excess of the participant’s base pay over the current IRS qualified plan limit, which are matched at up to 4% of base pay, the same rate as is in effect under the Company’s 401(k) plan.
(e)These amounts reflect Company matching contributions under the Company’s 401(k) Plan.
(f)These amounts reflect premium payments for long-term disability insurance, which is available to benefits-eligible employees generally.
(g)These amounts reflect premiums paid for life insurance provided to employees at the Director level and above.
(h)For Mr. Dickson, Mr. Barbeito, and Mr. Blakeslee, these amounts reflect relocation costs (including temporary housing costs, if applicable) paid by the Company pursuant to their offer letters or as otherwise approved by the Compensation Committee.
(i)These amounts reflect Company matching contributions under the Company’s Gift Match Program, available to all employees, under which contributions to eligible nonprofit organizations are matched by the Company, up to certain annual limits. In calendar year 2024, the limit for the named executive officers was $15,000, except for Mr. Dickson who had a $100,000 annual gift match limit. The annual gift match eligibility limits are based on the executive’s original donation date.
(j)For Mr. Dickson, in fiscal 2024, this amount reflects $62,937 in commuting costs, $4,853 in membership dues for two business-focused social clubs, $163,248 in home security costs, and $4,298 in executive physical services and, in fiscal 2023, this amount reflects $33,254 in commuting costs, $50,278 in attorney's fees, and $5,432 in membership dues and initiation fees for two business-focused social clubs. For Mr. Barbeito, in fiscal 2024 and fiscal 2023, this amount reflects commuting costs. For Mr. Blakeslee, in fiscal 2024 and fiscal 2023, this amount reflects commuting costs.

2025 Proxy Statement

2023 Grants of Plan-Based Awards	55
2024 Grants of Plan-Based Awards
The following table shows all plan-based awards granted to the named executive officers during fiscal 2024, which ended on February 1, 2025.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)
Name	Grant Date(1)	Approval Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Richard Dickson	3/18/2025	3/18/2025	—	—	—	—	—	—	177,690	—	—	4,142,674
	3/18/2025	3/18/2025	—	—	—	126,356	315,893	947,679	—	—	—	8,138,983
	N/A	N/A	647,500	2,590,000	5,180,000	—	—	—	—	—	—	—
Katrina O'Connell	3/18/2025	3/18/2025	—	—	—	—	—	—	69,101	—	—	1,611,025
	3/18/2025	3/18/2025	—	—	—	41,460	103,652	310,956	—	—	—	2,670,594
	N/A	N/A	337,500	1,350,000	2,700,000	—	—	—	—	—	—	—
Horacio Barbeito	3/18/2025	3/18/2025	—	—	—	—	—	—	108,588	—	—	2,531,627
	3/18/2025	3/18/2025	—	—	—	65,152	162,882	488,646	—	—	—	4,196,655
	N/A	N/A	406,628	1,626,511	3,253,022	—	—	—	—	—	—	—
Mark Breitbard	3/18/2025	3/18/2025	—	—	—	—	—	—	69,101	—	—	1,611,025
	3/18/2025	3/18/2025	—	—	—	41,460	103,652	310,956	—	—	—	2,670,594
	N/A	N/A	412,500	1,650,000	3,300,000	—	—	—	—	—	—	—
Chris Blakeslee	3/18/2025	3/18/2025	—	—	—	—	—	—	64,165	—	—	1,495,946
	3/18/2025	3/18/2025	—	—	—	38,498	96,248	288,744	—	—	—	2,479,830
	N/A	N/A	356,250	1,425,000	2,850,000	—	—	—	—	—	—	—
(1)The grant date for each equity award represents the grant date of the awards as determined in accordance with FASB ASC 718. The approval date for each equity award represents the date that the grant was approved by the Compensation Committee.
(2)The amounts shown in these columns reflect the estimated potential payment levels for the fiscal 2024 performance period under the Company’s annual incentive bonus plan, further described in “Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Incentive Bonus.” These amounts are prorated based on changes to base salary and bonus target and for time in position during the year. The potential payouts were performance-based and, therefore, were completely at risk. The potential threshold payment amount assumes 25% achievement of the financial performance component. The potential target payment amount assumes 100% achievement of the financial performance component. The potential maximum payment amount assumes 200% achievement of the financial performance component.
(3)The amounts shown in these columns reflect the threshold, target, and maximum amounts for awards granted in fiscal 2024 under the Company’s PRSU program. Please see “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives—PRSU Program” for more information. Potential payouts are based on the applicable interpolated award values between the threshold, target, and maximum payout levels. The potential awards are performance-based and, therefore, completely at risk.
(4)The value of a stock award is based on the grant date fair value of such award determined pursuant to FASB ASC 718. In addition, for the PRSU 5 awards, this column reflects the aggregate incremental fair value of the PRSU 5 awards that were modified during the year to change the vesting schedule and payout timing of the awards, computed as of the modification date in accordance with FASB ASC Topic 718. See “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives” for more information about the modification of the PRSU 5 awards. Please refer to Note 10, “Share-Based Compensation,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on March 18, 2025 for the relevant assumptions used to determine the valuation of our stock awards. The PRSU 5 awards were granted on March 18, 2024, and modified on October 8, 2024. The estimated grant date fair value of the PRSU 5 awards is $25.44, and the estimated incremental fair value of the PRSU 5 awards as of the modification date is $0.325 per share. For the total grant date fair value and incremental fair value of awards if maximum performance conditions are achieved over the entire three-year performance period under PRSU 5, see Footnote 3 to the “2024 Summary Compensation Table.”

2025 Proxy Statement

2024 Outstanding Equity Awards at Fiscal Year-End	56
2024 Outstanding Equity Awards at Fiscal Year-End
The following table shows all outstanding equity awards held by the named executive officers at the end of fiscal 2024, which ended on February 1, 2025.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Richard Dickson							328,947	(b)	7,917,754
							233,004	(c)	5,608,406
							177,690	(d)	4,276,998
							15,918	(s)	383,145
							12,511	(s)	301,128
										1,398,024	(a)	33,650,438
										947,679	(b)	22,810,634
Katrina O'Connell	8,000	0		0	41.27	3/16/2025
	15,000	0		0	30.18	3/14/2026
	15,980	0		0	30.18	3/14/2026
	18,000	0		0	32.23	3/19/2028
	42,422	14,141	(a)	0	32.25	3/15/2031
	0	68,515	(b)	0	13.93	3/14/2032
							0	(a)	0
							4,803	(e)	115,608
							24,072	(f)	579,413
							75,000	(g)	1,805,250
							53,571	(h)	1,289,454
							69,101	(i)	1,663,261
										450,000	(a)	10,831,500
										310,956	(b)	7,484,711
Horacio Barbeito							0	(a)	0
							96,429	(j)	2,321,046
							108,588	(k)	2,613,713
										578,571	(a)	13,926,204
										488,646	(b)	11,761,709
Mark Breitbard	300,000	0		0	25.90	5/1/2027
	180,000	0		0	32.23	3/19/2028
	180,000	0		0	25.56	3/18/2029
	140,000	0		0	19.35	12/20/2029
	46,664	15,555	(c)	0	32.25	3/15/2031
	68,514	68,515	(d)	0	13.93	3/14/2032
							0	(a)	0
							5,283	(l)	127,162
							24,072	(m)	579,413
							75,000	(n)	1,805,250
							69,101	(o)	1,663,261
										450,000	(a)	10,831,500
										310,956	(b)	7,484,711
Chris Blakeslee							220,966	(p)	5,318,652
							57,811	(q)	1,391,511
							64,165	(r)	1,544,452
										1,025,175	(a)	24,675,962
										288,744	(b)	6,950,068

2025 Proxy Statement

2024 Outstanding Equity Awards at Fiscal Year-End	57
(1)The following footnotes set forth the vest dates for the outstanding option awards (vesting generally depends upon continued employment through the applicable vesting date):
(a)Options vest 14,141 on 3/15/2025.
(b)Options vest 34,257 on 3/14/2025, and 34,258 on 3/14/2026.
(c)Options vest 15,555 on 3/15/2025.
(d)Options vest 34,257 on 3/14/2025, and 34,258 on 3/14/2026.
(2)The following footnotes set forth the vest dates for the outstanding stock awards (vesting generally depends upon continued employment through the applicable vesting date):
(a)No shares were earned under the Company's PRSU program (described in “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives—PRSU Program”) with respect to the 2022-2024 performance period (PRSU 3), based on the assessment of the Company's Compensation and Management Development Committee on March 14, 2025.
(b)Award vests 109,649 on 8/22/2025, 109,649 on 8/22/2026, and 109,649 on 8/22/2027.
(c)Award vests 116,502 on 8/22/2025, and 116,502 on 8/22/2026.
(d)Award vests 44,422 on 3/18/2025, 44,422 on 3/18/2026, 44,423 on 3/18/2027, and 44,423 on 3/18/2028.
(e)Award vests 4,803 on 3/15/2025.
(f)Award vests 12,036 on 3/14/2025 and 12,036 on 3/14/2026.
(g)Award vests 25,000 on 3/13/2025, 25,000 on 3/13/2026, and 25,000 on 3/13/2027.
(h)Award vests 53,571 on 3/13/2025.
(i)Award vests 17,275 on 3/18/2025, 17,275 on 3/18/2026, 17,275 on 3/18/2027, and 17,276 on 3/18/2028.
(j)Award vests 32,143 on 3/13/2025, 32,143 on 3/13/2026, and 32,143 on 3/13/2027.
(k)Award vests 27,147 on 3/18/2025, 27,147 on 3/18/2026, 27,147 on 3/18/2027, and 27,147 on 3/18/2028.
(l)Award vests 5,283 on 3/15/2025.
(m)Award vests 12,036 on 3/14/2025 and 12,036 on 3/14/2026.
(n)Award vests 25,000 on 3/13/2025, 25,000 on 3/13/2026, and 25,000 on 3/13/2027.
(o)Award vests 17,275 on 3/18/2025, 17,275 on 3/18/2026, 17,275 on 3/18/2027, and 17,276 on 3/18/2028.
(p)Award vests 132,579 on 8/7/2025 and 88,387 on 8/7/2026.
(q)Award vests 19,270 on 8/7/2025, 19,270 on 8/7/2026 and 19,271 on 8/7/2027.
(r)Award vests 16,041 on 3/18/2025, 16,041 on 3/18/2026, 16,041 on 3/18/2027, and 16,042 on 3/18/2028.
(s)Award of non-employee director stock units is immediately vested on the date of grant. Delivery of the shares is deferred until three years from the date of grant, unless further deferred, or immediately upon cessation of service as a member of the Board, if earlier. During the deferral period, the stock units earn dividend equivalents which are reinvested in additional units annually.
(3)Represents the number of stock awards multiplied by the closing price of our common stock as of January 31, 2025, the last trading day of fiscal 2024 ($24.07).
(4)
(a)Represents an estimate of the number of shares that may be earned under the Company’s PRSU program (described in “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives—PRSU Program”) with respect to the 2023-2025 performance period (PRSU 4), based on performance through the end of fiscal 2024 as required by SEC disclosure rules. Pursuant to SEC disclosure rules, amounts are shown at maximum because performance was trending at above target. Half of any award earned will vest on the date the Company’s Compensation and Management Development Committee certifies attainment in 2026, and the remainder will vest on the first anniversary of such certification date, contingent on continued service with the Company through each such date.
(b)Represents an estimate of the number of shares that may be earned under the Company’s PRSU Program (described in “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives—PRSU Program”) with respect to the 2024-2026 performance period (PRSU 5), based on performance through the end of fiscal 2024 as required by SEC disclosure rules. Pursuant to SEC disclosure rules, amounts are shown at maximum because performance was trending at above target. Any award earned will vest on the date the Company’s Compensation and Management Development Committee certifies attainment in 2027, contingent on continued service with the Company through the certification date.
(5)Represents the number of stock awards multiplied by the closing price of our common stock as of January 31, 2025, the last trading day of fiscal 2024 ($24.07).

2025 Proxy Statement

2024 Option Exercises and Stock Vested	58
2024 Option Exercises and Stock Vested
The following table shows all stock options exercised and the value realized upon exercise, and all stock awards vested and the value realized upon vesting, by the named executive officers during fiscal 2024, which ended on February 1, 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Richard Dickson	—	—	343,385	(3)	8,428,749
Katrina O'Connell	127,557	1,534,812	116,034		2,766,872
Horacio Barbeito	—	—	163,228		3,780,512
Mark Breitbard	187,617	3,806,641	77,351		1,958,153
Chris Blakeslee	—	—	240,236		5,143,453
(1)Value realized on exercise is based on the sale price upon exercise minus the exercise price (the grant price).
(2)Value realized on vesting is based on the number of vested shares multiplied by the closing price of our common stock on the vesting date.
(3)For Mr. Dickson, includes 732 shares acquired in 2024 through dividend reinvestment on outstanding fully vested director stock units. Following the deferral period, shares in an amount equal in value to the stock units, including units acquired through dividend equivalent reinvestment, will be issued to Mr. Dickson unless a further deferral election has been made; provided, however, these shares and accumulated dividend equivalents will be issued immediately upon ceasing to be a director of the Company.

2025 Proxy Statement

2024 Nonqualified Deferred Compensation	59
2024 Nonqualified Deferred Compensation
The table below provides information on the nonqualified deferred compensation activity for the named executive officers in fiscal 2024, which ended on February 1, 2025.

Name	Plan	Executive Contribution in Fiscal 2024 ($)(1)	Registrant Contributions in Fiscal 2024 ($)(2)	Aggregate Earnings in Fiscal 2024 ($)(3)	Aggregate Withdrawals/ Distributions in Fiscal 2024 ($)	Aggregate Balance at Fiscal 2024 Year-End ($)(4)
Richard Dickson	Deferred Compensation Plan	42,000	42,000	10,820	—	116,933
	2016 Long-Term Incentive Plan	—	—	33,468	—	684,272
Katrina O'Connell	Deferred Compensation Plan	1,158,004	22,200	411,845	—	3,240,425
Horacio Barbeito	Deferred Compensation Plan	32,481	29,046	7,626	—	132,105
Mark Breitbard	Deferred Compensation Plan	33,000	30,200	74,094	—	592,561
Chris Blakeslee	Deferred Compensation Plan	—	—	—	—	—
(1)The amounts associated with the Company's Deferred Compensation Plan ("DCP") are included in the “Salary” column of the Summary Compensation Table.
(2)Footnote 9 to the Summary Compensation Table shows matching contributions under the Company’s DCP for base salary deferrals representing the excess of the participant’s base pay over the current IRS qualified plan limit, which are matched at up to 4%, the same rate as is in effect under the Company’s 401(k) plan.
(3)The amounts associated with the DCP include earnings (or losses) and dividends. In fiscal 2024, no above-market or preferential interest rate options were available on notional investments in the DCP. The amounts associated with the 2016 Long-Term Incentive Plan include credited dividend equivalents earned by Mr. Dickson in fiscal 2024 on deferred stock units, multiplied by the closing price of our common stock as of January 31, 2025, the last trading day of fiscal 2024 ($24.07). See “Compensation of Directors—Equity Compensation” for more information.
(4)A portion of the amounts associated with the DCP were previously reported as deferred compensation in the Summary Compensation Tables in the Proxy Statements for prior Annual Meetings as follows: Mr. Dickson: ($20,507), Ms. O’Connell: ($1,034,294), Mr. Barbeito ($59,108), and Mr. Breitbard ($375,963). See our Proxy Statements for our 2024 and 2023 Annual Meetings for information about deferred stock units earned by Mr. Dickson in fiscal 2023 and 2022.
The Company’s DCP allows eligible employees to defer up to 75% of their salary and 90% of their bonuses (or such other percentages determined by the Company) on a pre-tax basis. Additional amounts are credited annually to participants' accounts in the form of Company matching contributions of up to a specified percentage of the eligible compensation deferred each year by participants. Contributions credited to a participant's account are credited or debited with notional investment gains and losses, as well as appreciation and depreciation equal to the experience of selected investment funds offered under the DCP and elected by the participant. Deferred compensation is payable upon a participant's termination of employment, death, or on a date or dates selected by the participant in accordance with the terms of the DCP. Deferred compensation is generally payable in the form of a lump sum distribution or installments at the election of the participant and subject to exceptions in the case of death or termination of employment prior to age 50. Participants or, in the case of the participant's death, their beneficiaries, may not sell, transfer, anticipate, assign, hypothecate or otherwise dispose of any right or interest in the DCP. A participant may designate one or more beneficiaries to receive any portion of his or her deferred compensation payable in the event of the participant's death. The Company also reserves the right to amend the DCP at any time, or to terminate the DCP in accordance with the restrictions under Section 409A of the Internal Revenue Code.

2025 Proxy Statement

2024 CEO Pay Ratio	60
2024 CEO Pay Ratio
Gap Inc. is one of the largest specialty apparel retailers in the United States. While our employees work in a variety of roles and settings, the majority of our employees work in stores. Our store workforce consists largely of part-time, hourly employees who weave their part-time schedule together with other life commitments, such as education or family responsibilities.
Equal pay for equal work is a core value at Gap Inc. Our co-founders Don and Doris Fisher each contributed equal amounts of money to open the first Gap store on Ocean Avenue in San Francisco. They continued to run the business as equals and established a culture of equality that continues to inspire us today. Our commitment to equality began with our co-founders and continues to be a cornerstone of the Company. In 2014, we were the first Fortune 500 company to announce that we pay employees equally for equal work. We continue to conduct internal pay equity reviews to help ensure that our pay practices are fair and competitive.
For fiscal year 2024, using the methodology described below, we determined that the employee with the median annual total compensation of our employees (the “median employee”) was a part-time sales associate located in Washington and the median employee's total compensation in fiscal year 2024 was $9,229. We did not annualize the median employee’s compensation. The annual reported compensation of our CEO for that same period was $19,426,846. Accordingly, the ratio of the median employee pay to our CEO pay for 2024 is 1 to 2,105, which was calculated in compliance with the requirements set forth in Item 402(u) of Regulation S-K.
To identify the median employee and determine the annual total compensation of the median employee, we used the following methodology:
1.As of February 1, 2025, our employee population, prior to excluding any non-U.S. employees, consisted of approximately 82,470 employees. As permitted by the SEC rules, we excluded 1,848 employees from the following countries: Bangladesh 27, Cambodia 13, China 59, El Salvador 1, Guatemala 14, Hong Kong 325, India 860, Indonesia 17, Israel 37, Pakistan 7, Sri Lanka 3, Taiwan 326, Turkey 15, United Kingdom 41 and Vietnam 103. In the aggregate, the total number of excluded employees equaled 2.2% of the total employee population, resulting in a total U.S. and non-U.S. employee population of approximately 80,622 that was used for our calculation.
2.For the non-excluded employees, we used total gross earnings paid, obtained from local payroll data, for the fiscal year ending February 1, 2025 as a consistently applied measure to determine our “median employee". We did not annualize the median employee compensation. Because there was more than one “median employee" based on total gross earnings paid, we selected an individual we determined to be reasonably representative of our median employee and who did not have any unusual or nonstandard compensation items.
3.We calculated the total compensation elements for our CEO and median employee for fiscal 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

2025 Proxy Statement

2024 Potential Payments Upon Termination	61
2024 Potential Payments Upon Termination
POST-TERMINATION BENEFITS
Ms. O'Connell, Mr. Barbeito, Mr. Breitbard, and Mr. Blakeslee are each participants in the Company's Senior Executive Severance Plan (the “Severance Plan"), which provides eligibility for post-termination benefits in the case of involuntary termination without cause. Mr. Dickson does not participate in the Severance Plan. Pursuant to his offer letter, Mr. Dickson is separately eligible for post-termination payments in the case of involuntary termination without cause or resignation for good reason.
For each eligible named executive officer other than Mr. Dickson, the Severance Plan provides that, if the executive is involuntarily terminated without cause (as specified in the Severance Plan) on or prior to June 30, 2029, except during the eighteen-month period following a change in control (as specified in the 2016 Long-Term Incentive Plan), the executive is eligible to receive (in exchange for a release of claims) the following:
•Continuation of the executive’s then-current salary for eighteen months.
•A prorated bonus for the fiscal year in which termination occurs if the executive worked at least 3 months of the fiscal year, which will be earned based on actual financial results and assuming a 100% standard for any individual component.
•Should the executive elect to continue health coverage through COBRA, reimbursement for 75% of the COBRA premium for up to eighteen months or until the executive is no longer eligible to receive such payments.
•Six months of outplacement assistance in the form and from the provider selected by the Company.
•For up to eighteen months, reimbursement for his or her costs to maintain the financial counseling program the Company provides to senior executives.
•Accelerated vesting of RSUs and PRSUs that remain subject only to time vesting conditions that are scheduled to vest prior to April 1 following the fiscal year of termination.
The Severance Plan further provides that if an eligible named executive officer is involuntarily terminated without cause on or prior to June 30, 2029, within eighteen months after a change in control, the executive is eligible to receive (in exchange for a release of claims) the following:
•Two times the sum of his or her then-current annual salary and annual target bonus, paid in a single lump sum.
•A prorated bonus for the fiscal year in which termination occurs if the executive worked at least 3 months of the fiscal year, which will be earned based on actual financial results and assuming a 100% standard for any individual component.
•Should the executive elect to continue health coverage through COBRA, reimbursement for 75% of the COBRA premium for up to eighteen months or until the executive is no longer eligible to receive such payments.
•Six months of outplacement assistance in the form and from the provider selected by the Company.
•For up to eighteen months, reimbursement for his or her costs to maintain the financial counseling program the Company provides to senior executives.
•Accelerated vesting of outstanding RSUs and PRSUs, assuming target achievement of any performance-based vesting criteria to the extent performance is not completed.
For Mr. Dickson, his offer letter provides that, if he is involuntarily terminated without cause (as specified in his offer letter), or if he resigns for good reason (as specified in his offer letter), except during the eighteen-month period following a change in control (as specified in the 2016 Long-Term Incentive Plan), he is eligible to receive (in exchange for a release of claims) the following:
•Continuation of his then-current salary for eighteen months.
•An amount equal to one times his then-current annual target bonus, paid in substantially equal installments over eighteen months.
•Should he elect to continue health coverage through COBRA, reimbursement for 75% of the COBRA premium for up to eighteen months or until he is no longer eligible to receive such payments.
•For up to eighteen months, reimbursement for his costs to maintain the financial counseling program the Company provides to senior executives.
•Accelerated vesting of RSUs and PRSUs that remain subject only to time vesting conditions that are scheduled to vest prior to April 1 following the fiscal year of termination.
Mr. Dickson's offer letter further provides that if he is involuntarily terminated without cause, or if he resigns for good reason, within eighteen months after a change in control, he is eligible to receive (in exchange for a release of claims) the following:
•Two times the sum of his then-current annual salary and annual target bonus, paid in a single lump sum.

2025 Proxy Statement

2024 Potential Payments Upon Termination	62
•A prorated bonus for the fiscal year in which termination occurs if he worked at least 3 months of the fiscal year, which will be earned based on actual financial results and assuming a 100% standard for any non-financial, individual, or discretionary component.
•Should he elect to continue health coverage through COBRA, reimbursement for 75% of the COBRA premium for up to eighteen months or until he is no longer eligible to receive such payments.
•For up to eighteen months, reimbursement for his costs to maintain the financial counseling program the Company provides to senior executives.
•Accelerated vesting of RSUs and PRSUs, assuming target achievement of any performance-based vesting criteria to the extent performance is not completed.
Certain named executive officers are also eligible to receive accelerated vesting of certain equity awards pursuant to their award agreements following an involuntary termination without cause or, in the case of Mr. Dickson, a resignation for good reason, outside of the eighteen-month period following a change in control (as specified in the 2016 Long-Term Incentive Plan) as follows:
•Pursuant to award agreements for make-whole RSUs and PRSUs granted to Mr. Dickson in connection with his joining the Company, Mr. Dickson is eligible to receive (in exchange for a release of claims) accelerated vesting of those make-whole RSUs and PRSUs (in the case of the PRSUs, based on actual achievement as certified) in the event he is involuntarily terminated without cause (as specified in his offer letter) or he resigns for good reason (as specified in his offer letter).
•Pursuant to award agreements for make-whole RSUs and PRSUs granted to Mr. Blakeslee in connection with his joining the Company, Mr. Blakeslee is eligible to receive (in exchange for a release of claims) accelerated vesting of those make-whole RSUs and PRSUs (in the case of the PRSUs, based on actual achievement as certified) in the event he is involuntarily terminated without cause (as specified in his offer letter).
The following table shows the amounts that Mr. Dickson, Ms. O'Connell, Mr. Barbeito, Mr. Breitbard, and Mr. Blakeslee would have been eligible to receive under the arrangements described above assuming that they had been terminated without cause or, in the case of Mr. Dickson, resigned for good reason, on February 1, 2025, the last day of our 2024 fiscal year, in each case, not during the eighteen month period following a change in control.

	Potential Post-Termination Payment Eligibility - Non Change in Control ($)
Description	Mr. Dickson	Ms. O'Connell	Mr. Barbeito	Mr. Breitbard	Mr. Blakeslee
Cash Payments Related to Salary (1)	2,100,000	1,350,000	1,650,000	1,650,000	1,425,000
Cash Payments Related to Bonus (2)	2,590,000	2,430,000	2,927,720	2,970,000	1,900,000
Health Benefits	23,834	23,981	23,969	23,969	23,969
Outplacement Assistance (3)	—	2,720	2,720	2,720	2,720
Financial Counseling (4)	22,865	22,865	22,865	22,865	—
Stock Award Vesting Acceleration (5)	10,386,133	4,019,594	2,854,221	2,741,693	6,554,694
Total	15,122,832	7,849,160	7,481,495	7,411,247	9,906,383
(1)Payments represent salary continuation for 18 months. The amounts do not include the deferred compensation these executives would also be entitled to receive upon termination, as described above in “2024 Nonqualified Deferred Compensation.”
(2)Except for Mr. Dickson, payments represent the fiscal 2024 bonus that would have been earned by each executive for an Achieved rating, which represents 100% attainment of the individual component. For Mr. Dickson, payment represents one times his annual target bonus.
(3)No amount is shown for Mr. Dickson because he is not entitled to outplacement assistance under his offer letter.
(4)No amount is shown for Mr. Blakeslee because he did not use the financial counseling program provided by the Company on February 1, 2025.
(5)Reflects the value of unvested stock awards that would have become vested pursuant to the arrangements described above assuming an involuntary termination without cause (or in the case of Mr. Dickson, a resignation for good reason) in each case, not during the eighteen month period following a change in control, on February 1, 2025, based on the last closing price of our common stock as of January 31, 2025, the last trading day of fiscal 2024, which was $ 24.07.
The following table shows the amounts that Mr. Dickson, Ms. O'Connell, Mr. Barbeito, Mr. Breitbard, and Mr. Blakeslee would have been eligible to receive under the arrangements described above assuming that they had been terminated

2025 Proxy Statement

2024 Potential Payments Upon Termination	63
without cause or, in the case of Mr. Dickson, resigned for good reason, on February 1, 2025, the last day of our 2024 fiscal year, in each case, within eighteen months after a change in control.

	Potential Post-Termination Payment Eligibility - Change in Control ($)
Description	Mr. Dickson	Ms. O'Connell	Mr. Barbeito	Mr. Breitbard	Mr. Blakeslee
Lump Sum Cash Payments (1)	7,980,000	4,500,000	5,500,000	5,500,000	4,750,000
Cash Payments Related to Bonus (2)	4,662,000	2,430,000	2,927,720	2,970,000	1,900,000
Health Benefits	23,834	23,981	23,969	23,969	23,969
Outplacement Assistance (3)	—	2,720	2,720	2,720	2,720
Financial Counseling (4)	22,865	22,865	22,865	22,865	—
Stock Award Vesting Acceleration (5)	36,623,516	11,558,390	13,497,397	10,280,490	18,796,624
Total	49,312,215	18,537,956	21,974,671	18,800,044	25,473,313
(1)Payments represent two times the sum of each named executive officer's annual salary and annual target bonus. The amounts do not include the deferred compensation these executives would also be entitled to receive upon termination, as described above in “2024 Nonqualified Deferred Compensation.”
(2)Payments represent the fiscal 2024 bonus that would have been earned by each executive for an Achieved rating, which represents 100% attainment of the individual component.
(3)No amount is shown for Mr. Dickson because he is not entitled to outplacement assistance under his offer letter.
(4)No amount is shown for Mr. Blakeslee because he did not use the financial counseling program provided by the Company on February 1, 2025.
(5)Reflects the value of unvested stock awards that would have become vested pursuant to the arrangements described above assuming an involuntary termination without cause (or, in the case of Mr. Dickson, resignation for good reason) in each case, within eighteen months after a change in control, on February 1, 2025, based on the last closing price of our common stock as of January 31, 2025, the last trading day of fiscal 2024, which was $24.07.
ACCELERATION OF EQUITY UPON CHANGE IN CONTROL
Under the 2016 Long-Term Incentive Plan, in the event of a change in control, an acquiror may assume or substitute outstanding awards with substantially equivalent awards of the acquiror's stock (with or without performance conditions in the case of performance-based awards). Except as set forth in an award agreement, outstanding awards which are neither assumed nor substituted by the acquiror in the change in control become fully vested immediately prior to the change in control (with any performance-based awards vesting at target achievement). The table below shows the value of the named executive officers' unvested options and unvested stock awards that would have become vested in the event of a change in control on February 1, 2025, the last day of our 2024 fiscal year, in the event that awards were not assumed or substituted as described above.

	Potential Change in Control Equity Acceleration Eligibility ($)
Description	Mr. Dickson	Ms. O'Connell	Mr. Barbeito	Mr. Breitbard	Mr. Blakeslee
Stock Option Vesting Acceleration (1)	—	694,742	—	2,050,414	—
Stock Award Vesting Acceleration (2)	36,623,516	15,034,796	18,906,383	13,756,896	18,796,624
Total	36,623,516	15,729,538	18,906,383	15,807,310	18,796,624
(1)Reflects the value of all unvested stock options that would have vested assuming a change in control on February 1, 2025 in which awards were not assumed or substituted as described above, based on the difference between the option exercise price and $24.07 per share, the last closing price of our common stock as of January 31, 2025, the last trading day of fiscal 2024.
(2)Reflects the value of all unvested stock awards that would have become vested assuming a change in control on February 1, 2025 in which awards were not assumed or substituted as described above, based on the last closing price of our common stock as of January 31, 2025, the last trading day of fiscal 2024, which was $24.07. Includes the target number of shares that could be earned under PRSU 3 (fiscal 2022-2024 cycle), PRSU 4 (fiscal 2023-2025 cycle), and PRSU 5 (fiscal 2024-2026 cycle). No actual shares were earned under PRSU 3.
DEATH, DISABILITY, OR RETIREMENT
Each of our named executive officers is generally entitled to the following additional death, disability, or retirement benefits:
•Life insurance, provided to employees at the Director level and above, which provides coverage of three times base salary up to a maximum of $2 million.
•Long-term disability insurance, available to all benefits-eligible employees, which provides income replacement of 55% of base salary up to a maximum of $25,000 per month.
•Upon Retirement, our standard forms of stock option and stock award agreements provide for accelerated vesting of any unvested shares under awards that have been outstanding for at least one year and, for PRSUs, for which

2025 Proxy Statement

2024 Potential Payments Upon Termination	64
the performance period has been completed. For these purposes, “Retirement” means an employee’s termination of service for any reason (other than due to an employee’s misconduct as determined by the Company in its sole discretion) after the employee has attained age 60 and completed at least five years of continuous service as an employee of the Company or an affiliate. No named executive officer was eligible for retirement-based accelerated vesting as of February 1, 2025, the last day of our 2024 fiscal year. The make-whole RSUs and PRSUs granted to Mr. Dickson and Mr. Blakeslee do not provide for retirement-based accelerated vesting.
•Upon death or termination on account of disability, our standard forms of stock option and stock award agreements provide for accelerated vesting of any unvested shares under awards that have been outstanding for at least one year and, for PRSUs, for which the performance period has been completed. The make whole RSUs and PRSUs granted to Mr. Dickson and Mr. Blakeslee are subject to accelerated vesting in the event of their death or termination on account of disability (in the case of the PRSUs, only if actual achievement has been certified).
The table below shows the value of all unvested stock options and unvested stock awards that would have become vested in the event of the named executive officer’s death or termination on account of disability on February 1, 2025, the last day of our 2024 fiscal year.

	Potential Death or Disability Equity Acceleration Eligibility ($)
Description	Mr. Dickson	Ms. O'Connell	Mr. Barbeito	Mr. Breitbard	Mr. Blakeslee
Stock Option Vesting Acceleration (1)	—	694,742	—	2,050,414	—
Stock Award Vesting Acceleration (2)	13,526,161	3,789,725	2,321,046	2,511,825	6,710,162
Total	13,526,161	4,484,467	2,321,046	4,562,239	6,710,162
(1)Reflects the value of all unvested stock options that would have become vested assuming the named executive officer had died or terminated on account of disability on February 1, 2025, based on the difference between the option exercise price and the last closing price of our common stock on January 31, 2025, the last trading day of fiscal 2024 ($24.07).
(2)Reflects the value of all unvested stock awards that would have become vested assuming the named executive officer had died or terminated on account of disability on February 1, 2025, based on the last closing price of our common stock on January 31, 2025, the last trading day of fiscal 2024 ($24.07).

2025 Proxy Statement

2024 Compensation Actually Paid	65
2024 Compensation Actually Paid
The following table includes the information required by Item 402(v) of Regulation S-K, including the “Compensation Actually Paid” to our Chief Executive Officer and the average “Compensation Actually Paid” to our other named executive officers for the years presented. “Compensation Actually Paid” is calculated using the methodology required by Item 402(v) of Regulation S-K by making certain adjustments to the “Summary Compensation Table Total” reported for our Chief Executive Officer and other named executive officers for the years presented, which are detailed in the footnotes to this table. For further information about the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with its performance, see “Compensation Discussion and Analysis.” In this section, we refer to operating income as "EBIT" and to operating expenses as "SG&A."

											Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO	Summary Compensation Table Total for PEO(2)	Compensation Actually Paid to PEO	Summary Compensation Table Total for PEO(3)	Compensation Actually Paid to PEO	Summary Compensation Table Total for PEO(4)	Compensation Actually Paid to PEO(5)	Average Summary Compensation Table Total for non-PEO named executive officers(6)	Average Compensation Actually Paid to non-PEO named executive officers(7)	Total Shareholder Return(8)	Peer Group Total Shareholder Return(9)	Net Income (Loss) ($ in millions)(10)	Gap Inc. EBIT ($ in millions)(11)
2024	—	—	—	—	—	—	$19,426,846	$45,433,358	$9,095,358	$20,468,965	$162.33	$184.45	$844	$1,112
2023	—	—	—	—	$8,045,310	$10,292,385	$14,365,008	$29,933,875	$7,854,103	$12,378,266	$130.10	$144.65	$502	$560
2022	—	—	$11,232,972	($46,162,022)	$8,544,703	$10,384,998	—	—	$4,948,961	($3,966,265)	$82.15	$129.27	($202)	($69)
2021	—	—	$18,260,915	$25,854,898	—	—	—	—	$7,402,383	$8,376,262	$104.44	$118.34	$256	$810
2020	$277,784	$288,911	$21,905,521	$43,026,557	—	—	—	—	$6,563,095	$11,370,149	$116.31	$106.91	($665)	($862)
(1)    Robert Fisher served as Interim CEO from November 2019 to March 2020.
(2)    Sonia Syngal served as CEO from March 2020 to July 2022.
(3)    Bob L. Martin served as Interim CEO from July 2022 to August 2023.
(4)    Richard Dickson has served as CEO since August 2023.
(5)    The following tables illustrate the adjustments to Mr. Dickson's fiscal 2024 Summary Compensation Table totals in accordance with the SEC’s methodology for calculating Compensation Actually Paid. No adjustments were made for pension benefits as none of our named executive officers participated in a defined benefit or actuarial pension plan for the years presented. The value of any dividends or other earnings paid on any equity awards is reflected in the fair value and total compensation. We do not pay dividends on unearned or unvested equity awards.

2025 Proxy Statement

2024 Compensation Actually Paid	66

Richard Dickson
2024
Summary Compensation Table Total	$19,426,846
- Change in Pension Value and Above Market Non-Qualified Deferred Compensation	—
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($12,281,658)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$12,041,040
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$24,548,673
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$1,698,457
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—
Compensation Actually Paid	$45,433,358
(6)    The following table identifies our named executive officers other than the individuals who served as our CEO for the years presented.

Non-CEO Named Executive Officers
2020	2021	2022	2023	2024
Katrina O’Connell Executive Vice President and Chief Financial Officer, Gap Inc.	Katrina O’Connell Executive Vice President and Chief Financial Officer, Gap Inc.	Katrina O’Connell Executive Vice President and Chief Financial Officer, Gap Inc.	Katrina O’Connell Executive Vice President and Chief Financial Officer, Gap Inc.	Katrina O’Connell Executive Vice President and Chief Financial Officer, Gap Inc.
Mark Breitbard President and Chief Executive Officer, Gap Brand	Mark Breitbard President and Chief Executive Officer, Gap Brand	Horacio Barbeito President and Chief Executive Officer, Old Navy	Horacio Barbeito President and Chief Executive Officer, Old Navy	Horacio Barbeito President and Chief Executive Officer, Old Navy
Nancy Green President and Chief Executive Officer, Old Navy	Nancy Green President and Chief Executive Officer, Old Navy	Mark Breitbard President and Chief Executive Officer, Gap Brand	Chris Blakeslee President and Chief Executive Officer, Athleta	Mark Breitbard President and Chief Executive Officer, Gap Brand
Julie Gruber Executive Vice President, Chief Legal, Compliance and Sustainability Officer, Gap Inc.	Mary Beth Laughton President and Chief Executive Officer, Athleta	Sandra Stangl President and Chief Executive Officer, Banana Republic	Mark Breitbard President and Chief Executive Officer, Gap Brand	Chris Blakeslee President and Chief Executive Officer, Athleta
(7)    The following table illustrates the adjustments to the fiscal 2024 average Summary Compensation Table total for our named executive officers other than the individuals who served as our CEO in accordance with the SEC’s methodology for calculating Compensation Actually Paid. No adjustments were made for pension benefits as none of our named executive officers participated in a defined benefit or actuarial pension plan for the years presented. The value of any dividends or other earnings paid on any equity awards is reflected in the fair value and total compensation. We do not pay dividends on unearned or unvested equity awards.

2025 Proxy Statement

2024 Compensation Actually Paid	67

Non-CEO Named Executive Officers
2024
Summary Compensation Table Total	$9,095,358
- Change in Pension Value and Above Market Non-Qualified Deferred Compensation	—
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($4,816,823)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$4,725,698
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$10,668,732
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$796,001
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—
Compensation Actually Paid	$20,468,965
(8)    Represents the TSR for our common stock assuming an investment of $100 on February 1, 2020 through February 1, 2025. Assumes reinvestment of any dividends paid.
(9)    Represents the TSR for the Dow Jones U.S. Apparel Retailers Index assuming an investment of $100 on February 1, 2020 through February 1, 2025. Assumes reinvestment of any dividends paid.
(10)    Represents our net income (loss) as reported in our Annual Reports on Form 10-K for the years presented.
(11)    Represents our EBIT for the years presented.
The items listed below represent the four most important performance measures we used to determine Compensation Actually Paid for fiscal 2024 as further described in “Compensation Discussion and Analysis–Elements of Compensation–Long-Term Incentives” and “Compensation Discussion and Analysis–Elements of Compensation–Annual Cash Incentive Bonus.”

Most Important Performance Measures in Fiscal 2024
Gap Inc. Earnings Before Income and Taxes (EBIT)
Relative Total Shareholder Return (S&P Retail Select Index)
Individualized Weighted Brand Average EBIT
Gap Inc. SG&A % of Net Sales

2025 Proxy Statement

2024 Compensation Actually Paid	68
The following chart illustrates a comparison of our five-year cumulative TSR versus the five-year cumulative TSR of our peer index for the years presented.

Total Shareholder Return: Gap Inc. vs. Dow Jones U.S. Apparel Retailers Index
Total Shareholder Return (TSR)
Value of Initial Fixed $100 Investment ($)
200
180
160
140
120
100
80
60
40
20
0
2/1/20
1/30/21
1/29/22
1/28/23
2/3/24
2/1/25
Gap Inc. 5-Year TSR
Dow Jones U.S. Apparel Retailers Index 5-Year TSR

2025 Proxy Statement

2024 Compensation Actually Paid	69
The following chart illustrates a comparison of the Compensation Actually Paid amounts for the individuals who served as our CEO and other named executive officers versus our TSR for the years presented.

Compensation Actually Paid vs. Gap Inc. Total Shareholder Return
50,000
40,000
30,000
20,000
10,000
0
-10,000
-20,000
-30,000
-40,000
-50,000
Compensation Actually Paid (CAP) ($ in thousands)
200
180
160
140
120
100
80
60
40
20
0
Total Shareholder Return (TSR) Value of Initial Fixed $100 Investment ($)
2020
2021
2022
2023
2024
CAP (Fisher)
CAP (Syngal)
CAP (Martin)
CAP (Dickson)
CAP (Average NEO)
Gap Inc. 5-Year TSR

2025 Proxy Statement

2024 Compensation Actually Paid	70
The following chart illustrates a comparison of the Compensation Actually Paid amounts for the individuals who served as our CEO and other named executive officers versus our net income (loss) for the years presented.

Compensation Actually Paid vs. Gap Inc. Net Income (Loss)
Compensation Actually Paid (CAP) ($ in thousands)
Net Income (Loss) ($ in millions)
50,000
40,000
30,000
20,000
10,000
0
-10,000
-20,000
-30,000
-40,000
-50,000
1,000
800
600
400
200
0
-200
-400
-600
-800
-1,000
2020
2021
2022
2023
2024
CAP (Fisher)
CAP (Syngal)
CAP (Martin)
CAP (Dickson)
CAP (Average NEO)
Gap Inc. Net Income (Loss)

2025 Proxy Statement

2024 Compensation Actually Paid	71
The following chart illustrates a comparison of the Compensation Actually Paid amounts for the individuals who served as our CEO and other named executive officers versus our EBIT for the years presented. We believe that EBIT is the most important measure that we use to determine executive compensation because our executives’ PRSUs, which generally comprise the largest single element of their compensation, are largely determined based on achievement of a three-year cumulative EBIT goal. For more information on our executives’ long-term incentives, see “Compensation Discussion and Analysis–Long-Term Incentives.”

Compensation Actually Paid vs. Gap Inc. EBIT
50,000
40,000
30,000
20,000
10,000
0
-10,000
-20,000
-30,000
-40,000
-50,000
Compensation Actually Paid (CAP) ($ in thousands)
1,200
1,000
800
600
400
200
0
-200
-400
-600
-800
-1,000
-1,200
EBIT ($ in millions)
2020
2021
2022
2023
2024
CAP (Fisher)
CAP (Syngal)
CAP (Martin)
CAP (Dickson)
CAP (Average NEO)
Gap Inc. EBIT

2025 Proxy Statement

Equity Compensation Plan Information	72

Equity Compensation Plan Information
The following table provides information as of February 1, 2025 about shares of our common stock which may be issued upon the exercise of options, warrants and rights granted to employees, consultants, or members of our Board under all of our equity compensation plans, including the 2016 Long-Term Incentive Plan and the Employee Stock Purchase Plan.

	Equity Plan Summary
	Column (A)	Column (B)	Column (C)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#)	Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#) (Excluding Securities Reflected in Column (A))
Equity Compensation Plans Approved by Security Holders (1)	30,409,843 (2)	24.21	62,270,328 (3)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	30,409,843	24.21	62,270,328
(1)These plans consist of our 2016 Long-Term Incentive Plan (the “2016 Plan”) and Employee Stock Purchase Plan (the “ESPP”).
(2)This number excludes 299,956 shares that were issued at the end of the most recent ESPP purchase period, which began on December 1, 2024 and ended on February 28, 2025, after the end of our 2024 fiscal year. This number includes the number of shares that could be earned under the Company's PRSU Program (described in “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives—PRSU Program”) if the maximum performance conditions were achieved over the applicable performance periods, with respect to PRSU 4 and PRSU 5.
(3)This number includes 9,700,716 shares that were available for future issuance under the ESPP at the end of our 2024 fiscal year, including the 299,956 shares described in Footnote 2 above. The number shown also reflects the deduction of two shares from the Company's share reserve for every one stock award granted on or after May 17, 2011 through May 8, 2023, pursuant to the terms of the 2016 Plan, as previously amended.

2025 Proxy Statement

Beneficial Ownership of Shares	73

Beneficial Ownership of Shares
Beneficial Ownership Table
The following table sets forth certain information as of March 21, 2025 to indicate beneficial ownership of our common stock by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each director and director nominee, and each executive officer named in the “2024 Summary Compensation Table” of this Proxy Statement, and (iii) all of our current directors and executive officers as a group. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, the address for each listed beneficial owner is: c/o Gap Inc., Two Folsom Street, San Francisco, California 94105.

	Shares Beneficially Owned
Name of Beneficial Owner	Common Stock	Options Exercisable and Awards Vesting Within 60 Days (1)	Total	% of Class (2)
Directors, Director Nominees and Named Executive Officers
Brady Brewer	—	—	—	*
Horacio Barbeito	308	—	308	*
Chris Blakeslee	89,019	—	89,019	*
Mark Breitbard	123,985	964,990	1,088,975	*
Salaam Coleman Smith	7,979	49,199	57,178	*
Richard Dickson	181,873	28,428	210,301	*
Elisabeth B. Donohue	7,539	41,035	48,574	*
Robert J. Fisher (3)	57,217,545	49,199	57,266,744	15.21%
William S. Fisher (4)	61,600,238	49,199	61,649,437	16.37%
Tracy Gardner	51,901	49,199	101,100	*
Kathryn Hall (5)	3,389,284	49,199	3,438,483	*
Amy Miles	33,638	55,068	88,706	*
Katrina O'Connell (6)	670	105,543	106,213	*
Chris O'Neill	11,326	77,627	88,953	*
Mayo A. Shattuck III	156,136	49,199	205,335	*
Tariq Shaukat	—	26,629	26,629	*
All current directors and executive officers, as a group (19 persons) (7)	112,928,771	2,159,969	115,088,740	30.56%
Certain Other Beneficial Holders
John J. Fisher (8)	56,094,347	—	56,094,347	14.89%
Dodge & Cox (9)	28,873,346	—	28,873,346	7.67%
The Vanguard Group (10)	25,386,921	—	25,386,921	6.74%
BlackRock, Inc. (11)	18,779,836	—	18,779,836	4.99%
(1)Reflects stock options exercisable and stock units vesting within 60 days after March 21, 2025. Also includes the outstanding stock units earned by our non-employee directors, which are subject to a three-year deferral period, and which will be settled in shares immediately upon ceasing to be a director of the Company, as described in “Proposal No. 1—Election of Directors—Compensation of Directors.”
(2)“*” indicates ownership of less than 1% of the outstanding shares of our common stock.
(3)Includes (a) 49,199 shares to be issued upon settlement of stock units (and related dividend equivalent rights) which are subject to a three-year deferral period but would be issued immediately upon his resignation or retirement over which he has sole dispositive and voting power, (b) 21,329,385 shares beneficially owned as trustee of trusts with sole dispositive and voting power, (c) 1,776,860 shares owned as community property with his spouse with shared dispositive and voting power, (d) 11,906,300 shares beneficially owned as a co-trustee of trusts for which he shares dispositive and voting power (including shares held by the trusts through a limited liability

2025 Proxy Statement

Beneficial Ownership of Shares	74
company), (e) 190,000 shares beneficially owned as a co-trustee of trusts organized exclusively for charitable purposes for which Robert J. Fisher shares dispositive and voting power and (f) 22,015,000 shares beneficially owned through Delaware limited partnerships for which Robert J. Fisher has sole dispositive and voting power. In addition to the shares identified in the table above, Robert J. Fisher’s spouse separately owns 132,257 shares over which Mr. Fisher has no dispositive or voting control. Robert J. Fisher’s address is 1300 Evans Avenue, No. 880154, San Francisco, California 94188.
(4)Includes (a) 49,199 shares to be issued upon settlement of stock units (and related dividend equivalent rights) which are subject to a three-year deferral period but would be issued immediately upon his resignation or retirement over which he has sole dispositive and voting power, (b) 19,630,768 shares beneficially owned as trustee of trusts with sole dispositive and voting power, (c) 55,850 shares owned as community property with his spouse with shared dispositive and voting power, (d) 10,011,478 shares beneficially owned as a co-trustee of trusts for which he shares dispositive and voting power, (e) 7,697,788 shares for which William S. Fisher has proxies granting him sole voting power, (f) 2,189,354 shares beneficially owned as a co-trustee of trusts organized exclusively for charitable purposes for which William S. Fisher shares dispositive and voting power and (g) 22,015,000 shares beneficially owned through Delaware limited partnerships for which William S. Fisher has sole dispositive and voting power. In addition to the shares identified in the table above, William S. Fisher’s spouse separately owns 150,061 shares over which Mr. Fisher has no dispositive or voting control. William S. Fisher’s address is 1300 Evans Avenue, No. 880154, San Francisco, California 94188.
(5)Includes (a) 49,199 shares to be issued upon settlement of stock units (and related dividend equivalent rights) which are subject to a three-year deferral period but would be issued immediately upon her resignation or retirement over which she has sole dispositive and voting power and (b) 3,389,284 shares held directly by KBRWJ Investors LP (“KBRWJ”). Ms. Hall is the sole managing member of KHALL LLC, which is the general partner of KBRWJ, and through KHALL LLC has sole voting and dispositive power over the shares held by KBRWJ in a fiduciary capacity. Ms. Hall disclaims beneficial ownership of the shares held directly by KBRWJ, except to the extent of her indirect pecuniary interest therein.
(6)Includes (a) 105,543 stock options exercisable within 60 days after March 21, 2025, and (b) 670 shares held in a family trust of which Ms. O'Connell and members of her immediate family are among the beneficiaries. Ms. O'Connell disclaims beneficial ownership over the shares held by the trust except to the extent of her pecuniary interest therein.
(7)Reflects the information above for our current directors and executive officers; provided, however, that shares reflected more than once in the table above with respect to Robert J. Fisher and William S. Fisher are only reflected once in this line. See the note regarding various Fisher family holdings immediately following this table.
(8)Includes (a) 13,066,452 shares beneficially owned as trustee of trusts with sole dispositive and voting power, (b) 31,518 shares owned as community property with his spouse with shared dispositive and voting power, (c) 11,906,300 shares beneficially owned as a co-trustee of trusts for which he shares dispositive and voting power (including shares held by the trusts through a limited liability company), (d) 7,697,788 shares beneficially owned as trustee of trusts for which he has sole dispositive power and another proxyholder has sole voting power, (e) 1,372,289 shares beneficially owned as a co-trustee of trusts organized exclusively for charitable purposes for which John J. Fisher shares dispositive and voting power and (f) 22,020,000 shares beneficially owned through Delaware limited partnerships for which John J. Fisher has sole dispositive and voting power. In addition to the shares identified in the table above, John J. Fisher’s spouse separately owns 50,852 shares over which Mr. Fisher has no dispositive or voting control. John J. Fisher’s address is 1300 Evans Avenue, No. 880154, San Francisco, California 94188.
(9)The Schedule 13G filed with the SEC by Dodge & Cox on November 13, 2024 indicates that, as of September 30, 2024, Dodge & Cox has sole power to direct the voting of 27,685,981 shares and sole power to direct the disposition of 28,873,346 shares. The address of Dodge & Cox is 555 California Street, 40th Floor, San Francisco, CA 94104.
(10)The Schedule 13G filed with the SEC by The Vanguard Group on November 12, 2024 indicates that, as of September 30, 2024, The Vanguard Group has sole power to direct the disposition of 25,028,556 shares, and shared power to direct the voting of 112,590 shares and shared power to direct the disposition of 358,365 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(11)The Schedule 13G filed with the SEC by BlackRock on January 31, 2024 indicates that, as of December 31, 2023, BlackRock has sole power to direct the voting of 18,103,593 shares and sole power to direct the disposition of 18,779,836 shares. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.

2025 Proxy Statement

Beneficial Ownership of Shares	75
Note Regarding Various Fisher Family Holdings
SEC rules require reporting of beneficial ownership of certain shares by multiple parties where voting and/or dispositive power over those shares is shared by those multiple parties. As a result, the following shares are listed multiple times in the table above.
The shares described in footnotes (3), (4) and (8) above for which voting and dispositive power is shared by Messrs. Robert J. Fisher, William S. Fisher and/or John J. Fisher actually represent an aggregate of 12,096,300 shares, rather than 34,394,078 shares, as a result of that shared voting and dispositive power.
In addition, the shares described in footnotes (3), (4) and (8) above for which sole dispositive power is held by one person and, pursuant to irrevocable proxies, sole voting power is held by a different person actually represent an aggregate of 7,697,788 shares, rather than 15,395,576 shares.
For purposes of the above table, removing the shares counted multiple times (described above) results in an aggregate total beneficial ownership of 38.51% of the outstanding shares by Messrs. Robert J. Fisher, William S. Fisher, John J. Fisher and charitable entities for which one or more Fishers is a trustee. Messrs. Robert J. Fisher, William S. Fisher, and John J. Fisher each disclaim beneficial ownership over shares owned by other members of the Fisher family, except as specifically disclosed in the footnotes above.
Delinquent Section 16(a) Reports
Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during fiscal 2024 all Section 16(a) filing requirements were satisfied on a timely basis or previously disclosed.

2025 Proxy Statement

Other Information	76

Other Information
Questions and Answers About the Annual Meeting and Voting

Who are the proxyholders and how were they selected?

The proxyholders are Richard Dickson, Julie Gruber and Katrina O'Connell, who were selected by our Board and are officers of the Company. The proxyholders will vote all proxies, or record an abstention, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted as recommended by our Board.
How much did this proxy solicitation cost and who pays for it?

The Company will pay all expenses in connection with the solicitation of the proxies relating to this Proxy Statement, including the charges of brokerage houses and other custodians, nominees, or fiduciaries for forwarding documents to security owners. In addition to solicitation by mail, certain of our officers, directors and employees (who will receive no extra compensation for their services) may solicit proxies by email, by telephone, by fax or in person. We have also retained the services of D.F. King & Co. to solicit the proxies of certain shareholders for the Annual Meeting and provide other consultation services. The cost of D.F. King’s services is estimated to be $10,500, plus reimbursement of out-of-pocket expenses.
How can I electronically access the proxy materials?

We are using the Internet as our primary means of furnishing our proxy materials to most of our shareholders. Rather than sending those shareholders a paper copy of our proxy materials, we are sending a Notice of Internet Availability of Proxy Materials. That Notice contains instructions for accessing the materials and voting via the Internet. The Notice also contains information on how to request a paper copy of the proxy materials by mail. We believe this method of distribution makes the proxy distribution process more efficient, less costly, and limits our impact on the environment. This Proxy Statement and our 2024 Annual Report to Shareholders are available at www.gapinc.com (follow the Investors, Financial Information, Annual Reports link).
Can I receive proxy materials for future annual meetings by email rather than receiving a paper copy of the Notice?

If you are a Shareholder of Record or a Beneficial Owner, you may elect to receive the Notice or other future proxy materials by email by logging into www.proxyvote.com. If you are a Beneficial Owner, you can also contact your broker directly to opt for email delivery of proxy materials. If you choose to receive proxy materials by email, next year you will receive an email with instructions on how to view those materials and vote before the next annual meeting. Your choice to obtain documents by email will remain in effect until you notify us or your broker otherwise. Delivering future notices by email will help us further reduce the cost and environmental impact of our shareholder meetings.
What is “householding”?

Under SEC rules, a single package of Notices may be sent to any household at which two or more shareholders reside if they appear to be members of the same family, unless contrary instructions have been received. Each shareholder continues to receive a separate Notice within the package. This procedure, referred to as householding, reduces the volume of duplicate materials shareholders receive and reduces mailing expenses. Shareholders may revoke their consent to future householding mailings or enroll in householding by contacting Broadridge toll free at 1-866-540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Shareholders who wish to receive a separate set of proxy materials should contact Broadridge at the same phone number or mailing address.
What is the difference between a shareholder of record and a beneficial owner of shares?

Shareholder of Record
If your shares are registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, you are considered the shareholder of record with respect to those shares.
Beneficial Owner
If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name”. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on

2025 Proxy Statement

Other Information	77
how to vote the shares held in your account. Please note that the organization is not allowed to vote your shares on most matters without your instructions, so it is important for you to provide direction to the organization on how to vote.
What is the date, time and format of the Annual Meeting?

We will hold the Annual Meeting on May 20, 2025 at 1:30 p.m. Eastern Time, via the Internet at www.virtualshareholdermeeting.com/GAP2025. The platform for the virtual annual meeting includes functionality that affords validated shareholders substantially the same meeting participation rights and opportunities they would have at an in-person meeting. Instructions to access and log-in to the virtual annual meeting are provided below, and once admitted, shareholders may view reference materials such as our list of shareholders as of the Record Date, submit questions and vote their shares by following the instructions that will be available on the meeting website.
How do I attend the 2025 Annual Meeting?

In order to access the virtual Annual Meeting, you will be asked to provide your 16-digit control number. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of share ownership, are posted at www.virtualshareholdermeeting.com/GAP2025. If you hold shares beneficially in street name, you may only vote at the virtual annual meeting if you obtain a control number from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.
Will the Annual Meeting be webcast?

Yes. You may attend the Annual Meeting virtually at www.virtualshareholdermeeting.com/GAP2025, where you will be able to vote electronically and submit questions during the Annual Meeting. A webcast replay of the 2025 Annual Meeting will also be archived on www.gapinc.com (follow the Investors, News and Events link). The webcast will be recorded and available for replay on www.gapinc.com for at least 30 days following the Annual Meeting.
How do I submit a question at the Annual Meeting?

You may submit a question during the Annual Meeting via our virtual shareholder meeting website, www.virtualshareholdermeeting.com/GAP2025. If your question complies with the rules of the meeting and is properly submitted during the relevant portion of the meeting agenda, the chair of the meeting intends to respond to your question during the live webcast. Questions on similar topics may be combined and answered together. A webcast replay of the Annual Meeting, including the Q&A session, will also be archived on www.gapinc.com (follow the Investors, News and Events link). The webcast will be recorded and available for replay on www.gapinc.com for at least 30 days following the Annual Meeting.
What if the Company encounters technical difficulties during the Annual Meeting?

If we experience technical difficulties during the Annual Meeting (e.g., a temporary or prolonged power outage), the chair of the meeting will determine whether the Annual Meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the Annual Meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify shareholders of the decision via www.virutalshareholdermeeting.com/GAP2025.
If you encounter technical difficulties accessing our Annual Meeting or asking questions during the Annual Meeting, a support line will be available on the login page of the virtual meeting website.
Who may vote at the Annual Meeting?

You can vote your shares via the Internet at our Annual Meeting if you were a shareholder at the close of business on the Record Date.
Are votes confidential? Who counts the votes?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects the voting privacy of our shareholders. Your vote will not be disclosed to anyone, except:
•As required to tabulate and certify the vote;
•As required by law; and/or
•If you provide written comments on your proxy card (the proxy card and comments would then be forwarded to us for review).

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Other Information	78
We retain an independent tabulator and inspector of election to receive and tabulate the proxies and to certify the voting results.
What happens if I do not give specific voting instructions?

Shareholder of Record
If you are a shareholder of record and you sign, date and return a proxy card but do not specify how to vote, your shares will be voted in accordance with the recommendations of the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the Annual Meeting or any adjournments or postponements thereof.
Beneficial Owner
If you are a beneficial owner and hold your shares through a broker, bank, or other similar organization, and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on a particular matter. Brokers and other nominees have the discretion to vote on routine matters such as Proposal 2 (ratification of the selection of independent accountant), but do not have the discretion to vote on non-routine matters such as Proposal 1 (election of directors) and Proposal 3 (advisory vote on executive compensation). Therefore, your shares will not be voted on non-routine matters without your voting instructions.
What constitutes a “quorum” for the Annual Meeting?

The holders of a majority of the outstanding shares of our common stock must be present to constitute a quorum for the transaction of business at the Annual Meeting. Your shares are counted as present at the Annual Meeting if you properly submit your proxy prior to the Annual Meeting or vote via the Internet while virtually attending the Annual Meeting. The independent inspector(s) of election appointed for the Annual Meeting will determine whether or not a quorum is present and will tabulate votes cast by proxy or via the Internet at the Annual Meeting.
Abstentions are included in the determination of shares present for quorum purposes. Because abstentions represent shares entitled to vote, the effect of an abstention will generally be the same as a vote against Proposals 2 and 3. However, abstentions will have no effect on the election of directors.
How do I vote my shares?

You may direct your vote by Internet, telephone or mail. Your vote must be received by the deadline specified on the proxy card or voting instruction form, as applicable.

	IF YOU ARE A SHAREHOLDER OF RECORD:	IF YOU ARE A BENEFICIAL HOLDER OF SHARES HELD IN "STREET NAME":
By Internet Prior to the 2025 Annual Meeting*	www.proxyvote.com (or scan the QR code on the proxy card or voting instruction form)	www.proxyvote.com (or scan the QR code on the proxy card or voting instruction form)
By Internet During the 2025 Annual Meeting*	www.virtualshareholdermeeting.com/GAP2025	www.virtualshareholdermeeting.com/GAP2025
By Telephone*	1-800-690-6903	Follow the voting instructions you receive from your brokerage firm, bank, broker dealer, or other intermediary
By Mail	Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717	Follow the voting instructions you receive from your brokerage firm, bank, broker dealer, or other intermediary
*While we and Broadridge do not charge any fees for voting by Internet or telephone, there may be related costs from other parties, such as usage charges from Internet access providers and telephone companies, for which you are responsible.

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Other Information	79
What are broker non-votes and how are they counted?

Broker non-votes occur when nominees, such as brokers and banks holding shares on behalf of the beneficial owners, are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions. Brokers and other nominees may vote without instruction only on “routine” proposals. On “non-routine” proposals, nominees cannot vote without instructions from the beneficial owner, resulting in so-called “broker non-votes”. The proposal to ratify Deloitte & Touche LLP as the Company’s independent accountant is the only routine proposal on the agenda for our Annual Meeting. The other two proposals on the agenda are non-routine. If you hold your shares with a broker or other nominee, they will not be voted on non-routine proposals unless you give voting instructions.
So long as the broker has discretion to vote on at least one proposal, broker non-votes are counted in determining a quorum but are not counted for purposes of Proposals 1 and 3 and will therefore have no effect on the outcome of these proposals.
What vote is required to approve each proposal?

Election of Directors
Election of directors by shareholders will be determined by a majority of the votes cast with respect to each director by proxy or via the Internet at the Annual Meeting. Pursuant to the Company’s Bylaws, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. Votes cast shall include votes “for” and “against” a nominee, and exclude “abstentions” and “broker non-votes” with respect to that nominee’s election. Under our Corporate Governance Guidelines, at any meeting of shareholders where nominees are subject to an uncontested election (the number of nominees is equal to the number of seats), any nominee for director who receives a greater number of votes “against” his or her election than votes “for” such election, shall submit to the Corporate Secretary of the Company a letter offering his or her resignation, subject to the Board’s acceptance. The Governance and Sustainability Committee will consider the offer of resignation and will recommend to the Board the action to be taken. The Board will act promptly with respect to each such letter of resignation and will promptly notify the director concerned of its decision. The Board’s decision will be disclosed publicly.
Proposals 2 and 3
Proposal 2 (ratification of the selection of independent accountant) and Proposal 3 (advisory vote on executive compensation) will be decided by the affirmative vote of a majority of the shares counted as present at the Annual Meeting and entitled to vote on the subject matter. Note that Proposal 2 and Proposal 3 are advisory only and will not be binding on the Company, the Board or any committee of the Board. The results of the votes on these proposals will be taken into consideration by the Company, the Board or the appropriate committee of the Board, as applicable, when making future decisions regarding these matters.
How will any other items be voted upon at the Annual Meeting?

If any other matter not mentioned in this Proxy Statement is properly brought before the meeting, including without limitation (i) matters about which the proponent failed to notify us on or before February 6, 2025 (ii) shareholder proposals omitted from this Proxy Statement pursuant to the proxy rules of the SEC, and (iii) matters incidental to the conduct of the meeting, the proxyholders will vote upon such matters in accordance with their best judgment pursuant to the discretionary authority granted by the proxy. As of the date of the printing of this Proxy Statement, our management is not aware, nor has it been notified, of any other matters that may be presented for consideration at the meeting.
May I change my vote?

You may revoke your proxy at any time before its exercise by writing to our Corporate Secretary at our principal executive offices as follows:
Corporate Secretary
Gap Inc.
Two Folsom Street
San Francisco, California 94105
You may also revoke your proxy by timely delivery of a properly executed, later-dated proxy (including a telephone or Internet vote) or by voting via the Internet while virtually attending the Annual Meeting (virtually attending the Annual Meeting through the Internet does not revoke your proxy unless you vote via the Internet during the Annual Meeting).

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Other Information	80
When are shareholder proposals for the 2026 Annual Meeting due?

If a shareholder would like us to consider including a proposal in our proxy materials for our Annual Meeting in 2026, the Company’s Corporate Secretary must receive it no later than December 5, 2025. Proposals must be addressed to our Corporate Secretary at Gap Inc., Two Folsom Street, San Francisco, California 94105.
When do I need to notify the Company of any proposed business or director nominees for the 2026 Annual Meeting?

Our Amended and Restated Bylaws provide that in order for a shareholder to bring business before our Annual Meeting in 2026 (other than a proposal submitted for inclusion in the Company’s proxy materials), the shareholder must give written notice to our Corporate Secretary by no later than the close of business (San Francisco Time) on February 19, 2026, and no earlier than January 20, 2026 (i.e., not less than 90 days nor more than 120 days prior to the first anniversary of the date of our 2025 Annual Meeting). The notice must contain the information required by our Bylaws, including a brief description of the business desired to be brought before the Annual Meeting, the reasons for conducting such business at the Annual Meeting, the name and address of the shareholder proposing the business, the number of shares of the Company’s stock beneficially owned by the shareholder, any material interest of the shareholder in the business proposed, any interests held by the shareholder in derivative securities of the Company or arrangements with persons holding derivative securities of the Company, and other information required to be provided by the shareholder pursuant to the proxy rules of the SEC.
In order for a shareholder to propose director nominees to be considered for election to the Board at our Annual Meeting in 2026, the notice must also contain the additional information required by our Bylaws, including the identity and background of each nominee, the number of shares of the Company’s stock beneficially owned by each nominee, any arrangements or understandings between the nominee and the shareholder and any other persons pursuant to which the nomination is being made, any other information relating to the nominee that must be disclosed in proxy solicitations or is otherwise required for the election of directors under the proxy rules of the SEC (including such nominee’s written consent to being named in the proxy statement and to serving as a director if elected), and certain information regarding material relationships between the shareholder and the nominee.
If a shareholder fails to submit the notice by February 19, 2026, then the proposed business or nomination would not be considered at our Annual Meeting in 2026 due to the shareholder’s failure to comply with our Bylaws. Additionally, in accordance with Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, as amended, management proxyholders intend to use their discretionary voting authority with respect to any shareholder proposal raised at our Annual Meeting in 2026 as to which the proponent fails to notify us on or before February 19, 2026. Notices must be addressed to our Corporate Secretary at Gap Inc., Two Folsom Street, San Francisco, California 94105.
A copy of the full text of the Bylaw provisions relating to our advance notice procedures may be obtained by writing to our Corporate Secretary at that address or at www.gapinc.com (follow the Investors, Governance link).
In addition, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b).
By Order of the Board of Directors,
Julie Gruber
Corporate Secretary

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Other Information	81
Note About Forward-Looking Statements
In this Proxy Statement, the Company has disclosed information which may be considered forward-looking within the meaning of the U.S. federal securities laws. Forward-looking statements may appear throughout this Proxy Statement, including in the Compensation Discussion and Analysis. In some cases, you can identify these forward-looking statements by the use of terms such as “believe," “will," “expect," “estimate," “intend," “strategy," “future," “opportunity," “plan," “may," “should," “would," and “continue to," or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to statements regarding our current strategic priorities, including maintaining and delivering financial and operational rigor, the reinvigoration of our brands, strengthening our operating platform, and energizing our culture; driving to become a high-performing house of iconic American brands; generating sustainable, profitable growth and delivering long-term value for our shareholders; and the impact of changes to our go-forward long-term incentive program and stock ownership requirements. For information regarding risks and uncertainties associated with our business and a discussion of some of the factors that may cause actual results to differ materially from the results expressed or implied by such forward-looking statements, please refer to our SEC filings, including the “Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations" sections of our Annual Report on Form 10-K for the fiscal year ended February 1, 2025. The Company undertakes no obligation to update information in this Proxy Statement.
Information Referenced In this Proxy Statement
The content of the websites referred to in this Proxy Statement are not incorporated by reference into this Proxy Statement.

2025 Proxy Statement

GAP
INC.

OLD NAVY

GAP

BANANA
REPUBLIC

ATHLETA

GAPINC.COM

GAP INC.

THE GAP, INC.
ATTN: TODD CHAMPEAU
TWO FOLSOM STREET
SAN FRANCISCO, CA 94105

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/GAP2025

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V71775-P24723 — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE GAP, INC.

The Board of Directors recommends you vote "FOR" each listed director nominee.

1. Election of Directors.

Nominees:

		For	Against	Abstain
1a.	Brady Brewer	☐	☐	☐
1b.	Salaam Coleman Smith	☐	☐	☐
1c.	Richard Dickson	☐	☐	☐
1d.	Elisabeth B. Donohue	☐	☐	☐
1e.	Robert J. Fisher	☐	☐	☐
1f.	William S. Fisher	☐	☐	☐
1g.	Kathryn Hall	☐	☐	☐
1h.	Amy Miles	☐	☐	☐
1i.	Chris O'Neill	☐	☐	☐
1j.	Mayo A. Shattuck III	☐	☐	☐
1k.	Tariq Shaukat	☐	☐	☐

The Board of Directors recommends you vote "FOR" Items 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V71776-P24723

THE GAP, INC.
Annual Meeting of Shareholders
May 20, 2025 1:30 p.m. Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Richard Dickson, Julie Gruber and Katrina O'Connell, or any of them, each with full power of substitution, as proxies to vote, in accordance with the instructions, as designated on the reverse side of this proxy, all of the shares of common stock of THE GAP, INC. that the undersigned is/are entitled to vote at the Annual Meeting of Shareholders to be held at 1:30 p.m. Eastern Time on May 20, 2025, virtually at www.virtualshareholdermeeting.com/GAP2025, and any adjournment or postponement thereof. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side